As filed with the Securities and Exchange Commission on November 16, 1998
                                                Registration No. 333-__________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                 ---------------

                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                   FBR ASSET INVESTMENT CORPORATION (MARYLAND)
             (Exact Name of Registrant as Specified in its Governing
                                  Instruments)

            Maryland                                        6798                                      54-1873198
  (State or other jurisdiction                  (Primary Standard Industrial                         (IRS Employer
of incorporation or organization)                Classification Code Number)                    Identification Number)


             Potomac Tower, 1001 Nineteenth Street North
                            Arlington, Virginia 22209
                                 (703) 469-1000
          (Address, Including Zip Code, and Telephone Number, including
             Area Code, of Registrant's Principal Executive Offices)

                                 ---------------

                              Robert S. Smith, Esq.
                   FBR Asset Investment Corporation (Maryland)
                   Potomac Tower, 1001 Nineteenth Street North
                            Arlington, Virginia 22209
                                 (703) 469-1000
                            (703) 312-9756 (Telecopy)
                (Name, Address, Including Zip Code, and Telephone
               Number, Including Area Code, of Agent for Service)

                                 ---------------

                                    COPY TO:
                            Randolph F. Totten, Esq.
                                Hunton & Williams
                          Riverfront Plaza, East Tower
                               951 E. Byrd Street
                          Richmond, Virginia 23219-4074
                                 (804) 788-8200
                            (804) 788-8218 (Telecopy)

                                 ---------------

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement. If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|_______________

                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                                  Proposed Maximum         Proposed Maximum
     Title of Securities Being            Amount Being           Offering Price Per       Aggregate Offering         Amount of
             Registered                    Registered                   Share                  Price (2)         Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share                       9,150,000 shares (1)             $17.00                $155,550,000             $45,888
===================================================================================================================================

         (1) This Registration Statement covers the maximum number of shares of common stock of the Registrant that are expected to be issued in connection with the transactions described herein.
         (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a). There is no public market for the common stock of FBR Asset Investment Corporation, the securities to be canceled in the reorganization. Therefore, the registration fee has been calculated based on the unaudited book value per share of FBR Asset Investment Corporation as of November 6, 1998, the latest practicable date prior to the filing of this Registration Statement.

                                 ---------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                   FBR ASSET INVESTMENT CORPORATION (MARYLAND)

                              CROSS REFERENCE SHEET


Item Number of Form S-4                                               Location in Proxy Statement/Prospectus
-----------------------                                               --------------------------------------
A.    Information About the Transaction
      ---------------------------------
      1.   Forepart of Registration Statement and Outside             Cover page
           Front Cover Page of Prospectus
      2.   Inside Front and Outside Back Cover Pages of               Inside Front Cover
           Prospectus
      3.   Risk Factors, Ratio of Earnings to Fixed Charges           Risks Associated with an Investment in the Company
           and Other Information
      4.   Terms of the Transaction                                   The Merger
      5.   ProForma Financial Information                             N/A
      6.   Material Contacts With the Company Being Acquired          The Merger
      7.   Additional Information Required for Reoffering by          N/A
           Persons and Parties Deemed to be Underwriters
      8.   Interests of Named Experts and Counsel                     N/A
      9.   Disclosure of Commission's Position on                     Part II, Item 22(a)
           Indemnification for Securities Act Liabilities

B.    Information About the Registrant
      --------------------------------
      10.  Information with Respect to S-3 Registrants                N/A
      11.  Incorporation of Certain Information by Reference          N/A
      12.  Information with Respect to S-2 or S-3 Registrants         N/A
      13.  Incorporation of Certain Information by Reference          N/A
      14.  Information with Respect to Registrants Other              The Company's Business; Index to Financial Statements;
           than S-2 or S-3 Registrants                                Selected Financial Data; Management's Discussion &
                                                                      Analysis
C.    Information About the Company being Acquired
      --------------------------------------------
      15. Information with Respect to S-3 Companies                   N/A
      16. Information with Respect to S-2 or S-3 Companies            N/A
      17. Information with Respect to Companies other than            The Company's Business; Index to Financial Statements;
          S-2 or S-3 Companies                                        Selected Financial Data; Management's Discussion &
                                                                      Analysis

D.    Voting and Management Information
      ---------------------------------
      18.  Information if Proxies, Consents or                        Cover page; Questions & Answers about the Meeting
           Authorizations are to be Solicited
      19.  Information if Proxies, Consents or                        N/A
           Authorizations are not to be Solicited,
           or in an Exchange Offer

--------------------
*    Omitted because the Item is inapplicable or the answer thereto is negative.
** Indicates that the registrant has departed from the Item in certain respects by virtue of the "plain English" format of the Proxy Statement/Prospectus.

-------------------------------------------------------------------------------
                                 Proxy Statement
                        FBR Asset Investment Corporation
-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                                   Prospectus
                   FBR Asset Investment Corporation (Maryland)
                        9,150,000 Shares of Common Stock
-------------------------------------------------------------------------------



Special Shareholders Meeting

Merger and Stock Incentive Plan Proposed--
Your Vote is Very Important

FBR Asset's Board of Directors has unanimously approved the merger of the Company into a newly organized corporation, FBR Asset Investment Corporation (Maryland), for the purpose of moving the Company's state of incorporation from Virginia to Maryland. The Board has also approved the adoption of a stock incentive plan, which permits the Board to grant stock options and other stock-based awards to the Company's directors, officers, and employees and to other persons directly responsible for the Company's success. The Board believes that the merger and the stock incentive plan, together with the other changes described in this document, will make the Company's shares more marketable, will strengthen the Company's ability to protect itself from unwanted takeovers, and will generally bring the Company's corporate governance more in line with other REITs.

The reorganization will not effect any change in your ownership percentage in the Company or in the Company's business. The merger will, however, change the structure of the Company's Board and alter the corporate law that governs your rights as a shareholder. The Board of Directors has determined that the merger and the stock incentive plan are in your and the Company's best interests. The Board therefore recommends that you vote to approve the merger and stock incentive plan.

At the special shareholders meeting, we will ask you to approve the Plan of Merger attached to this document as Appendix A and the Stock Incentive Plan attached as Appendix B. The affirmative vote of two-thirds of the Company's outstanding shares is required to approve the Plan of Merger. A majority vote of a quorum of the Company's outstanding shares is required to approve the Stock Incentive Plan.

The date, time, and place of the special meeting are:
                                January ___, 1999
                             10:00 a.m., local time
                                  Potomac Tower
                          1001 Nineteenth Street North
                               Arlington, Virginia

This proxy statement/prospectus provides detailed information about the Plan of Merger and Stock Incentive Plan. We encourage you to read this document, and the other documents to which it refers, in their entirety.

================================================================================
The risks associated with an investment in the Company are discussed on pages 18 to 23.
================================================================================

Any shareholder entitled to vote at the meeting has the right to dissent from the Plan of Merger and to receive payment of the fair value of his shares upon compliance with Article 15 of the Virginia Stock Corporation Act. A summary of
Article 15 and its full text are attached to this document as Appendix C.

No public market currently exists for FBR Asset Maryland's common stock. If, however, you are not an "affiliate" of the Company, the shares of FBR Asset Maryland that you receive in the merger will be freely transferable by you, subject to the restrictions set forth in FBR Asset Maryland's Charter. FBR Asset Maryland has applied for listing of its common stock on the New York Stock Exchange under the symbol "____."

Please take the time to vote by completing and mailing the enclosed proxy card to us. On behalf of the Company's Board of Directors, we urge you to vote "FOR" the merger and "FOR" the stock incentive plan.


------------------------------
Emanuel J. Friedman
Chairman of the Board


------------------------------
Eric F. Billings
Vice Chairman of the Board &
Chief Executive Officer

================================================================================
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
================================================================================

        The date of this proxy statement/prospectus is January __, 1999.
      We expect to mail this document to FBR Asset Virginia's shareholders on or about the same date.

================================================================================
This Proxy Statement/Prospectus incorporates by reference other documents that contain important business or financial information about FBR Asset Virginia and FBR Asset Maryland. You may request copies of those documents, free of charge, by calling or writing Elaine Clancy at FBR Asset Investment Corporation, Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209, (703) 469-1000. To ensure timely delivery of requested documents, Ms. Clancy must receive your request before [date that is five days before investors must make final decisions].
================================================================================

                       Table of Contents

THE SPECIAL SHAREHOLDERS MEETING......................1
   QUESTIONS AND ANSWERS ABOUT THE MEETING............2
   THE MERGER.........................................5
     Overview.........................................5
     The Companies....................................5
     Board Recommendation.............................5
     Effective Date...................................5
     Effect of the Merger.............................5
     Income Tax Consequences..........................6
     Resales of Shares Received in the Merger.........6
     Conditions to the Merger.........................6
     Indemnification..................................6
     Benefits to Directors and Officers...............6
     Shareholders'Rights of Dissent & Fair Appraisal..6
     Changes in the Company's Corporate Governance....6
   THE STOCK INCENTIVE PLAN..........................10
     General.........................................10
     Board Recommendation............................10
     Options.........................................10
     Other Awards....................................11
     Change of Control...............................11
     Federal Income Tax Issues Relating to Options...11
     Amendments & Termination........................12
     Options Granted.................................12
   PRINCIPAL SHAREHOLDERS............................13
THE COMPANY AND ITS BUSINESS AFTER THE MERGER........14
   THE COMPANY.......................................15
     General.........................................15
     Recent Developments.............................15
   ORGANIZATION & RELATIONSHIPS......................17
   RISKS ASSOCIATED WITH AN INVESTMENT IN
   THE COMPANY.......................................18
        Conflicts of Interest May Result In
        Decisions That Do Not Fully Reflect
        Shareholders'Best Interests..................18
        Limited Operating History; Lack of REIT
        Experience...................................18

        Decline in Market Values of Investment
        Assets May Adversely Affect Credit
        Availability and Periodic Reported Results...18
        Dependence on the Manager; Termination
        of Management Agreement......................18
        Risk of Loss on Real Estate-Related
        Investments..................................19
          Interest Rate and Market Value Leverage
          Risk.......................................19
          Mortgage Loan Interest and Prepayment
          Rate Risk..................................19
          Risk in Hedging Against Interest Rate
          Exposure...................................19
          Mortgage Loan Credit Risk..................19
          Leveraged Mortgage Credit Risk.............19
          Leveraged Mortgage Loan Prepayment Risk....20
          Risks Related to Multifamily and
          Commercial Real Estate.....................20
          Taxable Income May Exceed Cash Flow........20
        Risks Relating to Investments in REIT
        Equity Securities............................20
          Risk of Inadequate Due Diligence...........20
          Dependence on Management of Other Entities.21
          Limited Liquidity of Investments...........21
          Disposition Value of Investments
          Dependent Upon General and Specific
          Market Conditions..........................21
          Other Risks................................21
        Adverse Changes in General Economic
        Conditions Can Adversely Affect
        Company's Business...........................21
        Tax Risks....................................21
        Loss of Investment Company Act
        Exemption Would Adversely Affect
        The Company..................................22
        Ownership Limitation May Restrict Change
        of Control or Business Combination
        Opportunities................................22
        The Three-Year Staggered Terms of the
        Company's Directors Will Make it More
        Difficult for Shareholders to Change the
        Board's Composition..........................22
        Board of Directors May Change Policies
        Without Shareholder Consent..................23
   FBR & THE MANAGER.................................24
     Certain Transactions............................24
     The Manager's Executive Officers................25
     The Management Agreement........................25
        The Manager's Responsibilities...............26
        The Management Fee...........................27
        Options Owned by the Manager.................27
        Expenses.....................................28
        Limits of Responsibility.....................28
        Term of Management Agreement.................28
   CONFLICTS OF INTEREST.............................29
   THE COMPANY'S BUSINESS............................31
     Investments in Mortgage Assets..................31
        Hedging......................................32
        Interest Rate Management.....................32

        Management of Mortgage Assets................32
        Mortgage Asset Investments...................32
     Investments in Real Estate-Related Companies....33
        Investment Policies & Strategies.............33
        Investments in REITs or Other Companies
        Before an FBR-Lead Initial or Secondary
        Offering.....................................33
        Private Investments in Public Companies......33
        Undervalued Publicly Traded Securities.......33
        Other Investments............................33
        Current Investments..........................33
     Leverage........................................37
        Repurchase Agreements........................38
        Bank Credit Facilities.......................38
     Dividends & Distribution Policy.................38
   SELECTED FINANCIAL DATA...........................40
   MANAGEMENT'S DISCUSSION & ANALYSIS................41
     Overview........................................41
     Overview of Market Conditions...................41
        Equity Market Conditions.....................41
        Interest Rate Environment....................42
     Results of Operations...........................43
        Net Income...................................43
        Funds from Operations........................44
        Interest Income..............................44
        Interest Expense.............................45
        Dividends Declared and Distributions in
        Excess of Earnings...........................45
     Changes in Financial Condition..................45
        Securities Available for Sale................45
        Repurchase Agreements........................46
        Contractual Commitments......................46
        Capital Resources and Liquidity..............46
        Stockholders'Equity..........................47
        Year 2000 Compliance.........................47
   MANAGEMENT AFTER THE MERGER.......................48
     The Board of Directors..........................48
     The Directors...................................49
     Executive Officers Who Are Not Directors........50
     Time Required of Directors & Executive Officers.51
     Executive Compensation & Other Benefits.........51
        Directors'Fees...............................51
        Salaries.....................................51
        Certain Transactions.........................52
   CAPITAL STOCK AFTER THE MERGER....................53
     General.........................................53
     Common Stock....................................53
     Preferred Stock.................................53
     Book-Entry, Delivery, and Form..................53
     Certificated Securities.........................54
     Same-Day Settlement and Payment.................54
     Restrictions on Ownership and Transfer..........55
     Transfer Agent & Registrar......................57
     Reports to Shareholders.........................57
     Certain Provisions of the Company's Charter
     and Bylaws......................................57
   FEDERAL INCOME TAX LAWS APPLICABLE TO
   REITS AND REIT SHAREHOLDERS.......................58
     Tax Consequences of the Merger..................58
     Taxation of FBR Asset Maryland..................58
        Requirements for Qualification...............60
        Failure to Qualify...........................65
     Taxation of Taxable U.S. Shareholders...........65
        Taxation of U.S. Shareholders on the
        Disposition of the Common Stock..............67
        Capital Gains and Losses.....................67
        Information Reporting Requirements and
        Backup Withholding...........................68
     Taxation of Tax-Exempt Shareholders.............68
     Taxation of Non-U.S. Shareholders...............69
     Other Tax Consequences..........................71
   ERISA CONSIDERATIONS..............................72
   OTHER MATTERS.....................................74
     Legal...........................................74
     Experts.........................................74
     Expenses........................................74
     Additional Information..........................74
   Index to Financial Statements....................F-1
   Appendix A Plan of Merger........................A-1
   Appendix B Stock Incentive Plan..................B-1
   Appendix C-1 Summary of Dissenters' Rights.....C-1-1
   Appendix C-2 Statutory Provisions for
      Dissenters..................................C-2-1

================================================================================
FBR Asset Virginia has not authorized anyone to give you any information other than that which is included in this document. FBR Asset Virginia has not authorized anyone to make any representations to you other than those that are included in this document. If anyone gives you additional information, or makes additional representations, you must not rely on them at all.

This proxy statement/prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than those to which it relates, nor is it an offer or solicitation of any person in any jurisdiction to whom it would be unlawful to make such an offer or solicitation.

The delivery of this proxy statement/prospectus at any time does not imply that the information herein is correct as of any time after [date of prospectus].
================================================================================

Part I

The Special Shareholders Meeting

Questions and Answers about the Meeting

The answers provided in this section highlight only some of the facts that you will need to make an informed decision about the Plan of Merger and the Stock Incentive Plan. We encourage you to read this entire document, and the other documents to which it refers, very carefully.

References to "FBR Asset Virginia" refer to FBR Asset Investment Corporation, the current Virginia corporation. References to "FBR Asset Maryland" refer to the newly formed Maryland corporation, which will be the surviving entity in the merger. References to "the Company" may refer to one or both of the corporations and are used when no distinction need be made between the entities. References to "we," "us," and "our," refer to the management of both entities, which consists of the same people.


Proxy Solicitation

Question: Why is the Board soliciting proxies?

Answer: The Board is soliciting proxies in order to secure shareholder approval of the Plan of Merger attached hereto as Appendix A and the Stock Incentive Plan attached as Appendix B.

Question: Who is entitled to notice of and to vote at the meeting?

Answer: Only those shareholders of record as of ___________, 1998, are entitled to notice of and to vote at the meeting. As of that date, there were _________ shares of FBR Asset Virginia's common stock outstanding.

Question: How many of FBR Asset Virginia's outstanding shares are owned by the Company's Manager, its affiliates, and the Company's directors, officers, or employees?

Answer: As of November 13, 1998, those persons owned 1,608,686 shares of FBR Asset Virginia's common stock. Each of those persons has indicated that they intend to vote in favor of the Plan of Merger and the Stock Incentive Plan. See "Principal Shareholders."


The Merger

Question: Why is the Board proposing to reorganize the Company?

Answer: The Board believes that the merger, together with the other changes described in this document, will make the Company's shares more marketable, will strengthen the Company's ability to protect itself from takeover threats, and will otherwise bring the Company's governance more in line with that of other REITs.

Question: What changes in the Company will be effected by the merger?

Answer: First, the members of the Company's Board will serve staggered three-year terms instead of the annual terms that they currently serve. Second, Maryland law instead of Virginia law will govern the Company's operations and shareholders' rights. Finally, the shares issued in the merger will be freely transferable by non-affiliates of the Company, subject only to restrictions contained in the Company's Charter. See "The Merger--Changes in the Company's Governance."

Question: Will the merger cause any changes in the Company's management or business operations and strategies?

Answer: No. The merger will not cause any changes in the Company's management, investment strategies, investment holdings, or business operations. See "The Company's Business."

Question: If the merger is approved, what will I receive in exchange for my shares in FBR Asset Virginia?

Answer: Each share of FBR Asset Virginia common stock will be replaced by one share of FBR Asset Maryland common stock. There will be no change in your ownership percentage in the Company (except that your ownership percentage will increase to the extent shareholders exercise their dissenters' rights). There will also be no change in the Company's dividend policy. You will not owe any federal income tax as a result of the share exchange. See "The Merger--Effect of the Merger" and "--Income Tax Consequences"

Question: What about dissenters' rights?

Answer: If you do not vote in favor of the merger and if you comply with notice requirements and other statutory procedures, you will have the right to dissent and be paid the "fair value" of your shares. If you choose to receive cash for your dissenting shares, you will recognize gain or loss for federal income tax purposes. See "Appendix C" for the statutory provisions governing your dissenters' rights.

Question: Are there any conditions to the merger?

Answer: The completion of the merger is conditioned upon the holders of at least two-thirds of FBR Asset Virginia's common stock approving the Plan of Merger and the holders of not more than 5% of FBR Asset Virginia's common stock exercising their dissenters' rights.


The Stock Incentive Plan

Question: How many options may be granted under the Stock Incentive Plan?

Answer: Options to purchase up to 500,000 shares of the Company's common stock (adjusted to reflect stock splits and similar events) may be granted under the plan. See "The Stock Incentive Plan."

Question: To whom may options be granted?

Answer: Under the Stock Incentive Plan, options may be granted to persons who are directors, officers, or employees of, or who otherwise provide services to, the Company, its subsidiaries, and its affiliates, and who are responsible for the success of those entities.

Question: Who is authorized to grant options under the plan?

Answer: The Company's Board or a committee of the board designated for that purpose.

Question: At what price will the options be granted?

Answer: The Board of Directors has authority to determine the option price, but in order for option holders to qualify for favorable tax treatment, the purchase price per share must be not less than the fair market value of a share of the Company's stock on the date of grant.

Question: Have any options been granted pursuant to the Stock Incentive Plan?

Answer: Yes, on November __, 1998, the Company's Board of Directors granted options to ____ individuals to acquire ___ shares of the Company's common stock at a price of $_________ per share.

Question: Why is the Board seeking shareholder approval of the Stock Incentive Plan?

Answer: Under applicable income tax rules, shareholder approval of the plan is required in order for option holders to avoid recognizing income when the option is exercised. The Board believes that qualified tax status for the options enhances the likelihood of continued ownership of the Company's stock by persons exercising options.

Question: If stockholders do not approve the Stock Incentive Plan, will the outstanding options be cancelled?

Answer: No, but the outstanding options will not be qualified options for federal income tax purposes.

Question: Can any other types of awards be granted under the Stock Incentive
Plan?

Answer: Yes. In addition to options, other types of stock-based compensation may be granted under the Stock Incentive Plan. The total number of shares of the Company's common stock that can be issued under the Stock Incentive Plan, whether on the exercise of options or as another type of award, is 500,000.


Voting

Question:  What do I need to do now?

Answer: Please complete and mail the enclosed proxy card to us as soon as possible. Properly executed proxy cards received and not revoked before the meeting will be voted in accordance with the instructions on the proxy card. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote "FOR" the Plan of Merger and the Stock Incentive Plan. If you fail to return your proxy card and fail to vote at the meeting, the effect will be a vote "AGAINST" the merger. A properly executed proxy card marked "ABSTAIN" will not be voted.

Question: Can I revoke my proxy and change my vote?

Answer: Yes, you may revoke your proxy at any time before its use by delivering to the Company's secretary a signed notice of revocation or a later-date signed proxy, or by attending the meeting and voting in person. Attendance at the meeting will not in and of itself constitute the revocation of a proxy.

Question: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

Answer: Yes, if you provide your broker with instructions on how to vote your shares. If, however, you do not provide your broker with instructions, your broker will not be permitted to vote your shares.

Question: If I return my proxy card, how will my shares be voted on any other matters presented at the meeting?

Answer: If any other matters are properly presented for consideration at the meeting, the persons named in the proxy card will have discretionary authority to vote on those matters. If necessary, and unless the shares represented by the proxy are voted against the Plan of Merger or the Stock Incentive Plan, the holders of proxies granted by shareholders may also vote in favor of a proposal to adjourn the meeting to permit further solicitation of proxies in order to obtain sufficient votes for approval of those matters.


More Information

Question: Will a representative of the Company's independent auditors, Arthur Andersen, be available at the meeting to answer questions?

Answer: Yes.

Question: Whom should I call with questions?

Answer: If you have any questions about the Plan of Merger or the Stock Incentive Plan, you may call the Company's Chief Financial Officer, Elaine Clancy, at (703) 469-1000. In addition, representatives from the Company will be available to answer questions at the meeting.

The Merger

Overview

FBR Asset Virginia will be merged with and into FBR Asset Maryland. FBR Asset Maryland will be the surviving corporation of the merger. Following the merger, shareholders' rights will be governed by Maryland corporation law and the provisions of FBR Asset Maryland's Charter. See "The Merger--Changes in the Company's Corporate Governance."


The Companies

The mailing address and phone number of the principal executive offices of FBR Asset Virginia and FBR Asset Maryland are Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia, 22209, (703) 469-1000.

FBR Asset Virginia
FBR Asset Virginia is a Virginia corporation that was formed in November 1997 to invest in real estate-related assets, including

o        mortgage loans,

o        mortgage-backed securities, and

o        securities of companies engaged in real estate-related activities.

FBR Asset Virginia has elected to be taxed as a REIT under the federal tax laws.

Friedman, Billings, Ramsey Investment Management, Inc. (the "Manager") manages FBR Asset Virginia's day-to-day operations, subject to the direction and oversight of FBR Asset Virginia's Board of Directors. The Manager has engaged BlackRock Financial Management, Inc. ("BlackRock"), a subsidiary of PNC Bank Corp., to sub-manage FBR Asset Virginia's mortgage portfolio. That portfolio currently contains mortgage-backed securities guaranteed by U.S. government agencies.

The Manager is a wholly-owned subsidiary of Friedman, Billings, Ramsey Group, Inc. ("FBR Group"), an investment banking and asset management firm that focuses on research, underwriting, brokerage and asset management activities in various sectors, including real estate, banks, thrifts, specialty finance, technology, and consolidation. FBR Group, together with its other subsidiaries ("FBR"), presents FBR Asset Virginia with opportunities to invest in real estate-related and other companies. Those transactions often involve numerous conflicts of interest because the Manager, FBR, and FBR Asset Virginia share many of the same directors and officers. To moderate those conflicts, FBR Asset Virginia's independent directors must review and approve any transaction in which the Manager or its Affiliates has a material financial interest. In conducting their review, however, the independent directors rely in large part on information given to them by the Manager. See "Management After the Merger--The Board of Directors" for a more detailed discussion of the independent directors.

FBR Asset Maryland
FBR Asset Maryland is a Maryland corporation that we formed in November 1998 for purposes of this reorganization. FBR Asset Virginia's Chief Financial Officer currently owns all of FBR Asset Maryland's outstanding stock, and the Company's management has made all decisions concerning FBR Asset Maryland's organization and structure. FBR Asset Maryland's current directors and executive officers are the same as FBR Asset Virginia's current directors and executive officers.

FBR Asset Maryland has not conducted any activities other than those incident to its formation and its involvement in the Plan of Merger.


Board Recommendation

FBR Asset Virginia's Board of Directors believes that the Plan of Merger is in the shareholders' and the Company's best interests. The Board has unanimously approved the Plan of Merger and recommends that FBR Asset Virginia's shareholders vote in favor of the Plan of Merger.


Effective Date

We plan for the merger to become effective as soon as practicable after approval of the Plan of Merger by shareholders.


Effect of the Merger

Upon completion of the merger, each outstanding share of FBR Asset Virginia's common stock, other than those shares held by persons who perfect their dissenters' rights, will be converted into one share of FBR Asset Maryland's common stock. Your shares of FBR Asset Maryland will represent the same ownership percentage in FBR Asset

Maryland that your shares of FBR Asset Virginia represent in FBR Asset Virginia (except that your ownership percentage will increase to the extent shareholders exercise their dissenters' rights). The merger will not cause any material changes in the Company's business operations or investment strategies.


Income Tax Consequences

The Company will receive an opinion from Hunton & Williams that neither you nor the Company will recognize any gain or loss in connection with the merger, except that you will recognize gain or loss for federal income tax purposes if you exercise and perfect your dissenters' rights. See "Federal Income Tax Laws Applicable to REITs and REIT Shareholders."


Resales of Shares Received in the Merger

If you are not an "affiliate" of the Company (as defined under Rule 144 promulgated under the Securities Act), you may sell shares issued in the merger without restriction under the Securities Act. The Company has applied for listing of its common stock on the New York Stock Exchange under the symbol "___."


Conditions to the Merger

The consummation of the merger is conditioned on the holders of at least two-thirds of FBR Asset Virginia's outstanding stock approving the transaction and the holders of not more than 5% of FBR Asset Virginia's common stock exercising their dissenters' rights.


Indemnification

FBR Asset Maryland has agreed to indemnify the employees, agents, directors, and executive officers of FBR Asset Virginia to the fullest extent permitted by law with respect to matters occurring before the merger's effective date.


Benefits to Directors and Officers

The merger will not directly provide any substantive benefits to FBR Asset Virginia's directors or officers.


Shareholders' Rights of Dissent & Fair Appraisal

If you do not vote in favor of the Plan of Merger and if you comply with statutory notice requirements and other procedures, you will have the right to dissent and be paid the "fair value" of your shares. The "fair value," as determined in accordance with statutory procedures, may be more or less than the value to be received by shareholders under the Plan of Merger. The applicable Virginia statutory provisions and a summary of those procedures are attached as Appendix C.

================================================================================
If you do not precisely follow the statutory procedures for dissenting, you may lose your appraisal rights.
================================================================================


Changes in the Company's Corporate Governance

This section discusses the changes in the Company that will be effected by the merger. This section is a summary only; it is not a complete list or description of the changes or the differences between FBR Asset Virginia and FBR Asset Maryland, and you should not rely on it as if it were. This discussion is qualified in its entirety by reference to the Maryland General Corporation Law, the Virginia State Corporation Act, and the Charter and Bylaws of FBR Asset Virginia and FBR Asset Maryland. You may obtain copies of the Charter and Bylaws of both corporations by following the document request procedures described in "Other Matters--Additional Information." We encourage you to read each of those documents in their entirety.

Board of Directors Classification & Terms of Directors
------------------------------------------------------
The Company's Board currently has five members, with each director serving a one-year term. After the merger, the Company's Board will continue to have five members, but the members will be divided into three-classes, with each class serving a three-year term. The terms of the classes will be "staggered," and thus, only one class of the Company's Board will be elected each year.

Because the shareholders will be able to elect only a minority of directors at any one time, the division of the Company's Board into classes will make it more difficult for shareholders to change the Board's composition. The class division is intended to discourage third parties from accumulating the Company's stock in order to gain control. Under some circumstances, however, a change in control might be beneficial to the Company or its shareholders, and the class division could deprive shareholders of opportunities to sell their shares at higher prices than might otherwise be available.

Removal of Directors
--------------------
The Company's shareholders can currently remove directors at any time, WITH or WITHOUT cause, by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. After the merger, shareholders will be able to remove the Company's directors only WITH cause, and then only with the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Thus, the circumstances under which shareholders will be able to remove the Company's directors after the merger will be more limited than the circumstances under which they can currently remove directors.

Independent Directors
---------------------
Thirty percent (30%) of the Company's directors must be "independent." A person is currently disqualified from serving as one of the Company's independent directors if that person has, within the past two years, directly or indirectly:

     1.       owned an interest in the Manager or its Affiliates;

     2.       been employed by the Manager or its Affiliates;

     3.       been an officer or director of the Manager or its Affiliates; or

     4.       performed services for the Manager or its Affiliates.

After the merger, a person will be similarly disqualified from serving as one of the Company's independent directors if he falls within categories 2 or 3 above, but as to categories 1 and 4, that person can be disqualified only if he has owned a "material" interest in, or performed "material" services for, the Manager or its Affiliates. Thus, after the merger, a person who owns a small number of shares of the Manager's stock or who performs some services for the Manager may still serve as one of the Company's independent directors despite his relationship with the Manager. For a more detailed description of what constitutes a "material interest" or "material services," see "Management After the Merger--The Board of Directors."


Capital Stock
Authorized Shares
-----------------
The merger will not cause any change in the number of the Company's authorized shares. See "Capital Stock after the Merger--General."


Preemptive Rights, Common Stock, Preferred Stock, and Restrictions on Transfer
------------------------------------------------------------------------------
The merger will not cause any significant change in shareholders' preemptive rights, the Company's common stock or preferred stock, or the restrictions on ownership of the Company's capital stock. See "Capital Stock After the Merger."

Director Standard of Care
Under Virginia law, the Company's directors must currently discharge their duties with good faith business judgment as to the best interests of the corporation. After the merger, under Mayland law, the Company's directors will be required to perform their duties in good faith, in a manner the directors reasonably believe is in the Company's best interests and with the degree of care an ordinarily prudent person in a like position and under similar circumstances would employ.

Indemnification Before the Merger
---------------------------------
FBR Asset Virginia's Charter permits indemnification to the fullest extent allowed by Virginia law of current and former directors, officers, employees or agents, but no indemnification is available for willful misconduct or a knowing violation of criminal law.

After the Merger
----------------
FBR Asset Maryland's Charter permits indemnification to the fullest extent allowed by Maryland law of directors, officers, employees or agents with respect to any legal proceeding, including a derivative proceeding, but no indemnification is available for actions committed in bad faith or involving the actual receipt of an improper personal benefit. Indemnification is also not available for criminal proceedings pertaining to misconduct that the person should have known was unlawful.

Derivative Litigation
Both Virginia and Maryland law require shareholders to demand that the Company take action on its own behalf before instituting derivative litigation.

Dissenters' Rights
FBR Asset Maryland has applied to list its common stock on the New York Stock Exchange. Neither Virginia nor Maryland law give shareholders dissenters' rights with respect to shares listed on a national securities exchange.

Mergers, Share Exchanges and Sales of Assets Before the Merger
--------------------------------------------------------------
FBR Asset Virginia's Charter requires that any merger, share exchange or sale of substantially all of the assets of a corporation (not in the ordinary course of business) be approved by at least two-thirds of the votes entitled to be cast by each voting group entitled to vote.

After the Merger
----------------
FBR Asset Maryland's Charter requires that any merger, share exchange or sale of substantially all the Company's assets need only be approved by a majority of the votes entitled to be cast on the matter.

Anti-takeover Statutes Before the Merger
----------------------------------------
Virginia's statute contains provisions governing affiliated transactions, including transactions in which an interested shareholder increases his percentage of voting shares by more than five percent. Such transactions may include mergers, share exchanges, material dispositions of corporate assets not in the ordinary course of business, dissolution of the corporation as proposed by or on behalf of an interested shareholder, or any reclassification, recapitalization or merger of the corporation with its subsidiaries.

For three years following the time that an interested shareholder becomes an owner of 10 percent of the outstanding voting shares, a Virginia corporation cannot engage in an affiliated transaction without the approval of two-thirds of the voting shares (not including the interested shareholders shares) and the majority approval of the disinterested directors. A disinterested director means, with respect to a particular interested shareholder, a member of the board of directors who was (a) a member of the board on the date on which an interested shareholder became an interested shareholder and (b) recommended for election by a majority of the disinterested directors then on the board.

At the expiration of the three-year period, an interested shareholder may engage in an affiliated transaction with the corporation if a majority of the disinterested directors or two-thirds of the disinterested shareholders approve the transaction. However, this voting requirement is not necessary if the transaction satisfies a fair-price requirement. In general, the fair-price requirement provides that, in a two-step acquisition transaction, the interested shareholder must pay the shareholders in the second step either the same amount of cash or the same amount and type of consideration paid to acquire the Virginia corporation's shares in the first step.

The requirements of Virginia's statute do not apply to a transaction with an interested shareholder (a) whose acquisition of shares making such person an interested shareholder was approved by a majority of the Virginia corporation's disinterested directors or (b) who was an interested shareholder on the date the corporation became subject to the affiliated transaction provisions by virtue of its having 300 shareholders of record. In addition, the statute provides that, by affirmative vote of a majority of the voting shares (not including the shares owned by an interested shareholder), a corporation can adopt an amendment to its articles of incorporation or bylaws providing that the affiliated transaction provisions in the Virginia statute shall not apply to the corporation. FBR Asset Virginia has not "opted out" of the affiliated transaction provisions.

Virginia's statute also contains provisions regulating certain control share acquisitions, which are transactions where a person acquires shares of a Virginia public corporation that causes that person's voting strength to meet or exceed certain threshold percentages (20 percent, 33 1/3 percent or 50 percent) of the total votes entitled to be cast for the election of directors. Shares acquired in a control share acquisition have no voting rights unless (a) the majority vote of all outstanding shares, other than those held by the acquiring person and any officers or employee directors of the corporation, grant voting rights, or (b) the articles of incorporation or bylaws of the corporation provide that these Virginia law provisions do not apply to acquisitions of the corporation's shares. The acquiring person may require that a special meeting of the shareholders be held to consider the grant of voting rights to the shares acquired in the control share acquisition. These provisions were designed to deter certain takeovers of Virginia public corporations. FBR Asset Virginia has not adopted an amendment to its articles of incorporation or bylaws making these provisions inapplicable to acquisition of its shares.

Although permitted under Virginia law, FBR Asset Virginia has not adopted a shareholders' rights plan (or "poison pill").

After the Merger
----------------
Maryland has two statutes addressing corporate takeovers. Maryland's Business Combination Statute prohibits, without exception, a publicly-held Maryland corporation from entering into any business combination or significant transaction with a person who becomes a 10 percent shareholder (without the prior approval of a majority of the corporation's disinterested directors) for a period of five years following such shareholder's acquisition of his 10 percent interest. After five years, the transaction may proceed only if the board of directors recommends the transaction and (a) the transaction meets certain fair price requirements, or (b) 80 percent of the outstanding voting shares approve the transaction and two-thirds of the shares (excluding the shares owned by the 10 percent shareholder) vote in favor of the transaction.

Maryland's Control Share Act provides that certain shareholders cannot vote any shares they acquire 90 days before or 90 days after a control share acquisition. A control share acquisition means any transaction by which a shareholder comes to own 20 percent, 33 1/3 percent or more than 50 percent of the voting shares of a publicly-held Maryland corporation. However, if the other shareholders approve it by referendum, the shareholder may vote those shares despite the statutory prohibition. For a valid referendum, two-thirds of the outstanding shares, excluding the control-acquisition shares or shares held by any officer or employee-director of the corporation, must vote in favor of granting voting rights to the control-acquisition shares.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of shareholders to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver a statement regarding the control share acquisition as required by the statute, then the corporation may redeem any or all of the control acquisition shares (except those for which voting rights have previously been approved) for fair value, subject to certain conditions and limitations. The value of the shares does not reflect the lack of voting rights for the control shares. The date for determining the value is the date of the last control share acquisition by the acquirer or the date of any meeting of shareholders at which the voting rights of such shares are not approved.

If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Maryland's Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction, or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

The bylaws of FBR Asset Maryland contain a provision exempting shares acquired by FBR and the Manager from Control Share Act.

Although no specific provision of the Maryland statute provides for the use of a shareholders' rights plan (or "poison pill"), the statute generally condones their use. The board of directors of a Maryland corporation may set the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of non-issued stock. By statute, such terms and conditions may be made dependent upon facts ascertainable outside the corporation's charter and may vary among shareholders.

The Stock Incentive Plan

General

In connection with FBR Asset Virginia's organization, the Company granted the Manager an option to acquire 1,021,900 shares of the Company's common stock at a price of $20 per share. The option expires on December 16, 2007, and may be exercised in whole or in part at any time.

The Board of Directors and the Manager believe that it is desirable to give stock ownership incentives to individuals directly responsible for the Company's success. To that end, the Manager has agreed to the cancellation of its right to acquire 500,000 shares pursuant to its option. The Company will use the shares released from the Manager's option to form the Stock Incentive Plan.

The Stock Incentive Plan provides that the total number of shares of common stock available for issuance under the plan may not exceed 500,000 shares. The stock incentive plan will be administered by the Company's Board of Directors or a committee appointed by the Board.

The Stock Incentive Plan is designed to promote the success and enhance the value of the Company by linking the interests of officers, employees, directors, and other persons who provide services to the Company, its subsidiaries, or affiliates ("Participants") with the interests of the Company's shareholders, and by providing Participants with an incentive for outstanding performance. The Stock Incentive Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain Participants upon whose judgment, interest, and special efforts the Company's successful operation is largely dependent. Officers, employees (including those who are also directors) and non-employee directors of the Company, its subsidiaries and affiliates, as well as other persons who provide services to the Company, its subsidiaries and affiliates, are eligible to participate in the Stock Incentive Plan. The Board will determine which officers, employees, and service providers (other than non-employee directors) will be Participants and will set the terms of such persons' awards. The Board will also determine the participation of non-employee directors and will set the terms of their awards. The Stock Incentive Plan is intended to remain in effect for 10 years (until 2008). This is intended as a summary of material terms only. Capitalized terms used in this section but not defined shall have the meanings given them in the Stock Incentive Plan, which is attached hereto as Appendix B.


Board Recommendation

FBR Asset Virginia's Board believes that the Stock Incentive Plan is in the shareholders' and the Company's best interests. The Board has unanimously approved the Stock Incentive Plan and recommends that FBR Asset's shareholders vote in favor of the Stock Incentive Plan.


Options

The Stock Incentive Plan provides for the grant of stock options (both nonqualified stock options and "incentive stock options," within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) ("Options"), and other types of awards discussed below.

The Stock Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and is not qualified under Section 401(a) of the Code.

The term of Options granted under the Stock Incentive Plan may not exceed 10 years. Unless otherwise determined by the Board, Options will generally vest ratably on each of the first five anniversaries after the grant date. Unless otherwise determined by the Board, Options will have a fair market value exercise price.

A Participant exercising an Option may pay the exercise price in full in cash, or, if approved by the Board, with previously acquired shares of common stock or a combination thereof. The Board, in its discretion, may allow cashless exercises of Options.

Options are nontransferable other than by will or laws of descent and distribution, or in the Board's discretion, pursuant to a written beneficiary designation (and, in the case of a nonqualified Option, pursuant to a domestic relations order, or in the Board's discretion, pursuant to a gift to members of the holder's immediate family, whether directly or indirectly, or by means of a trust, partnership, or limited liability company). During the Participant's lifetime, Options may be exercised only by the Participant, any permitted transferee, or a guardian, legal representative, or beneficiary.

During the 60-day period following a change of control of the Company, unless the Board determines otherwise, any Participant will have the right to surrender all or part of any Option held by the Participant in lieu of payment of the exercise price, and to receive cash (or stock, if necessary to preserve pooling of interests accounting for the change of control) in an amount equal to the excess of (a) the higher of the price received for common stock in connection with the change of control and the highest reported sales price of a share of common stock on a national exchange or on Nasdaq during the 60-day period prior to and including the date of a change of control (the "Change of Control Price"), over (b) the exercise price, multiplied by the number of shares of common stock granted in connection with the exercise of such Option; provided that, if the Option is an incentive stock option, the Change of Control Price will equal the fair market value of a share of common stock on the date, if any, that such Option is exercised.


Other Awards

A stock appreciation right ("SAR") permits a Participant to receive in cash an amount equal to the excess of the fair market value of a share of common stock on the date of exercise over the SAR exercise price, times the number of shares with respect to which the SAR is exercised. Restricted stock may be granted subject to performance or service-based goals. Unrestricted shares of common stock may also be granted. Performance units will be subject to performance goals and restrictions and will be payable in cash or shares of common stock (or a combination) as determined by the Board. The Board may grant dividend and interest equivalents with respect to awards.


Change of Control

In the event of a change of control, any Option that is not then exercisable will become fully exercisable, Restricted stock will vest and performance units will be earned. The Stock Incentive Plan defines a change of control as generally (i) the acquisition of 50% or more of the common stock or voting securities of the Company by a person or group, (ii) a change in a majority of the Company's Board, unless approved by the incumbent directors, (iii) the approval by the Company's shareholders of certain mergers involving the Company, or (iv) approval by the Company's shareholders of a liquidation, dissolution or sale of substantially all of the assets of the Company.


Federal Income Tax Issues Relating to Options

The following brief summary of the federal income tax rules currently applicable to nonqualified stock options and incentive stock options is not intended to be specific tax advice to Participants under the Stock Incentive Plan.

Two types of stock options may be granted under the Stock Incentive Plan: nonqualified stock options ("NQOs") and incentive stock options ("ISOs"). The grant of an Option generally has no immediate tax consequences to the Participant or the Company. Generally, Participants will recognize ordinary income upon the exercise of NQOs, and the Company will receive a corresponding deduction. In the case of NQOs, the amount of income and deduction recognized is measured by the difference between the exercise price and the fair market value of the common stock on the date of exercise. A Participant generally does not recognize income upon the exercise of an ISO, and the exercise has no tax consequences to the Company. The difference between the exercise price and the fair market value of the common stock on the date of exercise of an ISO is an adjustment to income for computing alternative minimum tax liability. Participants generally will recognize a capital gain on the disposition of shares required. Participants may, in certain circumstances, recognize ordinary income upon the disposition of shares acquired by exercise of an ISO, depending upon how long such shares were held prior to disposition. Special rules apply to shares acquired by exercise of ISOs for previously held shares. In addition, special tax rules may result in the imposition of a 20% excise tax on any "excess parachute payments" that result from the acceleration of the vesting or exercisability of Awards, including Options, upon a change of control.

The Company is generally required to withhold applicable income and payroll taxes ("employment taxes") from ordinary income that a Participant recognizes on the exercise or receipt of an Award. The Company thus may either require Participants to pay to the Company an amount equal to the employment taxes the Company is required to withhold or retain or sell without notice a sufficient number of the shares to cover the amount required to be withheld.

The Company generally will be entitled to a deduction for the amount includible in a Participant's gross income for federal income tax purposes upon the exercise of an NQO, or upon a disposition of shares acquired upon exercise of an ISO that results in ordinary income recognition by the Participant, i.e., a disposition within two years of the date of grant or one year of the date of exercise of the ISO.


Amendments & Termination

The Company's Board may at any time terminate, amend, or modify the Stock Incentive Plan; provided that no termination, amendment, or modification will be made that will impair the rights of Award holders, and no amendment will be made without the approval of the Company's shareholders to the extent such approval is required by law or stock exchange rules.

No Awards may be granted under the Stock Incentive Plan after November 12, 2008. Awards granted before that date shall remain valid in accordance with their terms.


Options Granted

On November __, 1998, the Company's Board granted options to acquire an aggregate of ___ shares of the Company's common stock to persons it deemed to be key personnel. Information about the grants is set forth in the following table:



=========================================================================================================================
                                       Number of      Percent of Total
                                         Shares      Options Granted To                                  Present Value
                                       Underlying      Individuals In      Exercise Of    Expiration    Of Grant At Date
Name                                     Option          Fiscal Year       Base Price        Date           of Grant
----                                     ------          -----------       ----------        ----           --------








==========================================================================================================================

Principal Shareholders

The following table sets forth certain information as of November 6, 1998, relating to the beneficial ownership of the Company's common stock:


================================================================================

                             Principal Shareholders

           Name and Address of
            Beneficial Owner                       Shares Beneficially Owned
            ----------------                       -------------------------
                                                  Number               Percent
                                                  ------               -------
      Orkney Holdings, Inc.(1)                   1,344,086                14.8%
      FBR Holdings, Inc.(1)
      Potomac Tower
      100 Nineteenth Street North
      Arlington, VA  22209

      Boston Partners Asset Management             808,500                 8.9%
      One Financial Center
      43rd Floor
      Boston, MA 02111

      Franklin Mutual                              750,000                 8.3%
      51 John F. Kennedy Parkway
      Short Hills, NJ 07078

      Keefe Managers
      375 Park Avenue
      New York, NY 10021                           743,000                 8.2%

      Oppenheimer Funds                            550,000                 6.1%
      Two World Trade Center
      New York, NY 10048

---------------
(1) Orkney Holdings Inc. and FBR Holdings, Inc. are subsidiaries of FBR Group. Orkney Holdings owns 806,452 shares and FBR Holdings owns 537,634 shares. In addition, the Manager holds options to acquire 470,805 shares and its officers and employees hold options to acquire ____ shares. The Manager, FBR, and their employees have each indicated that they intend to vote in favor of the Plan of Merger and the Stock Incentive Plan.

                            Management Stockholdings

             Name                                Shares Beneficially Owned(2)
             ----                                ----------------------------
                                                      Number         Percent
                                                      ------         -------
      Stephen D. Harlan                                     0             0%
      Webb Hayes                                            0             0%
      Emanuel J. Friedman                                   0             0%
      Eric F. Billings                                 46,900            (3)
      W. Russell Ramsey                                     0             0%
      William R. Swanson                               60,000            (3)
      Elaine M. Clancy                                  2,500            (3)
      George Abraham                                    1,250            (3)
      Robert Smith                                      1,000            (3)
      Kurt R. Harrington                                  750             0%
      John M. Blassingame                                   0             0%

---------------
(2) Does not include shares as to which options are held. See "Stock Incentive Plan--Options Granted.
(3)  Less than 1%.
================================================================================

Part II

The Company and Its Business After the Merger

The Company

General

FBR Asset Virginia was organized by FBR on November 15, 1997, and initially funded with $10 million from FBR. On December 15, 1997, the Company received $189.7 million of net proceeds from a private placement of 10,218,999 shares of its common stock. FBR acted as the initial purchaser in the private placement and acquired the stock at a 7% discount from the price offered to investors. On January 15, 1998, the Company received additional proceeds of $3.7 million from a private placement of 196,828 shares of its common stock upon the exercise of an option by FBR to purchase additional shares.

The Company has pursued an investment strategy under which a majority of the Company's assets are invested in mortgage loans, mortgage-backed securities issued or guaranteed by instrumentalities of the U.S. Government or by private issuers that represent the entire ownership of a pool of mortgage loans, and other qualifying interests in real estate. Under this strategy, the Company invests the remainder of its assets in investments that the Manager believes have the potential for substantially higher returns than that of mortgage assets, such as direct lending to existing and newly-formed public or private REITs, private investments in public companies, direct asset investments, and investments in publicly traded securities. The Company expects to generate income for distribution to its stockholders primarily from the net earnings derived from its investments in real estate-related assets.

As of September 30, 1998, the Company had (i) purchased $211.5 million of mortgage securities classified as available for sale, of which $176.3 million were financed with equity repurchase agreements, (ii) invested $87.5 million in the securities of six REITs and two corporations, and (iii) invested $20.4 million in the convertible notes receivables of two real estate corporations. The Manager has subcontracted with BlackRock to manage the Company's mortgage assets. Through BlackRock, the Company has access to market expertise and risk management systems to actively monitor and manage the mortgage portfolio's exposure to interest and mortgage prepayment risks. Through BlackRock, the Company also has a greater capability to assess credit risk, risk of capital loss, the availability and cost of financing, and yield spread movements on mortgage assets.

The Company seeks to generate growth in earnings and dividends per share under various strategies, including (i) seeking to improve productivity by increasing the size of the balance sheet at a rate faster than the rate of increases in operating expenses, (ii) continually reviewing the mix of its investments on the balance sheet in an effort to improve risk-adjusted returns, (iii) maximizing leverage and the creation of yields commensurate with its investment objectives through the use of its mortgage assets and (iv) increasing the size of its balance sheet when opportunities in the market for its targeted investments are likely to allow growth in earnings per share.

The Company intends to continue its election to be taxed as a REIT and to comply with the REIT provisions of the Code. Accordingly, the Company will not be subjected to federal income tax on its earnings to the extent that it distributes those earnings to its shareholders and as long as certain asset, income, stock ownership and minimum distribution tests are met. The Company may, however, be subject to tax at normal corporate rates on net income or capital gains not distributed to shareholders.

The Company intends to conduct its business so as not to become regulated as an investment company under the Investment Company Act of 1940, as amended.

The operating results of the Company reflected in the financial statements included in this document should be interpreted in light of the Company's short operating history and are not necessarily indicative of future results. The following discussion should be read in conjunction with the Financial Statements and related Notes included herein.


Recent Developments

Due to a tightening of credit markets, and the resulting widening of spreads, as of November 6, 1998, the value of the equity securities in the Company's portfolio has declined by $21.7 million. Declines are recorded as accumulated other comprehensive income in the statement of stockholders' equity. (See Note 3 of Notes to Financial Statements.) The Company has not recognized any loss in its statements of income from the decline in value of its equity securities.

In October 1998, the Company agreed to sell mortgage assets that were originally acquired for approximately $52.5 million, providing principal and interest payments of approximately $6.4 million and net proceeds of approximately $47.5 million. The sale will conclude on or about November 17, 1998. Concurrently with the October sale of the mortgage securities, the Company terminated one of its interest rate hedge contracts. As a result of the hedge termination, the Company will recognize a loss of $2.7 million in the fourth quarter.

On September 9, 1998, the Company's Board of Directors authorized a program to repurchase up to 1,000,000 shares of the Company's common stock. On September 18, 1998, the Company's Board authorized the repurchase of an additional 1,000,000 shares of the Company's common stock. Through November 11, 1998, the Company had repurchased 1,338,500 shares of its common stock pursuant to the program at an average price of $12.40 per share. An additional 661,500 shares are currently authorized for potential repurchase in the future.

Organization & Relationships





                                 [CHART OMITTED]

Risks Associated with an Investment in the Company


The merger will not change the nature of the business enterprise in which you have invested. We want to remind you, however, that an investment in the Company involves various risks, including the risk that you might lose your entire investment. The results of the Company's operations are dependent upon many factors, including the availability of opportunities for the acquisition of assets, the level and volatility of interest rates, the cost and availability of short- and long-term credit, financial market conditions, and general economic conditions. The Company will strive to attain its objectives through, among other things, the Manager's research and portfolio management skills, but there is no guarantee that the Company will perform successfully, meet its objectives, or achieve positive returns. The following risks are interrelated, and you should treat them as a whole.

Conflicts of Interest May Result In Decisions That Do Not Fully Reflect Shareholders' Best Interests

The Company is subject to various potential conflicts of interest arising from its relationship with the Manager and the other businesses of the Manager and its Affiliates. See "Conflicts of Interest."

Limited Operating History; Lack of REIT Experience

The Company was organized in November 1997 and has a limited operating history. Before November 1997, none of the Company's or the Manager's officers had ever managed a REIT. The Manager has no experience in managing a REIT other than its experience with the Company. There can be no assurance that the past experience of the Manager will be sufficient to successfully manage the Company's business. Further, the Manager's past performance is not indicative of the Company's future results.

Decline in Market Values of Investment Assets May Adversely Affect Credit Availability and Periodic Reported Results

The Company's assets are primarily mortgage assets and investments in other companies that are classified for accounting purposes as "available-for-sale." Changes in the market values of these assets are directly charged or credited to the Company's stockholders' equity. As a result, a general decline in trading market values may reduce the book value of the Company's assets even though there may have been no change in the inherent value of those assets.

A decline in market value of the Company's assets may adversely affect the Company in instances where the Company has borrowed money based on the market value of those assets. In those cases, the lender may require that additional collateral be posted to support the loan. If the Company is unable to post the additional collateral, the assets may have to be sold at a time that is disadvantageous for the Company.

Dependence on the Manager; Termination of Management Agreement

The Company can gain access to good investment opportunities only to the extent that they become known or otherwise available to the Manager. Gaining access to good investment opportunities is a highly competitive business. FBR, the Manager, and the Company compete with other companies that have greater capital, more long-standing relationships, broader product offerings, and other advantages.

The Company is heavily dependent for the selection, structuring, and monitoring of its investments on the diligence and skill of the Manager's officers and employees, primarily those named under "Management After the Merger" herein. The Company does not anticipate having employment agreements with its senior officers or requiring the Manager to employ specific personnel or dedicate employees solely to the Company. The Manager in turn is dependent on the efforts of senior management personnel. While the Company believes that the Manager could find replacements for its key executives, the loss of their services could have an adverse effect on the operations of the Manager and the Company.

Either of the Company or the Manager may terminate, or decline to renew the term of, the Management Agreement without cause after the first two years upon 60 days' written notice. The Company will be obligated to pay the

Manager a substantial termination fee in the event the Company terminates the Management Agreement, except in the case of a termination for cause. See "FBR & the Manager -- The Management Agreement." Payment of this termination fee could have an adverse effect on the Company's financial condition, cash flows, and results of operations and could reduce the amount of funds available for distribution to shareholders.

Risk of Loss on Real Estate-Related Investments

The Company invests primarily in real estate-related assets, including mortgage loans, mortgage-backed securities and real estate equity. The Company may invest directly in real estate-related assets or may invest in other entities such as REITs or real estate partnerships that themselves invest in real estate-related assets. Investments in real estate-related assets are subject to a variety of general, regional and local economic risks, as well as the following risks:

Interest Rate and Market Value Leverage Risk
--------------------------------------------
If a company borrows funds to finance mortgage loan investments, the effect of a decline in value resulting from an interest rate increase will be exaggerated. For example, assume a company borrows $90 million to acquire $100 million of 8% mortgage certificates for $100 million. If prevailing interest rates increase from 8% to 9%, the value of the mortgage loans may decline to a level below the amount required to be maintained under the terms of the borrowing. Market values of mortgage loans and mortgage-backed securities may decline without any general increase in interest rates for any of a variety of reasons as was the case with commercial mortgage loans in the wake of the CRIIMI Mae, Inc. bankruptcy filing. If the mortgage assets were then sold, the company would have to find funds from another source to repay the borrowing.

Mortgage Loan Interest and Prepayment Rate Risk
-----------------------------------------------
An investment in fixed-rate mortgage loans will decline in value if long-term interest rates increase. An investment in adjustable-rate mortgage loans is likely to decline in value if short-term interest rates increase.

In the case of residential mortgage loans, there are seldom any restrictions on the borrower's ability to prepay a loan. As a consequence, homeowners tend to prepay mortgage loans faster when interest rates decline and when owners of the loans do not want them to be prepaid. Correspondingly, homeowners tend not to prepay mortgage loans when interest rates increase and when owners of the loans want them to be prepaid.

Risk in Hedging Against Interest Rate Exposure
----------------------------------------------
A company may enter into interest rate hedging transactions to protect itself from the effect of changes in interest rates. The company may not be protected and may be adversely affected by interest rate hedging because, among other things:

  o interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

  o available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

  o the amount of income that a REIT may earn from hedging transactions (to offset interest rate losses) is limited by federal tax provisions governing REITs; and

  o the party owing money in the hedging transaction may default in its obligation to pay.

Mortgage Loan Credit Risk
-------------------------
Owners of uninsured mortgage loans are subject to the risk that the borrowers on the mortgage loans will not pay principal and interest on their loans as it becomes due. Generally, in the event of a default, the owner of the mortgage loan will incur loss to the extent the value of the property securing the mortgage loan is less than the amount of the mortgage loan. And, defaults on mortgage loans often coincide with declines in real estate values.

Borrowers become unable to pay mortgage loans for a wide variety of reasons, including general, regional, local and personal economics and declines in business activity or real estate values.

Leveraged Mortgage Credit Risk
------------------------------
Mortgage REITs often invest in mortgage loans that are subject to the senior claim of mortgage-backed debt securities. In those cases, losses on the underlying mortgage loans are charged to the REIT on a leveraged basis. For example, assume a REIT invests $10 million to acquire a $100 million pool of mortgage loans subject to $90 million of mortgage-backed securities debt. If thereafter, there are $7 million of losses on the $100 million of loans (7%), there will be a 70% loss of principal on the mortgage REIT's investment.

Leveraged Mortgage Loan Prepayment Risk
---------------------------------------
Mortgage REITs may also invest in mortgage-backed securities or retain investments in mortgage loans that entitle them to receive interest only on the outstanding principal amount of the underlying mortgage loans. The value of these interest-only securities can be adversely affected if the underlying mortgage loans are prepaid faster than anticipated. For example, an interest-only security may entitle a REIT to 1% on the outstanding principal amount of a pool of residential mortgage loans with an initial principal amount of $100 million. The mortgage REIT may anticipate that 10% of the loans will prepay at the end of each year, whereas the actual experience is that 20% of the loans prepay at the end of each year. In that case, the anticipated and actual cash paid to the REIT would be:

Year             Anticipated                Actual
----             -----------                ------
   1              $1,000,000             $1,000,000
   2                 900,000                800,000
   3                 800,000                600,000
   4                 700,000                400,000
   5                 600,000                200,000
   6                 500,000                     --
   7                 400,000                     --
   8                 300,000                     --
   9                 200,000                     --
  10                 100,000                     --
===================================================
Total             $5,500,000             $3,000,000
===================================================

Some interest-only securities bear interest at a floating rate that varies inversely with, and at a multiple of, a specified floating interest rate index, such as LIBOR. The yield on these securities is sensitive not only to prepayments, but also to changes in the related index. An example would be a 1% increase in LIBOR causing the interest rate on an investment to decline from 10% to 5%.

Risks Related to Multifamily and Commercial Real Estate
-------------------------------------------------------
Any investment that is dependent on the ability of real estate to generate income or on the maintenance or increase in value of real estate is subject to a wide variety of risks. Among these are:

  o the value of real estate may be significantly affected by general, regional and local economic conditions, and other factors beyond the investor's control;

  o the value of real estate may be significantly affected by unknown environmental problems;

  o the value of real estate may be significantly affected by changes in applicable zoning or land use restrictions or other applicable laws; and

  o particularly in the case of commercial real estate, the ability of property managers to obtain tenants at economic rents and otherwise maintain and operate the properties on a profitable basis.

Taxable Income May Exceed Cash Flow
-----------------------------------
Mortgage REITs may invest in subordinated mortgage-backed securities and participating or distressed mortgage loans that may be deemed to have original issue discount ("OID"). OID generally is equal to the difference between an obligation's issue price and its redemption price. A REIT must include in its income for a taxable year the portion of the OID that accrues during that year. Such OID will increase the amount that the REIT must distribute in order to avoid corporate income tax and/or the excise tax on undistributed income, notwithstanding the fact that the REIT may not have received a corresponding distribution of cash. In addition, a REIT's right to receive cash on mortgage loans that it has securitized will be subject to the prior payment of principal and interest due on the related mortgage-backed debt securities. Excess inclusion income produced by REMIC residual interests, and to the extent provided by future Treasury Regulations, some taxable income produced by non-REMIC retained ownership interests also may cause a REIT's shareholders to suffer adverse tax consequences. See "Federal Income Tax Laws Applicable to REITs and REIT Shareholders."

Risks Relating to Investments in REIT Equity Securities

The Company has invested and intends to invest in equity securities issued by REITs or other business entities. Securities to be acquired by the Company may not be freely transferable. In addition to the risks described above, investments in other enterprises carry the following risks:

Risk of Inadequate Due Diligence
--------------------------------
Before making an investment in equity securities issued by another REIT or business entity, the Company will assess what it considers to be the facts and factors that will determine the success of its investment. In making its assessment and otherwise conducting its customary due diligence, the Company will rely on the resources available to the Manager and, in some cases, an investigation by third parties. Because there may be little or no relevant information that is publicly available, this process is particularly important and subjective with respect to newly-organized entities with new and to-be-acquired assets and a management that may not be familiar with the business and operations of the new or expanded enterprise. New REITs often have limited investments, and investment opportunities may be dependent upon a limited management group subject to significant competition. The securities of newly public entities may trade less frequently and in smaller volume than more widely held securities and their values may fluctuate more sharply. Against this background, no assurance can be given that the due diligence processes of the Manager will uncover all the relevant facts or that any investment will be successful.

Dependence on Management of Other Entities
------------------------------------------
As a general matter, the Company will not control the management, investment decisions, or operations of an enterprise in which it invests. After an investment is made, circumstances and management may change in a manner that is not satisfactory to the Company. Yet the Company may have no ability to affect management decisions, and as noted below, the Company may have only limited ability to dispose of its investment.

Limited Liquidity of Investments
--------------------------------
The equity securities of a new entity in which the Company invests are likely to be restricted as to resale and may otherwise be highly illiquid. The Company expects that for a period of one year there will be restrictions on its ability to resell the securities of any newly public company that it acquires. Thereafter, a public market sale may be dependent upon securing a registration statement for a secondary offering of the securities. In any event, the Company expects to make investments in amounts significant enough that a resale might adversely affect the market and hence the sales price for the securities.

Disposition Value of Investments Dependent Upon General and Specific Market Conditions
----------------------------------------------------------------------------
Even if the Company makes an appropriate investment decision based on the intrinsic value of an enterprise, no assurance can be given that the trading market value of the investment will not decline, perhaps materially, as a result of general market conditions (e.g., an increase in interest rates and a general decline in the stock markets) or in specific market conditions for companies of the type in which the Company has invested.

Other Risks
-----------
Investments in REITs are subject to a variety of other risks, including conflicts of interest, loss of Investment Company Act exempt status, loss of REIT status for federal income tax purposes, and competition.

Adverse Changes in General Economic Conditions Can Adversely Affect Company's Business

The Company's success is dependent upon the general economic conditions in the geographic areas in which the Company's direct or indirect investments will be located. Adverse changes in national economic conditions or in the economic conditions of the regions in which the Company conducts substantial business likely would have an adverse effect on real estate values, interest rates and, accordingly, the Company's business.

Tax Risks

The Company has operated and intends to continue to operate following the merger in a manner so as to qualify as a REIT for federal income tax purposes. Certain of the Company's investments are in equity securities of REITs, which are REIT qualified investments. Failure of investee REITs to maintain their REIT status could jeopardize the Company's own REIT status.

If the Company fails to qualify as a REIT in any taxable year, the Company would be required to pay federal income tax on its taxable income. The Company might need to borrow money or sell assets in order to pay such tax. The Company's payment of income tax would decrease the amount of its income available to be paid to its shareholders. In addition, to the extent that the Company meets the 95% distribution requirement, but distributes less than all of its taxable income on an annual basis, it will be required to pay income tax on undistributed income. Furthermore, the Company no longer would be required to distribute substantially all of its taxable income to its shareholders. Unless its failure to qualify as a REIT is excused under federal income tax laws, the Company could not re-elect REIT status until the fifth calendar year following the year in which it fails to qualify.

In order to qualify as a REIT, each year the Company must distribute to its shareholders at least 95% of its taxable income (other than any net capital gain). In addition, the Company will incur a 4% nondeductible excise tax if the actual amount it pays out to its shareholders in a calendar year is less than a minimum amount specified under federal income tax law. See "Federal Income Tax Laws Applicable to REITs and REIT Shareholders--Requirements for Qualification--Distribution Requirements." The Company has distributed and intends to continue to distribute all of its taxable income to its shareholders on an annual basis so that it will satisfy the 95% test and avoid both corporate income tax and the 4% excise tax.

The Company may invest in assets that generate taxable income in excess of economic income ("phantom income") during certain periods or cause the Company's shareholders to suffer certain adverse tax consequences. Although certain types of phantom income are excluded in determining the 95% distribution requirement, the Company will incur corporate income tax and the 4% excise tax with respect to those phantom income items if it does not distribute those items on a current basis. As a result of the foregoing, the Company may have less cash than is necessary to distribute all of its taxable income. As a result, the Company may have to incur debt or liquidate assets at rates or times that it regards as unfavorable in order to distribute all of its taxable income and thereby avoid corporate income tax. See "Federal Income Tax Laws Applicable to REITs and REIT Shareholders."

Loss of Investment Company Act Exemption Would Adversely Affect The Company

The Company believes that it is not, and intends to conduct its operations so as not to become, regulated as an investment company under the Investment Company Act because it is "primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate."

If the Company fails to qualify for that exemption, it could be required to restructure its activities. Such a restructuring could, among other things, require the sale of a substantial amount of the Company's assets at a time when it would not otherwise do so. The sale could occur under adverse market conditions and cause losses.

Ownership Limitation May Restrict Change of Control or Business Combination Opportunities

In order for the Company to qualify as a REIT, not more than 50% in value of its outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities), during the last half of any taxable year (other than its first REIT taxable year). For the purpose of preserving the Company's REIT qualification, the Company's Charter generally prohibits (A) shareholders (other than FBR and certain mutual funds) from directly or indirectly owning more than 9.9% of the number of outstanding shares of common stock or any series of preferred stock, (B) FBR from directly or indirectly owning more than 20% of the outstanding common stock or preferred stock of any series, and (C) certain mutual funds and pension plans from directly or indirectly owning more than 15% of the outstanding common stock or preferred stock of any series (the "Ownership Limitation"). The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests. See "Capital Stock After the Merger--Restrictions on Transfer" and "Federal Income Tax Laws Applicable to REITs and REIT Shareholders--Requirements for Qualification."

The Three-Year Staggered Terms of the Company's Directors Will Make it More Difficult for Shareholders to Change the Board's Composition

The staggered board provisions of FBR Asset Maryland's Charter will make it more difficult for shareholders to change the composition of the Company's Board because only a minority of directors will be elected in any one year. The classification provisions could also discourage a third party from attempt to gain control of the Company even though the attempt might otherwise be beneficial to the Company and some, or a majority, of the Company's shareholders. Under certain circumstances, shareholders might be deprived of an opportunity to sell their shares at a higher price than might otherwise be available.

Board of Directors May Change Policies Without Shareholder Consent

The Company's major policies, including its investment policy and other policies with respect to acquisitions, financing, growth, operations, debt and distributions, are determined by its Board of Directors. The Board may amend or revise these and other policies, or approve transactions that deviate from these policies, from time to time without a vote of the common shareholders. The effect of any such changes may be positive or negative.

The Company's Charter also authorizes the Board of Directors to issue up to 50,000,000 shares of preferred stock and to establish the preferences and rights of any shares of preferred stock issued. Although the Company has no current intention to issue any series of preferred stock in the foreseeable future, the issuance of any series of preferred stock could have the effect of (i) increasing the investment risk associated with the ownership of common stock,
(ii) delaying or preventing a change in control of the Company, or (iii) otherwise changing the nature of an investment in the common stock.

FBR & the Manager

The Manager is a registered investment adviser under the Investment Advisers Act of 1940. As of September 30, 1998, the Manager and its affiliates had more than $723.5 million of assets under their management, including more than $227.4 million in separately managed accounts (including the Company). FBR's investment management services include more traditional management services for individual accounts, management of pooled investment vehicles, including four open-end mutual funds, management of hedge and offshore funds, and management of private equity and venture capital funds. Two of FBR's mutual funds seek capital appreciation through investments in financial services companies, while the third invests in the equity securities of small cap companies that FBR believes to be undervalued and the fourth invests in REITs and other real estate-related securities.

The Manager is a wholly-owned subsidiary of FBR Group, a full-service investment banking and asset management firm. FBR makes a market in more than 375 securities and provides research coverage on more than 400 publicly traded companies. FBR completed an initial public offering in December 1997, and its stock is listed on the New York Stock Exchange. Management and employees own a majority of FBR's stock.

FBR's strategy since its inception in 1989 has been to target specific industry sectors. Real estate is among the sectors on which FBR currently focuses. FBR currently provides research coverage on 29 REITs, homebuilders and other real estate and real estate-related companies, and is a market maker in 6 securities of such companies. FBR is one of the leading underwriters of REIT IPOs in the U.S., acting as sole or lead underwriter of REIT IPOs that raised $541.8 million and $979.8 million in 1997 and 1998 through November 6, respectively.

On December 29, 1997, PNC Bank Corp. purchased 4.9% of FBR Group's outstanding shares of common stock. PNC is the majority owner of BlackRock and also owns less than 5% of Anthracite, one of the companies in which the Company has invested. Pursuant to a non-binding Memorandum of Understanding entered into between FBR and PNC in October 1997, FBR and PNC have established a strategic business relationship with respect to selected capital markets and related activities. The understanding provides a framework pursuant to which FBR and PNC work together on an arms-length basis to refer potential business to each other. FBR and PNC have also agreed to work together to provide enhanced derivatives, asset securitization, bridge lending, and other bank financing products to FBR's clients.


Certain Transactions

Because of its extensive involvement in real estate securities, FBR and its affiliates may have material direct and indirect interests in companies in which the Company also has an interest. FBR's interests may complement or conflict with the Company's interests. For example, the Company may purchase equity securities of a company whose securities have been or will be underwritten by FBR or of a company for which FBR provides ongoing research and/or market making services. Any such purchase of securities by the Company may indirectly benefit FBR and its directors, officers, and owners.

The Company has made the following investments in companies with which FBR has a relationship:

In connection with the organization of Building One Services Corporation, the Company agreed to acquire 500,000 shares of Building One for $10,000,000. At the time of the acquisition, the Company was a wholly-owned subsidiary of FBR. FBR was the lead underwriter of a $480 million initial public offering by Building One that closed in December 1997. At the time of purchase, the Company agreed to not sell the shares purchased until after November 25, 1998. The public offering price was $20 per share and the underwriting discount was 7%. W. Russell Ramsey is a director of Building One.

FBR was the lead underwriter in February 1998 of an initial public offering by Capital Automotive REIT of 20 million shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, the Company purchased from Capital Automotive 1,792,115 shares for $25 million ($13.95 per share). At the time of purchase, the Company agreed to not sell the shares purchased until after February 12, 1999. William R. Swanson is a director of Capital Automotive.

FBR was the lead underwriter in March 1998 of an initial public offering by Anthracite Capital, Inc., of 20 million shares at a public offering price of $15 per shares. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, the Company purchased from Anthracite 716,846 shares for $10 million ($13.95 per share). At the time of purchase, the Company agreed to not sell the shares purchased until after March 24, 1999.

FBR was the lead underwriter in April 1998 of an initial public offering by Chastain Capital Corporation of 7,380,000 shares at a public offering price of $15 per share. The underwriting discount was 7%. In a privately negotiated transaction that closed at the same time, the Company purchased from Chastain Capital 700,000 shares for $9,765,000 ($13.95 per share). At the time of purchase, the Company agreed to not sell the shares purchased until after April 15, 1998.

Since 1994, FBR has provided underwriting and other investment banking services to Prime Group Inc. and its affiliates. Between January 1, 1997, and September 30, 1998, FBR acted as lead underwriter or co-manager, or provided advisory services to affiliates of Prime Group Inc., in connection with $507.5 million of capital raising and $936 million of merger transactions. The Company has acquired 123,500 shares of Prime Retail, Inc. in open-market transactions.

On December 23, 1997, the Company entered into an interim financing and security agreement with Prime Capital Holdings, Inc. for up to $20 million. As of November 6, 1998, approximately $12.3 million had been drawn against this loan. The note accrues at a rate of 12% per annum and is payable monthly on the last day of the month. The agreement called for the repayment of the advanced principal amount on October 31, 1998. Prime has extended the termination until December 31, 1998, by paying an additional 0.5% in consideration for such extension.

On June 30, 1998, the Company purchased from selling shareholders 520,000 shares of East-West Bank common stock for a purchase price of $5.2 million in a $237.8 million private transaction. FBR acted as placement agent in the transaction and for its services received a fee of 7%.

In June 1998, FBR entered into an agreement with Kennedy Wilson Inc. to underwrite an offering of common shares of Kennedy Wilson to obtain capital for the expansion of its business. At the same time, the Company loaned Kennedy Wilson $10 million that is due and payable in December 1998. The loan bears interest at 12% per annum and entitles the Company to warrants to acquire Kennedy Wilson stock.

FBR was the lead underwriter in October 1997 of an initial public offering by Imperial Credit Commercial Corporation of 30 million shares of common stock at a public offering price of $15 per share. The underwriting discount was 7%. Beginning in December 1997, the Company has purchased 900,000 shares of Imperial Credit common stock at an average price per share of $14.50.

FBR was the lead underwriter in January 1998 of an initial public offering by Resource Asset Investment Trust of 2,833,334 shares at a public offering price of $15 per share. The underwriting discount was 7%. Beginning in February 1998, the Company has purchased in open-market transactions 344,575 shares of Resource common stock at an average price per share of $15.36.


The Manager's Executive Officers

The following table sets forth certain information about the executive officers of the Manager. The Manager's executive officers are also directors of the Company. No executive officer is related by blood, marriage, or adoption to any other director or executive officer of the Company, FBR, or any of their respective affiliates.

Name                     Age    Position(s) Held
----                     ---    ----------------

Emanuel J. Friedman       52    Chairman & Chief
                                Executive Officer

Eric F. Billings          46    Vice Chairman & Chief
                                Operating Officer

W. Russell Ramsey         38    President & Secretary

For biographical information on Messrs. Friedman, Billings and Ramsey, see "Management After the Merger--The Board of Directors."


The Management Agreement

The Company and the Manager entered into a Management Agreement on December 17, 1997.

The following section summarizes certain provisions of the Management Agreement. This section does not completely describe the Management Agreement, and you should not rely on it as if it did. You may obtain a complete copy of the Management Agreement by following the document request procedures set forth in the "Additional Information" section of this document.

The Manager's Responsibilities

The Manager has only the authority that the Company's Board of Directors delegates to it. The Manager is at all times subject to the Board's supervision. Generally, the Manager performs (or causes to be performed) the services necessary to keep the Company running on a day-to-day basis. Such services include:

  1. consulting with the Company on the formulation of investment criteria and guidelines;

  2.     representing the Company in connection with

         a. the purchase and sale of assets,

         b. commitments to purchase and sell assets, and

         c. the maintenance and administration of the Company's asset portfolio;

  3. furnishing reports and collecting information relating to the Company's assets, interest rates, and general economic conditions;

  4. furnishing reports regarding the Company's activities and the services performed for the Company by the Manager;

  5. monitoring and providing the Board of Directors with price information and other data obtained from certain nationally recognized dealers that maintain markets in certain assets identified by the Board, and providing data and advice to the Board of Directors in connection with the identification of such dealers;

  6. providing executive and administrative personnel, office space, and office services required in rendering services to the Company;

  7. administering the Company's day-to-day operations and performing and supervising the performance of such other necessary administrative functions as may be agreed upon by the Manager and the Board of Directors, including

         a. the collection of revenues,

         b. the payment of the Company's debts and obligations, and

         c. the maintenance of appropriate computer services to perform such administrative functions;

  8. communicating on behalf of the Company with the holders of the Company's securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

  9. to the extent not otherwise subject to an agreement executed by the Company, designating servicers for mortgage loans sold to the Company and arranging for the monitoring and administering of such services;

  10. counseling the Company in connection with policy decisions to be made by the Board of Directors;

  11. engaging in hedging activities on the Company's behalf, consistent with the Company's status as a REIT;

  12. upon request by and in accordance with the directions of the Board of Directors, investing or reinvesting any of the Company's money;

  13. counseling the company regarding the maintenance of its exemption from the Investment Company Act and monitoring compliance with the various requirements for such status;

  14. counseling the Company regarding the maintenance of its status as a REIT and monitoring compliance with the various REIT qualification tests; and

  15. performing portfolio management services on behalf of the Company pursuant to the Management Agreement, including without limitation:

         a. consulting with the Company on purchase and sale opportunities,

         b. periodic review and evaluation of the performance of the Company's portfolio of assets,

         c. acting as liaison between the Company and banking, mortgage banking, investment banking and other parties with respect to the purchase, financing and disposition of assets, and

         d. other customary functions related to portfolio management.

The Manager has engaged BlackRock to advise it on the management of the Company's mortgage portfolio and may enter into subcontracts with other parties, including its Affiliates, to provide any other services to the Company.

The Management Fee
Base Management Fee
-------------------
The Manager is entitled to receive a quarterly base management fee equal to the sum of:

  o .25% per annum of the average book value of the Company's mortgage assets during each calendar quarter, and

  o .75% per annum of the average book value of the remainder of the Company's invested assets during each calendar quarter. Book value includes the Company's proportionate share of the assets of all of its direct and indirect subsidiaries, before reserves for depreciation or bad debts or other similar noncash reserves. The Board of Directors may adjust the base management fee in the future if necessary to align the fee more closely with the actual costs of such services, and by agreement with the Manager, may reduce the base management fee to the extent the Company incurs costs internally.

Incentive Compensation
----------------------
The Manager is also entitled to receive incentive compensation based on the Company's performance. At the end of 1998, the Manager will be entitled to receive the Incentive Calculation Amount for the period from December 17, 1997, through December 31, 1998. For each calendar quarter thereafter beginning with the quarter ended March 31, 1999, the Manager will be entitled to receive 25% of the Incentive Calculation Amount for the 12 month period ending with the end of that calendar quarter.

As used herein, the Incentive Calculation Amount for any 12 month period means an amount equal to the product of (A) 25% of the dollar amount by which (1)(a) Funds from Operations (before the incentive fee) of the Company per share of common stock (based on the weighted average number of shares outstanding) plus
(b) gains (or minus losses) from debt restructuring and sales of property per share (based on the weighted average number of shares outstanding), exceed (2) an amount equal to (a) the weighted average of the price per share at the initial offering price ($20) and the price per share at any secondary offerings by the Company multiplied by (b) the Ten-Year U.S. Treasury Rate plus five percent per annum multiplied by (B) the weighted average number of common shares outstanding during such period.

"Funds from Operations" as defined by the National Association of Real Estate Investment Trusts ("NAREIT") means net income (computed in accordance with GAAP) excluding gains (or losses) from debt restructuring and sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Funds from Operations does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income as an indication of the Company's performance or to cash flows as a measure of liquidity or ability to make distributions. Per share Funds from Operations for the period December 17, 1997, through September 30, 1998, were $0.84.

As used in calculating the Manager's compensation, the term "Ten-Year U.S. Treasury Rate" means the arithmetic average of the weekly average yield to maturity for actively traded current coupon U.S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years) published by the Federal Reserve Board during a quarter. The "Ten-Year U.S. Treasury Rate" for the quarter ended March 31, 1998, was 5.65% per annum, for the quarter ended June 30, 1998, was 5.45%, and for the quarter ended September 30, 1998, was 4.42%.

Options Owned by the Manager

On consummation of the merger, (1) the Manager will hold options to acquire 470,805 shares of the Company's stock at an option price of $20 per share and
(2) BlackRock will hold options to acquire 51,095 shares of the Company's stock at an option price of $20 per share. The options will be exercisable in whole or in part at any time before December 17, 2007.

These options are in addition to options that have been and may be granted pursuant to the Stock Incentive Plan described above under "The Stock Incentive Plan."

Expenses

Because the Manager's employees will perform certain due diligence tasks that purchasers of real estate typically hire outside consultants to perform, the Manager will be reimbursed for the Manager's out of pocket costs in performing due diligence on assets purchased or considered for purchase by the Company. Moreover, the Manager tracks the time its employees spend in performing such due diligence tasks and is entitled to reimbursement for the allocated portion of the salary and benefits of such employees. However, (i) the amount of due diligence costs for which the Manager receives reimbursement with respect to any asset may not exceed an arm's length due diligence fee for such asset and (ii) the Manager is not entitled to reimbursement for any due diligence or employee time costs associated with investments in securities being underwritten or placed by FBR.

Limits of Responsibility

Under the Management Agreement, the Manager does not assume any responsibility other than to render the services called for and is not responsible for any action of Board of Directors in following or declining to follow its advice or recommendations. The Company has agreed to indemnify the Manager, its Affiliates, and their directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges, and claims arising from acts of the Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the Management Agreement.

The Management Agreement does not limit or restrict the right of the Manager or any of its officers, directors, employees, or Affiliates from engaging in any business or rendering services of any kind to any other person, including the purchase of, or the rendering of advice to others purchasing REIT or other securities or other real estate-related assets that meet the Company's policies and criteria.

Term of Management Agreement

The Management Agreement has an initial term expiring on December 17, 1999. The Company may terminate, or decline to extend the term of, the Management Agreement without cause at any time after December 17, 1999, upon 60 days written notice by a majority vote of the Company's independent directors or by a vote of the holders of a majority of the outstanding common shares. Upon such termination the Manager shall be entitled to all fees accrued through the date of termination and, as a termination fee, shall be entitled to an amount equal to the sum of the base management fee and incentive management fee earned during the twelve months preceding the final day of the calendar quarter last ending prior to the date of termination. In addition, the Company has the right to terminate the Management Agreement upon the occurrence of certain specified events, including a material breach by the Manager of any provision contained in the Management Agreement, without the payment of any termination fee.

Conflicts of Interest

The Company is subject to various potential conflicts of interest arising from its relationship with FBR, including the following:

  o The Company's investments in equity securities have been and are expected to be primarily investments in companies whose securities have been underwritten or placed by FBR. FBR and its employees are paid substantial fees for underwriting and placement agent services, and to the extent that the success of a new offering depends upon a significant investment by the Company, the Manager may have a significant conflict of interest in recommending that investment to the Company. In those instances, the Company's shareholders will be relying on the investment decision of the independent directors, who will in part be relying on information provided by the Manager.

  o FBR manages other funds that are authorized to invest in the same assets that the Company may invest in. In particular, FBR manages funds, and may in the future manage other funds that invest in private equity securities and in REITs and other real estate-related securities. There may be investment opportunities that are favorable to each of the Company and the other funds managed by FBR. In that case, FBR will allocate investment opportunities among the potential investors based upon primary investment objectives, applicable investment restrictions, and such other factors as FBR deems appropriate and fair under the circumstances.

  o BlackRock, the mortgage portfolio manager, has significant discretionary authority with respect to the Company's investment in mortgage assets. BlackRock manages other funds and accounts (including Anthracite) that have similar investment objectives and may have other relationships that may involve a conflict of interest with the Company.

  o The incentive portion of the management fee, which is based on the Company's income, may create an incentive for the Manager to recommend investments that have greater income or appreciation potential but are generally more speculative than if the management fee did not include a performance component.

  o Although the Board of Directors will include two independent directors, the remaining directors, which constitute a majority of the Board, and each of the Company's executive officers also serve as executive officers or employees of FBR and devote substantial time to FBR.

  o Inside directors, officers and employees of the Manager have other responsibilities to FBR. These persons will devote such time and attention to the Company's business as they, in their discretion, deem necessary, but conflicts may arise in allocating management time, services or functions among the Company and other affiliates of FBR.

  o FBR may provide a broad range of financial services to enterprises in which the Company has invested or with which it otherwise does business. For these services FBR will be paid fees or otherwise receive compensation. Under these circumstances, a variety of conflicts might arise, including conflicts that might arise because of restrictions on the use of confidential information.

With a view toward protecting the interests of the Company's shareholders, the Company's Charter requires that, except in the case of a vacancy, at least 30% of the members of the Board of Directors will be independent directors.

A majority of the independent directors must approve (i) any transaction in which the Company seeks to acquire securities that are being underwritten or placed by FBR and (ii) any transaction involving the Company in which FBR has a material financial interest, including but not limited to, any decisions concerning the termination or renewal of the Management Agreement. In making their decisions, the independent directors will consider information provided by the Manager and such other information as they deem appropriate to determine whether such transactions will be in the Company's best interests. The independent directors will not otherwise participate in the Company's daily operations. The independent directors will, however, review transactions engaged in by the Company on a quarterly basis and will review the Company's investment policies annually. Investors should be aware that, in conducting these reviews, the independent directors will rely primarily on information provided to them by the Manager.

The Company's Business

Investments in Mortgage Assets

The Company's plan is to invest a majority of its assets in mortgage loans or mortgage-backed securities that represent the entire ownership interest in a pool of mortgage loans. The Company's current mortgage assets consist of whole-pool mortgage-backed securities that were issued or guaranteed by FHLMC, FNMA, or GNMA. In the future, however, the Company's mortgage assets may also include:

  o fixed or adjustable-rate single family, multifamily, or commercial mortgage loans;

  o whole-pool mortgage-backed securities issued or guaranteed by private issuers, including subordinated interests in commercial mortgage- backed securities, but only when such securities are collateralized by pools of first mortgage loans; or

  o     other direct interests in real estate.

The Company's policy is to acquire mortgage assets that it believes will generate the highest risk-adjusted returns on capital invested. To determine which mortgage assets are likely to provide those returns, the Company considers:

  o     the amount and nature of anticipated cash flows from the asset;

  o the Company's ability to pledge the asset to secure collateralized borrowings;

  o     the capital requirements for purchasing and financing the asset;

  o     the potential for appreciation and depreciation of the asset's value;
        and

  o     the cost of financing, hedging and managing the asset.

Example

Following is a simple example of how to compute the return on equity capital invested in a hypothetical mortgage-backed security:

---------------------------------------------------------
1.   Amount invested in mortgage-backed
     security..........................      $10,000,000
2.   Annual interest rate on
     mortgage-backed security..........            7.25%
3.   Income from mortgage-backed
     security  (1 x 2)*................        $ 725,000
4.   Amount borrowed to finance
     investment in mortgage-backed
     security..........................       $8,000,000
5.   Interest rate on amount borrowed..            5.50%
6.   Interest expense (4 x 5)..........        $ 440,000
7.   Equity capital invested (1 - 4)...       $2,000,000
8.   Management fee (0.25% x
     $10,000,000)......................        $  25,000
9.   Hedging expense (4 x 1%)..........        $  80,000
10.  Total expenses (6 + 8 + 9)........        $ 545,000
11.  Net income on mortgage-backed
     security (3-10)...................        $ 180,000
12.  Return on equity capital invested
     (11 / 7)..........................            9.00%
---------------------------------------------------------
* The numbers in parentheses, unless otherwise specified, refer to the paragraph numbers on the far left.

In the foregoing example, the Company uses borrowed funds to increase the initial yield on its investment from 7.25% to 9.0%. The Company's plan is to effect this type of yield increase by arranging loans in which it pledges its assets as collateral to secure its repayment obligations. Some of those loans may be margin loans in which a decline in the pledged assets' market value could trigger an early repayment of the Company's obligations. The Company also may leverage its mortgage assets through the issuance of long-term borrowings, repurchase agreements, warehouse lines of credit, or other borrowing arrangements.

The Company intends to use the proceeds from borrowings to invest in mortgage assets and to repeat this process of borrowing and investing until it has significantly leveraged its portfolio of mortgage assets. If changes in market conditions cause the cost of the Company's financing to increase relative to the income that the Company can earn from the purchased mortgage assets, the Company may reduce the amount of leverage it utilizes, as it did in October 1998.

Hedging

The Company acquires derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. The Company does not intend to acquire derivative instruments for speculative purposes. The Company's hedging activities may include entering into interest rate swaps and caps and/or options to purchase swaps and caps. Under the tax laws applicable to REITs, the Company generally may enter into interest rate swap or cap agreements, options, futures contracts, forward rate agreements, or similar financial instruments to hedge indebtedness that the Company may incur, or plans to incur, to acquire or carry "real estate assets." Nevertheless, the applicable tax provisions may limit the Company's ability to enter into hedging transactions. If so, the Company may conduct hedging activities through a to-be-formed subsidiary that is fully subject to income tax.

Interest Rate Management

The Company engages in a variety of interest rate management techniques to manage the effective maturity or interest rate of its assets. The Company may also use these techniques to attempt to protect itself against declines in the market value of its assets that result from general trends in debt markets. These techniques are risky, and the Company's use of them may limit the Company's potential earnings on its mortgage assets. The Company's techniques may include:

  o     puts and calls on securities or indices of securities;

  o     Eurodollar futures contracts and options on such contracts;

  o interest rate swaps (the exchange of fixed-rate payments for floating-rate payments); or

  o     other similar transactions.

REIT tax rules may limit the Company's ability to use these techniques, except through a corporate subsidiary that is fully subject to corporate income taxation. The Company cannot give any assurances that it can successfully implement its investment and leverage strategies.

Management of Mortgage Assets

The Manager has engaged BlackRock to manage the Company's portfolio of mortgage assets. BlackRock, a majority-owned subsidiary of PNC Bank Corp., specializes in advising entities about mortgage asset investments, managing portfolios of mortgage asset and fixed income investments, and financing mortgage asset investments. Through BlackRock, the Company has access to considerable market expertise and sophisticated risk management systems that enable the Company to actively monitor and manage its mortgage portfolio's exposure to interest and mortgage prepayment rates, credit risk, changing yield spreads, and risk of capital loss. The Company uses these systems to emphasize relative value asset selection, as well as liability structuring and the use of hedging instruments, to manage the differential risks inherent in the mortgage portfolio's asset liability structure.

Mortgage Asset Investments

As of September 30, 1998, the Company was invested in forty two mortgage-backed securities that represented the entire interest in pools of single-family mortgage loans. The mortgage-backed securities are summarized below. Premium is the amount by which the purchase price exceeded the outstanding principal amount of the mortgage-backed security.

             Original             Investment   Premium
               Term   Interest       (in         (in
Issuer       (Years)    Rate      thousands)   thousands)
------       ------     ----       ---------    ---------
FHLMC          15       6.50%       $72,789        $452
FNMA           15       6.50         23,457         153
FNMA           15       7.00         53,318       1,077
FHLMC          15       7.00          5,061          99
FHLMC          30       8.00          4,829         185
FNMA           30       7.50         16,425         564
FNMA           30       9.00         17,719       1,024
GNMA           30       7.95         20,951         935
FHLMC          15       6.50          6,607          55
                                   --------      ------
                                   $221,156      $4,544

The Company paid a premium to acquire the mortgage-backed securities because the interest rate payable on the securities was higher than rates prevailing at the time of its acquisition. The weighted average yield on the Company's mortgage assets at September 30, 1998, was approximately 7.04%. The yield is based on the anticipated life of the securities. If the actual life of the security is reduced below its anticipated life, the yield would be reduced. The actual life of the mortgage-backed securities is reduced if the mortgage loans underlying the securities are prepaid faster than anticipated at the time the securities were acquired. See Notes to Financial Statements for a discussion of accounting principles applicable to the Company's investments in mortgage assets.

Investments in Real Estate-Related Companies

Investment Policies & Strategies

The Company relies upon professionals employed by FBR to evaluate opportunities for investment in other companies. Since 1989, FBR has sought to identify rapidly changing industries and those that are not fully understood or appropriately valued by the market.

In the recent past, FBR has specialized in underwriting offerings of REIT securities, particularly REITs that invest primarily in mortgage loans and mortgage-backed securities. Since 1994, FBR has served as managing underwriter on the public issuance of $2.8 billion of REIT and real estate equity securities, including $1.3 billion of mortgage and hybrid REITs.

The Company believes that there is a global trend towards the securitization of most types of real estate and real estate-related assets and that this trend is represented by the increased formation of non-traditional REITs. The Company also believes:

  o that, notwithstanding the recent decline in the mortgage REIT market, additional REITs or companies will be organized in the future that will invest in residential mortgage loans, commercial mortgage loans, commercial real estate, mortgage-backed securities, or other real estate-related assets, and

  o that FBR will continue to be active in underwriting the equity securities offered by those types of entities.

Investments in REITs or Other Companies Before an FBR-Lead Initial or Secondary Offering

The Company has relied on its affiliation with FBR to invest in companies intending to sell securities to the public before or at the time of the public offering at a price that is net of underwriting discounts and selling concessions. The Company believes that the ability to invest in these companies before their public offerings and net of underwriting fees can provide value to its shareholders.

Equity securities acquired in the manner described above are subject to transfer restrictions, and the Company makes such investments on the assumption that the securities cannot be sold or otherwise disposed of for a period of at least one year after the public offering. Whether the securities might thereafter be sold will be based upon ongoing determinations by the Manager on the course of action that will best serve the interests of the Company, which will be based upon, among other things, price, estimates of intrinsic value, and the availability of alternative investments. Furthermore, the Company's ability to invest in companies in this manner may be constrained by rules of the SEC and the National Association of Securities Dealers, Inc.

Private Investments in Public Companies

From time to time, the Company anticipates having the opportunity to make private investments in publicly held companies. These opportunities may arise when time frame or other public market conditions restrict access to the public capital markets, but when the Manager believes there exists significant appreciation potential for its investment.

Undervalued Publicly Traded Securities

In addition, the Company may invest in public companies with outstanding business fundamentals that the Manager believes the public markets are valuing inappropriately. In these instances, the Manager will base its investment decision, in part, on the industry knowledge and expertise of FBR's employees.

Other Investments

The Company's ability to invest in non-mortgage or non-real estate-related assets will be restricted by provisions of the Code and the Investment Company Act. Subject to applicable restrictions, the Company may, however, invest in other opportunities that the Manager believes would be beneficial for the Company.

Current Investments

The Company's current holdings include the equity securities of six different REITs. See "FBR & the Manager -- Certain Transactions." Four of those REITs recently conducted FBR-lead initial or secondary public offerings. Through its relationship with FBR, the Company was able to invest in those REITs either before or at the same time that the REIT offered its stock to the public.

The Company has also acquired the equity securities of two companies that are not taxed as REITs and the promissory notes of two companies that carry with them the right to acquire stock of those companies in the event they make public offerings of their stock. The

Company's investments in other companies as of November 6, 1998 are summarized below:



========================================================================================================================
                                                                                      Market Value at
                                                                        Amount of       November 6,      Percentage
                                         Number of       Percent       Investment          1998           Increase
           Company (Symbol)             Shares Owned    Ownership      (thousands)      (thousands)      (Decrease)
           ----------------             ------------    ---------      -----------      -----------      ----------

Common Stock
------------
Anthracite Capital, Inc. (AHR)           1,581,846        3.95%          $18,334          $10,480          -42.8%
Capital Automotive REIT (CARS)           1,792,115        8.22%           25,000           25,090             .4%
Chastain Capital Group (CHAS)              700,000        8.64%            9,765            2,756          -71.8%
Imperial Credit Commercial Mortgage        900,000        2.86%           13,050            7,988          -38.8%
    Inv. Corp. (ICM)
Prime Retail, Inc. (PRT)                   123,500        0.18%            1,200            1,258            4.8%
Resource Asset Investment Trust (RAS)      344,575        5.62%            5,293            4,479          -15.4%
Building One Services Corporation          500,000        1.66%           10,000            7,188          -28.1%
    (BOSS)
East-West Bank                             520,000        2.19%            5,200            4,160          -20.0%
                                       ----------------------------------------------------------------------------
    Total                                6,462,036                       $87,842          $63,399          -27.8%
                                       ============================================================================

Promissory Notes
----------------
Prime Capital Holding                                                     12,475
Kennedy Wilson International (KWI)                                        10,000
                                       ----------------------------------------------------------------------------
         Total                                                           $22,475
                                       ============================================================================

===================================================================================================================

As the table above shows, the aggregate market value of investments made by the Company in other enterprises has declined significantly since the dates that the Company made them. The Company attributes this decline in market value primarily to the general decline in the market price of REIT stocks. A brief description of each enterprise in which the Company has invested is set forth below.

Anthracite Capital, Inc.
------------------------
Anthracite Capital, Inc., is a REIT incorporated in Maryland that was organized in November 1997 to invest in a diversified portfolio of multifamily, commercial and residential mortgage loans, mortgage-backed securities, and other real estate-related assets in U.S. and non-U.S. markets. Anthracite is managed by BlackRock, subject to the direction and oversight of Anthracite's Board of Directors. BlackRock is a registered investment adviser under the Investment Advisers Act of 1940 and is one of the largest fixed income investment firms in the United States. Anthracite seeks to achieve strong investment returns by maximizing the spread of investment income earned on its real estate assets over the cost of financing and hedging those assets and/or liabilities. Anthracite's common stock is publicly traded.

The officers and directors of Anthracite and the officers and directors of its manager, BlackRock, recently purchased 169,200 shares of Anthracite's common stock in open market purchases at an average price of approximately $7.73 per share.

On October 30, 1998, Anthracite reported that its funds from operations for the third quarter ended September 30, 1998, were $6.5 million, or $0.31 per share on a fully diluted basis. In response to market conditions subsequent to the third quarter that resulted in reduced liquidity in the financing markets and spread widening in the credit-sensitive sectors of the debt markets, Anthracite has sold approximately $622 million in market value of assets since September 30, 1998. The proceeds from those sales were applied to reduce amounts borrowed under Anthracite's existing reverse repurchase agreements and to increase its cash position. As a result of these transactions, Anthracite's debt to equity ratio has declined from 4.2 to 1 at September 30, 1998, to approximately 2.0 to 1 as of October 30, 1998.

The Company received $546,065 from Anthracite in dividends on October 15, 1998.

Capital Automotive REIT
-----------------------
Capital Automotive REIT ("CARS") is a self-administered and self-managed Maryland REIT that was formed to invest in the real property and improvements used by operators of multi-site, multi-franchised motor vehicle dealerships and motor vehicle related businesses located in major metropolitan areas throughout the United States. CARS primarily acquires real property and simultaneously leases back this property for use by dealers.
CARS's common stock is publicly traded.

During the third quarter, CARS completed $149 million in acquisitions, bringing total year-to-date acquisitions to $413 million. CARS reports that it has fully invested the proceeds of its February 1998, initial public offering. CARS remains the dominant multi-franchise automobile dealership REIT, particularly after its October 1, 1998, acquisition of the majority of assets of a large competitor, Automotive Realty Trust of America.

CARS announced a stock buyback program on September 8, 1998, to purchase three million shares. According to CARS, substantially all of the three million authorized shares were purchased at prices ranging from $9 1/8 to $11 7/8 per share. CARS is presently conducting a second share buyback program for up to three million additional shares.

On October 26, 1998, CARS announced that its funds from operations for the third quarter ended September 30, 1998, were $8.5 million, or $0.28 per share on a fully diluted basis. The Board of Directors of CARS has approved a dividend of $0.27 per common share payable on November 20, 1998. The Company will receive $483,871 from this distribution.

Chastain Capital Corporation
----------------------------
Chastain Capital Corporation is a Georgia REIT that was organized in December 1997 to invest in commercial and multifamily mortgage and real estate-related assets located in major metropolitan markets throughout the United States. Chastain is managed by Lend Lease Real Estate Investments, Inc., a global real estate investment management firm with approximately $29.3 billion in real estate assets under management on five continents, subject to the direction and oversight of Chastain's Board of Directors. Chastain emphasizes, in particular, origination of commercial mortgage loans for the purpose of securitizing and retaining subordinated interests in these loans. Chastain's common stock is publicly traded. The Company holds 700,000 shares of Chastain common stock and is a significant shareholder.

The Company received $224,000 from Chastain in dividends on October 15, 1998.

On October 23, 1998, Chastain Capital Corporation announced that it was in default on its tangible net worth covenant with three of its lenders, Morgan Guaranty Trust Co., Merrill Lynch Mortgage Capital, and Morgan Stanley Mortgage Capital. According to Chastain, the default had a cure period equal to ten business days. Chastain stated that its portfolio had lost $32 million due to spread widening in the credit market and had lost $13.5 million from terminating its interest rate hedge. Chastain indicated that it was negotiating with its lenders and with other sources of capital to provide liquidity to cure the default and fund its obligations, including its outstanding whole loan commitments, which total approximately $111 million. Chastain's board of directors directed Chastain to discontinue new investment activity and concluded that Chastain should restructure its balance sheet.

On October 30, 1998, Chastain reported results for the third quarter ended September 30, 1998, its second quarter of operations. Of the $32 million loss, $24 million was recognized in the third quarter and $8 million will be recognized in the fourth quarter. Of the $13.5 million loss from terminating its interest rate hedge, $15.7 million was recognized in the third quarter, and thus, a $2.3 million gain will be recognized in the fourth quarter due to the movement in Treasury rates between September 30, 1998, and the date the hedges were terminated. On November 13, 1998, Chastain announced that it reached an agreement with its lenders to restructure its credit facilities and dispose of certain assets to reduce the size and stabilize the volatility of its overall portfolio. Under the new agreement, Chastain's credit facilities have been reduced by $10 million, and certain covenants were renegotiated to reflect the reduced size of Chastain's portfolio; the facilities now expire on January 31, 1999, and March 31, 1999. Chastain also announced that one of its manager's affiliates has agreed to provide it with up to $40 million of unsecured indebtedness. An initial advance of $17 million was drawn on November 13, 1998, and the remaining funds can be drawn through maturity at March 31, 1999.

Concurrently with the restructuring, Chastain announced that it would incur $8.7 million in mark-to-market losses on its portfolio and $1.7 million in expenses related to the restructuring of its credit facilities. In addition, Chastain announced that it intends to suspend its quarterly dividend for the fourth quarter. The Company is currently evaluating its investment in Chastain.

Imperial Credit Commercial Mortgage Investment Corporation
----------------------------------------------------------
Imperial Credit Commercial Mortgage Investment Corporation is a Maryland corporation that has elected

REIT status. It invests primarily in performing multifamily and commercial term loans and interests in commercial and residential mortgage-backed securities. Imperial Credit also invests in various classes of non-investment grade mortgage-backed securities. Imperial Credit's common stock is publicly traded.

On September 21, 1998, Imperial announced that it had rejected an unsolicited merger proposal from Wilshire Real Estate Investment Trust. Imperial determined that the proposed combination was not beneficial for shareholders due to the proposed consideration, the highly-leveraged nature of Wilshire's assets, and other factors. Friedman, Billings, Ramsey & Co., an affiliate of the Company and the Manager, served as financial advisor to Imperial's Board of Directors during this transaction.

On November 3, 1998, Imperial reported that its funds from operations for the third quarter ended September 30, 1998, were $2.9 million, or $0.09 per share on a fully diluted basis. Operating results were reported after certain non-cash charges of $6.4 million, or $0.20 per share. The non-cash charges include a write down of Imperial's commercial mortgage-backed interest-only securities to estimated fair value based on current market conditions and estimated prepayment speeds and an increase in the allowance for loan losses on mortgage loans to address increased delinquencies on a multifamily and commercial loan portfolio acquired from an unaffiliated third party. The Company received $297,000 from Imperial in dividends on October 14, 1998.

Prime Retail, Inc.
------------------
Prime Retail, Inc., is a self-administered and self-managed Maryland REIT that develops, acquires, owns and operates factory outlet centers in the United States. Based upon industry publications, Prime Retail believes it is the largest owner and operator of factory outlet centers in the United States. Prime Retail strives to differentiate itself from competitors in the outlet center industry by owning and operating larger outlet centers with highly accessible locations, a larger and more diverse merchandising mix, extensive food and recreational amenities and quality architecture and landscaping, all designed to create an upscale environment in which to showcase merchandise and encourage shopping. Prime Retail believes that the considerable size of its outlet centers, coupled with Prime Retail's established merchant base of national and international manufacturers of designer and brand-name merchandise, significantly enhances the competitive position of Prime Retail's outlet centers. Prime Retail's common stock is publicly traded.

After successfully completing its merger with Horizon Group on June 15, 1998, Prime Retail integrated 22 of Horizon's top-performing outlet centers into its existing portfolio and established itself as the largest owner/operator and developer of factory outlet centers in the world. During November 1998, Prime Retail expects to open an additional 316,000 square feet of gross leaseable area in time for the holiday shopping season, including new phases in Ellenton, FL; Hagerstown, MD; and Lodi, OH. On October 29, 1998, Prime Retail announced that it plans to build a 410,000 square foot upscale outlet center in Pleasantville, NJ, that will become the first outlet center servicing the New Jersey Shore resort area near Atlantic City. This center will be built on 53 acres that Prime Retail has under contract between exits 2 and 4 along the north side of the Atlantic City Expressway and in close proximity to the Garden City Parkway.

The Company has purchased 123,500 shares of Prime Retail's common stock in the public market as of November 6, 1998, for an average purchase price of $8.69 per share.

On October 26, 1998, Prime Retail announced that its funds from operations for the third quarter ended September 30, 1998, were $27.2 million, or $0.38 per share. The Board of Directors of Prime Retail has approved a dividend of $0.295 per common share payable on November 16, 1998. The Company will receive $36,432 from this distribution.

Resource Asset Investment Trust
-------------------------------
Resource Asset Investment Trust is a Maryland REIT that was formed in August 1997. Resource's principal business activity is the acquisition and/or financing of loans secured by mortgages on real property (or interests in such loans) in situations that generally do not conform to the underwriting standards of institutional lenders or sources that provide financing through securitization. Resource believes that its anticipated financing activity provides it with an underserved niche market in the real estate industry. Resource's common stock is publicly traded.

On October 14, 1998, Resource reported that its funds from operations for the third quarter ended September 30, 1998, were $3.4 million, or $0.54 per share on a fully diluted basis. The Company received $175,733 from Resource in dividends on September 30, 1998.

Building One Services Corporation
---------------------------------
Building One Services Corporation (formerly Consolidation Capital Corporation) is a Delaware Corporation that was founded in February 1997 to build consolidated enterprises through the acquisition and integration of multiple businesses in one or more fragmented industries. Building One has undertaken to consolidate facilities management companies and may select companies in this or related industries in which to make future investments. Building One's common stock is publicly traded.

On November 2, 1998, Building One announced that it will acquire Watson Electrical Construction Co., a leading provider of electrical installation and maintenance services in the Southeast, with revenues in excess of $100 million. Total purchase consideration consisted of $24.0 million in cash and 1,500,000 shares of stock plus an earnout opportunity based upon improved earnings performance in the future.

On November 3, 1998, Building One announced that its net income for the third quarter ended September 30, 1998, was $16.7 million, or $0.37 per share on a fully diluted basis. Building One is presently conducting a share buyback program under which it has repurchased 2.27 million shares of the 3.1 million shares authorized for repurchase.

East West Bank
--------------
On June 30, 1998, the Company purchased, in a $237.8 million private placement offering, 520,000 shares of East West Bank, a Southern California commercial bank, for a cost of $5.2 million or $10.00 per share. The bank's strategy is to become the premier commercial bank in California serving the unique personal and business banking needs of customers engaged in businesses and having family ties with or origins from the Asia Pacific region with experienced personnel having language capability and cultural sensitivity appropriate for the region.

Prime Capital Holding, Inc.
---------------------------
Prime Capital Holdings, Inc., is a Delaware limited liability company formed in August 1997 and is an early stage mortgage origination entity focused primarily in the business of originating, investing in, and securitizing a broad range of real estate finance products. The main focus of Prime Capital's operations to date has been in the commercial real estate finance business. It also provides selected real estate-based consumer finance products on a wholesale and retail basis. Prime Capital's strategy is to aggressively pursue finance markets undergoing substantial change or turmoil. In those markets, Prime Capital seeks to offer products with an attractive risk/reward profile, generally including the ability to sell the entire end loan either in the asset-backed securities market or as a whole loan realizing a cash gain on sale. Prime Capital has established origination, underwriting and servicing procedures and capabilities, which it believes will enable it to take advantage of the changing condition of a broad range of markets. Prime Capital is a private company whose common stock is not traded.

On December 23, 1997, the Company entered into an interim financing and security agreement with Prime Capital. The agreement allows for up to a $20,000,000 capital loan from the Company to Prime. The loan accrues interest at an annualized rate of 12 percent and is payable monthly. As of November 6, 1998, $12.4 million had been drawn against the loan. The Loan matures on December 31, 1998.

Kennedy Wilson International
----------------------------
On June 3, 1998, the Company entered into a promissory note agreement with Kennedy Wilson International for $10 million. The note accrues interest at a rate of 12 percent per annum and is payable monthly on the last day of the month. The agreement calls for the repayment of the advanced principal amount on the first to occur of the closing of a public offering of common stock by Kennedy Wilson or December 31, 1998. Kennedy Wilson is a U.S. real estate marketing and investment firm specializing in innovative marketing programs for various types of properties and financial instruments. Kennedy Wilson's stock is publicly traded, although the market for its stock is thin.


Leverage

The Company had a debt-to-equity ratio of 1.1 to 1 at September 30, 1998. The actual ratio will change from time to time depending upon market conditions and other factors that the Manager deems relevant. The actual debt-to-equity ratio will depend on the Manager's assessment of acceptable risk consistent with the nature of the assets then held by the Company. The Company's organizational documents do not limit the amount of indebtedness the Company may incur. Instead, the Board of Directors has an indebtedness policy that delegates significant investment and borrowing discretion to the Manager. The Board, however, may change this policy at any time.

Generally, leverage creates interest expense that can exceed the revenue the Company earns from its financed assets. To the extent that revenue derived from those assets exceeds the interest expense, the Company's net income will be greater than if the Company had not borrowed funds. Conversely, if the revenue from those assets does not sufficiently cover the expense, the Company's net income will be less than if the Company had not borrowed funds.

Repurchase Agreements

The Company borrows funds by entering into repurchase agreements. Under these agreements, the Company sells assets to a third party with the commitment to repurchase the same assets at a fixed price on an agreed date. The repurchase price reflects the purchase price plus an agreed upon market rate of interest. The Company accounts for repurchase agreements as loans, secured by the underlying assets, that the Company owes to the third party.

Repurchase agreements typically require the Company to deposit additional collateral or reduce borrowed amounts if the market value of pledged collateral declines. These requirements could cause the Company to sell assets under adverse market conditions in order to maintain liquidity. Although the Company intends to maintain an equity cushion sufficient to provide liquidity in the event of interest rate movements or other changes in market conditions, there can be no assurance that the Company will be able to safeguard against having to sell mortgage assets when it would not otherwise choose to do so.

As of September 30, 1998, the Company had borrowed approximately $176.3 million pursuant to repurchase agreements and pledged mortgage-backed securities with a market value of approximately $185.3 million to secure the borrowings.

Bank Credit Facilities

The Company may borrow money through various bank credit facilities, which will have varying maturities and varying fixed or adjustable interest rates. To date, the Company has not established any bank credit lines.


Dividends & Distribution Policy

To maintain its status as a REIT for federal income tax purposes, the Company is required to distribute substantially all its taxable income (taxable income does not ordinarily equal income calculated in accordance with generally accepted accounting principles) to its shareholders each year. In order to satisfy such requirement, the Company intends to declare regular quarterly dividends and to distribute any taxable income remaining at the end of a year with a first quarter dividend in the following year.

The Board of Directors may change the dividend policy at any time. The Board of Directors will declare dividends based on:

  o     the taxable income of the Company;

  o     the financial condition of the Company;

  o     the distributions required to maintain REIT status; and

  o     other factors that the Board of Directors considers relevant.

To date, the Company has declared the following dividends:

       For the Period            Total        Per Share
       --------------            -----        ---------

     02/01/97 - 12/31/97      $  562,045(1)     0.055
     01/01/97 - 03/31/98       2,083,165        0.200
     04/01/98 - 06/30/98       3,072,669        0.295
     07/01/98 - 09/30/98       3,379,798(2)     0.360
                               ---------        -----
                              $9,097,677        $0.91

(1) Includes $0.05 dividend declared in June 1998 and paid in July 1998 for shareholders of record as of December 31, 1997.

(2)  Dividend declared and paid in October 1998.

All dividends have been paid out of the Company's current and accumulated earnings and profits and, therefore, none constitutes a return of capital. The level of quarterly dividends is based on a number of factors and should not be deemed indicative of taxable income for the quarter in which declared or future quarters or of income calculated in accordance with GAAP.

Distributions to shareholders will generally be subject to tax as ordinary income, although in appropriate circumstances a portion of any distribution may be designated by the Company as capital gain or may be determined to be a tax-free return of capital. The Company does not intend to declare dividends that would result in a return of capital. The Company will furnish annually to each shareholder a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, capital gain or return of capital. For a discussion of the federal income tax treatment of distributions by the Company, see "Federal Income Tax Laws Applicable to REITs and REIT Shareholders--Taxation of Taxable U.S. Shareholders."

The Company has repurchased shares of its own stock. See "The Company--Recent Developments."

Selected Financial Data

The selected financial data set forth below should be read in conjunction with "Management's Discussion & Analysis" and the Financial Statements and Notes thereto included elsewhere in this registration statement. The selected balance sheet and statement of operations data as and for the six months ended June 30, 1998, has been derived from the audited financial statements. The selected balance sheet data and statement of operations data as of and for the three- and nine-month periods ended September 30, 1998, has been derived from unaudited financial statements of the Company and has been prepared on the same basis as the audited financial statements to include, in the opinion of management, all adjustments (consisting of only of normal recurring adjustments) necessary for a fair presentation of the results of operations and the Company's financial condition for such periods. The results for the six months ended June 30, 1998, or for the three- and nine-month periods ended September 30, 1998, are not necessarily indicative of the results to be expected for the entire year ending December 31, 1998, or for any future interim or annual period.


===========================================================================================================================

                                                                  (Dollars in thousands, except for per share data)
                                                            Six Months            Three Months             Nine Months
                                                               Ended                 Ended                    Ended
                                                           June 30, 1998       September 30, 1998       September 30, 1998
                                                           -------------       ------------------       ------------------
                                                                                  (unaudited)              (unaudited)

Statement of Operations Data:
   Dividend income................................           $   834                $  2,046               $   2,880
   Interest income................................             4,817                   4,711                   9,528
   Interest expense...............................               553                   2,634                   3,187
   Management Fee Expense.........................               469                     458                     927
   Other Expense..................................               163                      99                     262
   Net Income.....................................             4,466                   3,566                   8,032
   Basic and diluted income per share.............           $  0.43                $   0.35               $    0.78
   Weighted average basic and diluted shares......            10,400                  10,264                  10,354

                                                                                  June 30, 1998         September 30, 1998
                                                                                  -------------         ------------------
                                                                                                            (unaudited)
Selected Balance Sheet Data:
   Mortgage-backed Securities, at fair value.......                                 $218,685               $ 211,492
   Cash and cash equivalents.......................                                   60,611                  43,334
   Investments in Equity Securities, at fair value.                                   78,074                  65,816
   Total Assets....................................                                  377,602                 344,266
   Repurchase agreements...........................                                  181,288                 176,252
   Total liabilities...............................                                  185,524                 179,044
   Accumulated Other Comprehensive Income (1)......                                     (609)                (19,016)
   Stockholders' Equity............................                                  192,078                 165,222
   Book Value Per Share............................                                    18.44                   17.44
   Common shares outstanding (2)...................                                   10,416                   9,473

                                                                            For the Six Months       For the Nine Months
                                                                                   Ended                    Ended
                                                                               June 30, 1998          September 30, 1998
                                                                               -------------          ------------------
                                                                                                         (unaudited)
Other Selected Data
   Average total assets (3) .......................                                 $233,401               $ 274,356
   Average daily borrowings (4)....................                                 $ 55,975               $ 136,060
   Average equity (3)..............................                                 $198,366               $ 191,382
   Funds from operations...........................                                 $  4,466               $   8,032
   Management Fees as a percentage of average total                                     0.20%                   0.34%
   assets..........................................
   Management Fees as a percentage of average total                                     0.24%                   0.48%
   equity..........................................
===========================================================================================================================

(1) As of June 30, 1998, Accumulated Other Comprehensive Income includes unrealized depreciation on mortgage-backed securities of $.1 million unrealized depreciation on investments in equity securities of $.5 million. As of September 30, 1998, Accumulated Other Comprehensive Income includes unrealized appreciation on mortgage-backed securities of $3 million and unrealized depreciation on equity investments of $22 million.
(2)  Reflects 942,500 shares of treasury stock repurchased in September 1998.
(3)  Represents monthly average for each period.
(4)  Repurchase agreements were entered into on May 13, 1998.

Management's Discussion & Analysis

Overview

In December 1997, the Company raised $189.7 million in a private placement of common stock. The Company raised an additional $3.7 million in January 1998. The Company was formed to invest in the following:

o A majority of the Company's assets will consist of mortgage loans or mortgage-backed securities issued or guaranteed by instrumentalities of the U.S. Government or by private issuers

o Equity investments in public or private REITs and other companies that intend to go public

o       Equity investments in undervalued publicly traded securities

o       Real estate assets

o       Private investments in public companies.

To date, the Company has relied on BlackRock Financial Management, Inc. to invest in and manage its mortgage assets and has relied on Friedman Billings Ramsey Investment Management, Inc., to invest in and manage its other assets. As of September 30, 1998, the Company had mortgage assets totaling $211.5 million financed with repurchase agreements totaling $176.3 million; original investments in equity securities of eight companies totaling $87.5 million; and loans to two companies totaling $20.4 million.


Overview of Market Conditions

The Company relies upon the Manager and its affiliates to provide investment opportunities. The ability of the Manager and its affiliates to provide investment opportunities is subject to a number of factors including the market for REIT initial public offerings, the availability of credit to finance the acquisition of assets and the level of interest at which the company could finance its purchases.

Equity Market Conditions

Since January 1, 1998, in the U.S. equity markets, there have been sixteen REIT initial public offerings, which raised a total of $2.1 billion. Of the sixteen REIT initial public offerings, seven were mortgage REITs, which raised $84.8 million. Of the seven mortgage REIT initial public offerings, the Company invested $33.3 million in three. The Company invested $25 million in one equity REIT initial public offering.

The market for initial public offerings and secondary stock offerings of REIT securities was robust during the first and second quarters. However, the market essentially evaporated during the third and fourth quarters. The table below summarizes public equity raised by REITs through November 4, 1998.

=======================================================================================================================
                                                    IPO                                      Secondary
                                  ------------------------------------          ------------------------------------
                                   Mortgage       Equity                          Mortgage       Equity
($ In Millions)                     REITS          REITS         Total             REITS         REITS         Total
---------------                     -----          -----         -----             -----         -----         -----
First Quarter                      $ 522.3     $   657.4      $ 1,179.7           $  71.6     $ 4,937.0      $ 5,008.6

Second Quarter                       325.7         557.3          883.0              44.1       3,634.2        3,678.3

Third Quarter                                       12.0           12.0                           100.9          100.9

Fourth Quarter (to 11/4/98)              -             -              -                            66.6           66.6
                                   -------     ---------      ---------           -------     ---------      ---------

Total Year-to-Date                 $ 848.0     $ 1,226.7      $ 2,074.7           $ 115.7     $ 8,738.7      $ 8,854.4
                                   =======     =========      =========           =======     =========      =========
=======================================================================================================================

Source:  CommScan Equidesk, Inc.

The Company's ability to raise additional equity capital is dependent on the general market conditions for REIT equity offerings.

The value of the Company's equity investments are subject to factors that affect the Companies in which it has invested. Many of the companies the Company owns invest in commercial mortgage-backed securities (CMBS). One of the largest buyers of CMBS, CRIIMI Mae, Inc., filed for Chapter 11 bankruptcy protection on October 5, 1998, citing its inability to meet collateral calls from its lenders. CRIIMI Mae's bankruptcy, global financial turmoil and tightening credit markets have resulted in even greater liquidity risks for the CMBS market, affecting the Company and the companies in which the Company has invested. The Company does not and have not owned any of the securities of CRIIMI Mae.

As a further example, Chastain Capital Corporation, a mortgage REIT in which the Company has invested a total of $9.8 million through September 30, 1998, announced on October 23, 1998 that it was in default on its tangible net worth covenant with its lenders. On November 13, 1998, Chastain announced that it reached an agreement with its lenders to restructure its credit facilities. Concurrently with the restructuring, Chastain announced that it would incur $8.7 million in market-to-market losses on its portfolio and $1.7 million in expenses related to the restructuring of its credit facilities. As of September 30, 1998, the Company has recorded approximately $2.2 million in unrealized losses associated with its Chastain investment. This unrealized loss has been recorded as accumulated comprehensive income in stockholders' equity. See "Changes in Financial Condition" and "Stockholders' Equity" elsewhere in Management's Discussion and Analysis, and Note 3 in Notes to Financial Statements for further discussion.

Interest Rate Environment

The Company's earnings depend, in part, on the relationship between long-term interest rates and short-term interest rates. The Company's investments bear interest at fixed rates determined by reference to the yields of medium- or long-term U.S. Treasury securities or at adjustable rates determined by reference (with a log) to the yields on various short-term instruments.

Since January 1, 1998, interest rates on U.S. Government bonds have declined, in part, as a reaction to global financial disarray. U.S. and international investors have reduced their exposure to foreign government and corporate bonds and increased their investments in U.S. Treasury backed bonds. This has resulted in higher prices for bonds and lower yields. As a result, the yield curve has inverted such that short-term rates exceed long-term rates.

The following table summarizes the relationship between the yield on the London Interbank Offer Rate (LIBOR) and the ten-year U.S. Treasury. The Company's borrowings typically bear interest rates that have historically moved in close relationship to LIBOR. The Company's Management incentive fee is indexed to the ten-year U.S. Treasury.



======================================================================================================================
                                                               Yield
                         ---------------------------------------------------------------------------------------------
                                    High                             Low                           Average
                         ----------------------------    ----------------------------    -----------------------------
                         10-Year   LIBOR   Net Spread    10-Year   LIBOR   Net Spread    10-Year   LIBOR    Net Spread
                         -------   -----   ----------    -------   -----   ----------    -------   -----    ----------

First Quarter              5.78%    5.72%     0.06%        5.30%    5.59%    -0.23%        5.58%    5.65%

Second Quarter             5.81%    5.69%     0.12%        5.35%    5.64%    -0.29%        5.59%    5.66%     -0.07%

Third Quarter              5.52%    5.66%    -0.14%        4.42%    5.34%    -0.92%        5.20%    5.62%     -0.42%

Fourth Quarter (to         4.94%    5.44%    -0.50%        4.16%    5.22%    -1.06%        4.60%    5.30%     -0.71%
11/10/98)                -------   ------   -------      -------   ------    ------      -------   ------     ------

Year-to-Date Average       5.51%    5.63%    -0.11%        4.82%    5.45%    -0.62%        5.24%    5.56%     -0.32%
                         =======   ======   =======      =======   ======    ======       ======   ======     ======
Year-to-Date              -0.84%    0.28%                 -1.20%   -0.37%                 -0.99%   -0.34%
Increase/(Decrease)

Year-to-Date Percentage  -14.53%   -4.92%                -22.39%   -6.56%                -17.66%   -6.07%
Increase/(Decreases)

======================================================================================================================
Source: Bloomberg

As of November 10, 1998, the average yield on the ten-year U.S. Treasury had decreased from 5.58% to 4.60% and LIBOR decreased 6.1% from 5.65% to 5.30%.

The decreasing yields of U.S. Treasuries have adversely impacted the spreads in the CMBS market. As a result, many lenders who financed CMBS assets with repurchase agreements have asked for the borrowers to meet margin calls based on the declining value of CMBS assets. The Company's portfolio of mortgage assets is insured by GNMA, FNMA or FHLMC and is not leveraged to the fullest extent possible. There can be no assurance that the Company can obtain additional leverage, that margin calls will not be made, or that replacement financing will be available if certain lenders rescinded their repurchase agreements.

For the mortgage REITs in which the Company has invested, the inversion of the yield curve, coupled with the highest yields commanded by investors in CMBS, made it less profitable or unprofitable to acquire and finance commercial mortgage loan portfolios priced at a fixed spread to corresponding treasury rates.


Results of Operations

The Company's fiscal year commenced on January 1, 1998, and will conclude on December 31, 1998. Operations from the date of inception, December 15, 1997 through December 31, 1997, were not material.

Net Income

Net income for the six-month period ended June 30, 1998, was approximately $4.5 million or $0.43 per share (basic and diluted). Net income for the three-month and nine-month periods ended September 30, 1998, was $3.6 million or $0.35 per share (basic and diluted) and $8.0 million or $0.78 per share (basic and diluted), respectively. Net income per share is computed by dividing net income by the weighted average number of shares of outstanding common stock during the period.

The Company's sole sources of income since inception have been quarterly dividend earnings on its REIT holdings and interest earnings on its mortgage-backed securities, notes receivable, and cash and cash equivalents.

In order to maintain preferential tax treatment, qualified REITs must distribute not less than 95% of their estimated taxable income. Distributions are generally made on a quarterly basis. Accordingly, the Company has and expects to continue to receive such distributions from their equity investments in qualified REITs. However, dependent on the specific nature of the underlying business of the Company's REIT investments, quarterly and annual taxable income may vary. As a result, dividend distributions for any one quarterly or annual period may not be indicative of receipts for future interim or annual periods. Dividend income for the six-month period ended June 30, 1998, was approximately $834,000. Dividend income for the three- and nine-month periods ended September 30, 1998, was approximately $2.0 million and $2.9 million, respectively.

The Company's primary source of interest income to date has been its investments in fixed-rate mortgage-backed securities. Interest income is recorded based on contractual rates of interest and amortization of any premium or discount associated with the original purchase. The amount of future contractual interest income received may be adversely affected in the event of prepayments of the underlying mortgage loans. Generally, as interest rates fall, prepayment rates may increase significantly. Accordingly, the Company's interest income for any given period may not be indicative of that for future interim or annual periods. Interest income for the six-months ended June 30, 1998, was approximately $4.8 million. The Company began investing in mortgage-backed securities in the second quarter of 1998. Interest income for the three- and nine-month periods ended September 30, 1998, was approximately $4.7 million and $9.5 million, respectively.

For the nine month period ended September 30, 1998, the estimated current average yield on the Company's mortgage securities was approximately 6.14% at September 30, 1998. For that same period the estimated average yield on cash and cash equivalents was approximately 5.87%.

Interest expense attributable to the Company's repurchase agreements accounted for 73% of the Company's total expenses for the nine months ended September 30, 1998. The Company did not begin to leverage its investment portfolio until May 1998. The Company anticipates that its cost of borrowed funds will continue to account as the largest proportional share of its total expenses in future periods. The Company has borrowed funds under repurchase agreements of which $176.3 million was outstanding as of September 30, 1998. Accrued interest expense on these agreements, including net amounts payable under interest rate swap agreements, was $2.0 million. The weighted average borrowing rate on amounts outstanding as of September 30, 1998 was approximately 5.59%.

Management fees for the six-month period ended June 30, 1998, were approximately $469,000. Management fees were approximately $458,000 for the three-month period ended September 30, 1998 and approximately $927,000 for the nine-month period ended September 30, 1998. The Company's Manager receives a quarterly fee based on the Company's average invested assets. The Company has subcontracted with a mortgage portfolio manager, BlackRock, to manage the Company's mortgage portfolio. BlackRock receives a fee based on the average gross asset value of the Company's mortgage portfolio (see Note 5 of Notes to Financial Statements). The Company's Manager is also entitled to receive an annual incentive fee if Funds from Operations exceeds certain thresholds. Through September 30, 1998, the Company's Funds from Operations did not exceed the threshold amounts.

Professional fees consist primarily of legal and accounting fees. Professional fees were approximately $132,000 for the six-month period ended June 30, 1998, and $71,000 and $203,000 for the three- and nine-month periods ended September 30, 1998, respectively. The legal fees are attributable to the costs associated with the acquisition of assets and the private placement. Accounting fees are primarily attributable to the audits related to this filing.

The net proceeds of the Company's initial sale of privately placed common stock have been invested over time. Accordingly, the effect of the Company's use of proceeds is not fully reflected in the results of operations for the nine-month period ended September 30, 1998.

Funds from Operations

Most industry analysts, including the Company, consider FFO an appropriate supplementary measure of operating performance of a REIT. In general, FFO adjusts net income for non-cash charges such as depreciation, certain amortization expenses and most non-recurring gains and losses. However, FFO does not represent cash provided by operating activities in accordance with generally accepted accounting principles ("GAAP") and should not be considered an alternative to net income as an indication of the results of the Company's performance or to cash flows as a measure of liquidity. In 1995, the National Association of Real Estate Investment Trusts ("NAREIT") established new guidelines clarifying its definition of FFO and requested that REITs adopt this new definition beginning in 1996. The Company computes FFO in accordance with the definition recommended by NAREIT. The Company's FFO for the nine-month period ended September 30, 1998, was $8.0 million or $0.78 per share (basic and diluted). FFO for the three-month period ended September 30, 1998, was $3.6 million or $0.35 per share (basic and diluted). Because the Company does not presently own depreciable assets, its current FFO under the NAREIT definition is the same as its net income.

Interest and Dividend Income

The following tables set forth information regarding the total amount of income from interest and dividend earning assets and the resultant average yields. Information is based on daily average balances during the reported periods.

=============================================================================================================
                                       Three Months Ended September 30, 1998

                                           Interest/Dividend            Average                  Annualized
                                                Income                  Balance                    Yield
                                           -----------------          ------------               ----------
Mortgage Securities Available for            $ 3,277,425              $211,941,897                  6.14%
sale
Investment in equity securities (2),(3)        2,491,459                90,977,448                  9.06%
Cash and Cash Equivalents                        792,987                53,607,364                  5.87%
                                              ----------              ------------                  ----
         Total (3)                            $6,561,871              $356,526,709                  6.84%
                                              ==========              ============                  ====

                                        Nine Months Ended September 30, 1998

                                           Interest/Dividend              Average                Annualized
                                                Income                    Balance                  Yield
                                           -----------------         -------------               ----------
Mortgage Securities Available for            $ 4,300,216              $158,769,005                  6.38%
sale (1)
Investment in equity securities (2),(3)        4,437,262                74,129,319                  8.62%
Cash and Cash Equivalents                      4,038,424                92,325,137                  5.51%
                                             -----------              ------------                  ----
         Total (3)                           $12,775,902              $325,223,461                  6.64%
                                             ===========              ============                  ====
=============================================================================================================

(1)  Mortgage assets were held for 155 days.
(2) Includes accrued interest and amortized commitment fees on convertible loans to Prime Capital and Kennedy Wilson International. Such amounts are included as interest income in the Company's statements of income included in its finanical statements.
(3) In tracking its annualized yields, the Company accrues dividend income based on declared dividends or projected dividends for the periods presented (where such dividend has yet to be declared); hence, dividend income in these tables does not match reported dividend income and is presented solely to determine annualized yield information.

Interest Expense

The following table sets forth information regarding the total amount of interest expense from repurchase agreements (including the net amount payable under the interest rate swap agreement) and the resultant average yields. Information is based on daily average balances during the reported periods

=================================================================================================================
                                       Three Months Ended September 30, 1998

                                               Interest                   Average                  Annualized
                                              Expense (1)                 Balance                    Yield
                                              -----------                 -------                  ----------
Repurchase agreements                        $ 2,634,635             $ 178,713,375                    5.85%
                                             ===========             =============                    ====

                                        Nine Months Ended September 30, 1998

                                               Interest                   Average                  Annualized
                                              Expense (1)                 Balance                    Yield
                                             ------------                 -------                  ----------
Repurchase agreements (2)                    $ 3,187,418             $ 136,059,560                    6.06%
                                             ===========             =============                    ====
=================================================================================================================

(1) Interest Expense includes expenses related to the interest-rate swap agreements. As a result, annualized yields reported in the above tables are higher than the actual weighted average borrowing rate. At June 30, 1998, and September 30, 1998, the Company had $181,287,958 and $176,252,157
     outstanding under repurchase agreements, with a weighted-average borrowing rate of 5.61% and 5.59%, respectively, and with a weighted-average remaining maturity of 21 days and 47 days, respectively.

(2) Repurchase agreements were entered into on May 13, 1998.

Dividends Declared and Distributions in Excess of Earnings

On October 13, 1998, the Company declared dividends to its stockholders totaling $3.4 million or $0.36 per share. These dividends were paid on October 20, 1998, to stockholders of record on October 14, 1998. These dividends covered the Company's undistributed tax basis income for the period July 1, 1998, through September 30, 1998. For Federal income tax purposes, all dividends paid to date are ordinary income to the Company's stockholders.


Changes in Financial Condition

Securities Available for Sale
At September 30, 1998, an aggregate of approximately $19.0 million of net unrealized losses on mortgage-backed and equity securities classified as available for sale were included as an accumulated other comprehensive income in stockholders' equity. See "Stockholders' Equity" elsewhere in "Management's Discussion and Analysis" and Note 3 in the Company's financial statements for further discussion.

At September 30, 1998, the Company had mortgage assets equal to $211.5 million. All of the Company's mortgage-backed securities at September 30, 1998, were agency pass-through securities that represent a 100% interest in the underlying conforming mortgage loans. Conforming loans comply with the underwriting requirements for purchase by the Federal Home Loan Mortgage Corporation (FHLMC), the Federal National Mortgage Association (FNMA), and the Government National Mortgage Association (GNMA). These securities do not bear the risk of credit loss due to defaults as they are guaranteed by the agencies. GNMA is a wholly owned corporate instrumentality of the U.S. Government within the U.S. Department of Housing and Urban Development (HUD), and therefore, its guarantee is backed by the full faith and credit of the U.S. Government. FNMA and FHLMC are government-sponsored agencies that are not backed by the full faith and credit of the U.S. Government, although they have implicit guarantees.

Premium balances associated with the purchase of mortgage-backed securities are amortized as a decrease in interest income over the life of the security. At September 30, 1998, the Company had on it's balance sheet a total of approximately $4.0 million of unamortized premium representing the difference between the remaining principal value and the current historical amortized cost of mortgage-backed securities acquired.

Mortgage principal repayments received were approximately $12.1 million for the nine-month period ended September 30, 1998. Given the Company's current portfolio composition, if mortgage principal repayment rates increase over the life of the mortgage-backed securities comprising the current portfolio, all other factors being equal, the Company's net interest income should decrease during the life of such mortgage-backed securities, as the Company will be required to amortize its net premium balance into income over a shorter time period. Similarly, if mortgage principal repayment rates decrease over the life of such mortgage-backed securities, all other factors being equal, the Company's net interest income should increase during the life of such mortgage-backed securities, as the Company will amortize its net premium balance over a longer time period.

Repurchase Agreements

On September 30, 1998, the Company had $176.3 million outstanding under various repurchase agreements with several financial institutions. To date, the Company's debt has consisted entirely of borrowings collateralized by a pledge of most of the Company's mortgage-backed securities. The Company has obtained, and believes it will be able to continue to obtain, short-term financing in amounts and at interest rates consistent with the Company's financing objectives. The Company limits its borrowings, and thus its potential asset growth, in order to maintain unused borrowing capacity, and thus increase the liquidity and strength of its balance sheet. The Company's debt-to-equity ratio on its mortgage loan portfolio was roughly .83 to 1 at September 30, 1998.

For the nine-month period ended September 30, 1998, the term to maturity of the Company's borrowings has been limited to 92 days with a weighted average remaining maturity as of September 30, 1998, of 47 days and a weighted average cost of funds on outstanding borrowings of approximately 5.59%.

Contractual Commitments

On May 28, 1998, the Company entered into two interest rate swap transactions with a notional amount of $50 million each. Under the interest rate swap agreement, the Company will receive quarterly payments of interest based on three-month LIBOR and will remit semi-annual payments based on a fixed interest rate of approximately 6.0% and 5.9%, respectively, and in each case based upon the notional amount of the swap. The swaps became effective on June 1, 1998, and will terminate on June 1, 2003, and June 1, 2001, respectively. In certain circumstances, the Company may be required to provide collateral to secure its obligations under the interest rate swap agreement or may be entitled to receive collateral from the counterparty to the swap agreement. At September 30, 1998, no collateral was required under the interest rate swap agreement. At September 30, 1998, the interest rate payable to the Company by the counterparty to the swap transaction was approximately 5.70%.

In October 1998, the Company terminated one of its interest rate swap agreements. As a result of the hedge termination, the Company lost $2.7 million that will be recognized as a charge to income in the fourth quarter. On the remaining interest rate swap agreement that expires on June 1, 2001, and the Company had a fair value of $(2.3) million as of October 31, 1998.

Capital Resources and Liquidity

Liquidity is a measurement of the Company's ability to meet potential cash requirements including ongoing commitments to repay borrowings, fund investments, loan acquisition and lending activities, and for other general business purposes. The primary sources of funds for liquidity consist of repurchase agreements and maturities, distributions, and/or principal payments on mortgage-backed and equity securities, and proceeds from sales thereof. To date, proceeds from the issuance of common stock and repurchase agreements have provided the Company funding for its investment needs. Potential future sources of liquidity for the Company include existing cash balances, unused borrowing capacity, and future issuances of common or preferred stock. Should the Company's needs ever exceed these sources of liquidity, management believes the Company's mortgage-backed securities could be sold, in most circumstances, to provide cash.

For the nine-month period ended September 30, 1998, the Company's operating activities provided net cash flows of $8.9 million. The primary source of operating flow was interest on mortgage-backed securities and cash equivalents and dividends from REIT investments. For the same period, the Company's investing activities resulted in net cash out flows totaling $114.7 million. During the foregoing period, cash flows from investing activities including net borrowings under repurchase agreements were used primarily to purchase mortgage-backed and equity securities. The Company's financing activities resulted in net cash out flows of $14.1 million during the nine-month period ended September 30, 1998 and consisted primarily of funds used to repurchase the Company's common stock and fund shareholder distributions, partially offset by proceeds from the issuance of 196,828 shares of common stock. There can be no assurance that the Company will be able to generate sufficient funds from future operations, or raise sufficient debt or equity to take advantage of investment opportunities that become available.

Stockholders' Equity

The Company accounts for its investments in mortgaged backed securities and other equity instruments in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Under SFAS 115, the Company has classified these investments as "available-for-sale." Securities classified as available for sale are reported at fair value, with temporary unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity as accumulated other comprehensive income.

Also in accordance with SFAS 115, management must evaluate multiple factors to determine if declines in the market value of available for sale securities are other than temporary. When such declines are deemed to be other than temporary, the Company will record a charge against income for the difference between an investment's cost basis and its estimated fair value. For the nine-month period ended September 30, 1998, there were no such charges recorded. However, there can be no assurances that such charges will not be required in future periods.

As a result of the "mark-to-market" accounting treatment, the book value and book value per share of the Company are likely to fluctuate far more than the companies who do not make investments in marketable and non-marketable debt and equity securities. As a result, comparisons with these companies may not be meaningful.

Year 2000 Compliance

The Company's software and information systems are Year 2000 compliant. However, the Company places significant reliance on certain technologies of its mortgage asset portfolio manager, BlackRock. Management has inquired of BlackRock regarding the state of its own readiness regarding Year 2000 compliance. BlackRock is currently testing its systems and expects to finalize the certification of its own internal systems in 1998.

In the event that BlackRock does not successfully achieve Year 2000 compliance in a timely manner, the Company's ability to effectively manage its mortgage asset portfolio could be adversely affected.

Management After the Merger

FBR Asset Maryland's principal executive offices are located in Arlington, Virginia, at Potomac Tower, 1001 Nineteenth Street
North.  The phone number is (703) 469-1000.

FBR Asset Maryland's current directors and executive officers are the same as FBR Asset Virginia's current directors and executive officers.


The Board of Directors

Composition of the Board

FBR Asset Maryland's Board is divided into three classes, Class I, II, and III. Each class serves for a three-year term, and the directors hold office until their successors are elected and qualified. The first term of the Class I directors will expire at the annual meeting in 1999; of the Class II directors at the annual meeting in 2000; and of the Class III directors at the annual meeting in 2001.

FBR Asset Maryland's Board consists of five members. Two of the five directors are independent directors. The remaining three directors are Affiliates of the Manager.

An "independent director" is a person who has not, in the past two years:

  1.    owned a material interest in the Manager or any of its Affiliates;

  2.    been employed by the Manager or any of its Affiliates;

  3.    been an officer or director of the Manager or any of its Affiliates; or

  4. performed any material services for the Manager or any of its Affiliates.

An "Affiliate" of the Manager is any person, including a corporation or other entity, that:

  1.    the Manager directly or indirectly controls;

  2.    directly or indirectly controls the Manager;

  3.    is under common control with the Manager;

  4. is an officer of, partner in, or director of the Manager, or serves in a similar capacity with respect to the Manager; or

  5. directly or indirectly, beneficially owns, controls or holds, with the power to vote, more than 10% of any class of the Manager's equity securities.

Affiliates of the Manager also include those persons, including corporations and other entities:

  1. for which the Manager serves as an officer, partner, or director, or serves in some similar capacity; or

  2. of which the Manager beneficially owns, controls or holds, with the power to vote, directly or indirectly, more than 10% of a class of that person's equity securities.

For purposes of determining who may be classified as an independent director:

  1.    the Company is not considered an Affiliate of the Manager;

  2.    an "interest" is deemed material if it

        a. exceeds 5% of a person's outstanding voting securities; or

        b. 5% of a person's net worth on a fair market value basis; and

  3. "services" are deemed material if the gross revenue derived from them exceeds 5% of a person's

        a. annual gross revenue from all sources in either of the past two years; or

        b. net worth on a fair market value basis.

No person will be disqualified from serving as an independent director solely because (a) that person maintains a discretionary brokerage account with the Manager or its Affiliates or because (b) the Manager or the Affiliates perform other services for such person, whether material or not.

Executive Committee

The Executive Committee consists of Messrs. Friedman, Billings, and Ramsey. Mr. Billings serves as the Executive Chairman. When the Board is not in session, the Executive Committee will exercise all of the authority of the Board, provided, however, that unless otherwise authorized by the Company's Bylaws, the Executive Committee will not have the authority to elect directors, declare dividends or distributions on stock, recommend to shareholders any action that requires shareholder approval, amend or repeal the Bylaws of the Company, approve any merger or share exchange that does not require shareholder approval, authorize the issuance of stock, or approve transactions that require the approval of the independent directors.

Audit Committee

The Audit Committee consists solely of the Company's independent directors, Messrs. Harlan and Hayes. The Audit Committee will meet with management to consider the adequacy of the internal controls and the objectivity of financial reporting. The Audit Committee also will meet with the independent auditors and with appropriate financial personnel of the Company regarding these matters. The Audit Committee will recommend to the Board the appointment of independent auditors, subject to ratification by the Company's shareholders at the annual meeting. The independent auditors will periodically meet alone with the Audit Committee and will have unrestricted access to the Audit Committee.

Contracts Committee

The Contracts Committee consists solely of the Company's independent directors, Messrs. Harlan and Hayes. The Contracts Committee will assist the Board in reviewing any contract that the Company may propose to enter into with the Manager or its Affiliates, including without limitation, the Management Agreement, and shall monitor on an ongoing basis the performance of the Manager or any of its Affiliates pursuant to any such contract.

Nominating Committee

The Nominating Committee consists solely of the Company's independent directors, Messrs. Harlan and Hayes. The Nominating Committee will assist the Board in establishing processes for director nominations, including the criteria for selecting nominees, and will identify and recommend nominees for election to the Board.


The Directors

The Company's directors are as follows:

The Independent Directors

Name                   Age     Class    Position(s) Held
----                   ---     -----    ----------------
Stephen D. Harlan       64      III     Director

Webb Hayes              50      II      Director

Directors Affiliated with the Manager

Name                    Age    Class    Position(s) Held
----                    ---    -----    ----------------
Emanuel J. Friedman      52     II      Chairman of the
                                         Board

Eric F. Billings         46     III     Vice Chairman &
                                         Chief Executive
                                         Officer

W. Russell Ramsey        38      I      President &
                                         Secretary

The principal occupation for the last five years of each director, as well as certain other information, is set forth below.

Stephen D. Harlan is Chairman of H.G. Smithy Company, a specialized real estate firm that provides mortgage banking, finance, investment, advisory, and property management services to commercial real estate investors. Before joining H.G. Smithy in 1993, Mr. Harlan was Vice Chairman of KPMG Peat Marwick, where he also served on KPMG's International Council, Board of Directors, and Management Committee. In June 1995, President Clinton appointed Mr. Harlan to the District of Columbia Financial Responsibility and Management Assistance Authority, for which he previously served as Vice Chairman. Mr. Harlan is Treasurer, chairs the Finance Committee, and is a member of the Board of Directors of the Medlantic Healthcare Group. He (i) serves on the Boards of Directors of the Executive Council on Foreign Diplomacy and the Mary and Daniel Loughran Foundation, Inc.,
(ii) is a member of the Senior Council of the Greater Washington Board of Trade, and (iii) is a Trustee and member of the Executive Committee of the Carnegie Endowment for International Peace.

Webb Hayes is a Director and Vice Chairman of United Bank of Virginia, a subsidiary of United Bankshares. Mr. Hayes was Executive Vice President of George Mason Bankshares, Inc., and President and CEO of George Mason Bank, N.A. until its merger with United Bankshares in 1998. Previously, Mr. Hayes was Chairman and CEO of Palmer National Bankcorp. and Palmer National Bank until its merger with George Mason Bankshares in 1996. Mr. Hayes serves as a Director of CERBCO, Inc., and Insituform East, Inc., both public companies headquartered in Landover, Maryland. He also serves on the Executive Committee of the American Bankers Association Government Relations Council and served as a Director of the Federal Reserve Bank of Richmond from 1991-1995. Mr. Hayes received a B.A. from the University of North Carolina and an executive management degree from Columbia University School of Business.

Emanuel J. Friedman is Chairman and Chief Executive Officer of FBR Group. He has continuously served as Chairman and Chief Executive Officer of FBR Group since co-founding FBR in 1989. As of November 6, 1998, Mr. Friedman owns 21.47% of the outstanding common stock of FBR Group. Mr. Friedman is involved in FBR investment banking, research, brokerage, and asset management activities. He also manages private investment funds sponsored by the Manager. Mr. Friedman founded the Friedman, Billings, Ramsey Foundation, a charitable foundation, in 1993 and currently serves as one of its directors. Mr. Friedman entered the securities industry in 1973, when he joined Legg Mason Wood Walker & Co., Inc., and from 1985 until 1989, he was Senior Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, DC brokerage firm.

Eric F. Billings is Vice Chairman and Chief Operating Officer of FBR Group. He has continuously served as Vice Chairman and Chief Operating Officer of FBR Group since co-founding FBR in 1989. As of November 6, 1998, Mr. Billings owns 17.78% of the outstanding common stock of FBR Group. Mr. Billings is involved in FBR's investment banking, research, brokerage, and asset management activities. He also manages private investment funds sponsored by the Manager and is a director and executive officer of The FBR Family of Funds. Mr. Billings entered the securities industry in 1982, when he joined Legg Mason Wood Walker & Co., Inc., and from 1984 until 1989, he was Senior Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, DC brokerage firm. Mr. Billings is also a director of The FBR Family of Funds.

W. Russell Ramsey is President of FBR Group. He has continuously served as President of FBR Group and their predecessors since co-founding FBR in 1989. As of November 6, 1998, Mr. Ramsey owns 11.95% of the outstanding common stock of FBR Group. Mr. Ramsey is involved in FBR investment banking, research, brokerage, and asset management activities. Before co-founding FBR, Mr. Ramsey served as Vice President in the institutional sales group at Johnston, Lemon & Co., Incorporated, a Washington, DC brokerage firm. Mr. Ramsey is a directors of Building One Services Corporation.


Executive Officers Who Are Not Directors

All of the Company's executive officers are Affiliates of the Manager. All officers serve at the discretion of the Company's Board of Directors.


Name                          Age      Position(s) Held
----                          ---      ----------------

William R.  Swanson           50       Executive Vice
                                       President & Chief
                                       Operating Officer

Elaine M. Clancy              33       Senior Vice
                                       President & Chief
                                       Financial Officer

George Abraham                34       Senior Vice
                                       President

Robert Smith                  39       Senior Vice
                                       President &
                                       General Counsel

Kurt R. Harrington            46       Treasurer

John M. Blassingame, Jr.      35       Controller

The principal occupation for the last five years of each executive officer, as well as certain other information, is set forth below.

William R. Swanson is a Managing Director of FBR & Co.'s real estate investment banking group. Mr. Swanson joined FBR Group in February, 1994. Before that, Mr. Swanson served as president of H.G. Smithy Company, Inc., a specialized real estate firm that provides mortgage banking, finance, investment, advisory, and property management services to commercial real estate investors. Before working at H.G. Smithy, Mr. Swanson served as a managing director at LaSalle Partners, Ltd. While with LaSalle Partners, Mr. Swanson managed and directed the firm's acquisition and development activities for the southeastern region of the United States. Mr. Swanson received a Bachelor of Science in accounting from the University of Illinois at Urbana-Champaign and is a Certified Public Accountant. Mr. Swanson is a director of Capital Automotive REIT.

Elaine M. Clancy is a Senior Vice President of FBR & Co.'s real estate investment banking group. Ms. Clancy joined FBR in 1994. Prior to joining FBR & Co., Ms. Clancy was a Manager of Finance for Combined Properties, Inc., a real estate firm in Washington, DC, which owns shopping centers. Before Combined Properties, Ms. Clancy was a financial analyst with La Salle Partners. Ms. Clancy received a Masters in Management from the J.L. Kellogg Graduate School of Management at Northwestern University and a Bachelor of Business Administration from James Madison University.

George Abraham is a Managing Director of the Manager. Mr. Abraham is responsible for marketing, administration, and investor relations for several of the Manager's private investment partnerships. He joined FBR at its inception in 1989 and has been involved in its investment management business since 1992. Mr. Abraham received his Masters of Business Administration in Marketing from Southeastern University and a Bachelor of Engineering from B.I.E.T. in India.

Robert S. Smith is Executive Vice President and General Counsel of FBR Group and the Manager. Prior to joining FBR in January 1997, Mr. Smith was a partner in the law firm of McGuire, Woods, Battle & Boothe, LLP, where he had been in practice since 1986, and represented FBR from its inception in 1989. Mr. Smith formerly practiced as a lawyer in the United Kingdom from 1982-1985. Mr. Smith received his Masters in Law from the University of Virginia and his diploma in legal practice and a Bachelor of Laws from the University of Edinburgh.

Kurt R. Harrington joined FBR Group in March 1997, as Vice President, Finance/Treasurer. From September 1996 to March 1997, Mr. Harrington was a consultant to the venture capital industry. For the five years prior thereto, Mr. Harrington was Chief Financial Officer of Jupiter National, Inc., a publicly-traded venture capital company, and in that capacity, served as a director of a number of companies, including Viasoft, Inc., a publicly-held software company from January 1994 to October 1995. Mr. Harrington is a Certified Public Accountant.

John M. Blassingame, Jr., joined FBR Group in February 1998, as a Senior Accountant. From 1993 to 1998, Mr. Blassingame was a Senior Accountant at Capital Real Estate Investment where he supervised a REIT portfolio consisting of approximately 5,000 apartment units, with approximately $50 million in yearly gross revenues. From 1988 to 1993, Mr. Blassingame was a Senior Public Fund Accountant at Oxford Realty Services Corp. where he supervised the SEC filings for Oxford Residential Properties. Mr. Blassingame received a Bachelor of Business Administration in Accounting from The University of the District of Columbia.


Time Required of Directors & Executive Officers

The Company requires its directors and executive officers to devote only so much of their time to the Company's affairs as is necessary or required for the effective conduct and operation of the Company's business. Because the Manager assumes principal responsibility for managing the Company's affairs, the Company does not expect its officers, in their capacities as such, to devote substantial portions of their time to the Company. However, in their capacities as officers or employees of the Manager or its Affiliates, they will devote such portion of their time to the Company's affairs as is required to perform the Manager's duties under the Management Agreement.


Executive Compensation & Other Benefits

Directors' Fees

Each independent director will receive an annual director's fee of $20,000. After the Board's first four meetings, each independent director will receive $1,000 for each additional Board meeting that he personally attends. Directors who are Affiliates of the Manager will not receive separate compensation from the Company. The Company will, however, reimburse all directors, including affiliated directors, for the costs and expenses of attending all Board meetings.

Salaries

The Company has not paid, and does not expect to pay, any cash compensation to those executive officers who are also executive officers or employees of the Manager or any of its Affiliates. That policy may change, however, if at any time, the Manager ceases to conduct the Company's day-to-day operations.

Certain Transactions

The Company has made investments in companies with which FBR has a relationship. See "FBR & the Manager -- Certain Transactions."


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



Capital Stock after the Merger

The following summary of the terms of the Company's capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Charter and Bylaws, copies of which are available upon request to the Company.


General

The Company's Charter provides that the Company may issue up to 250,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock, $.01 par value per share, and 50,000,000 shares of preferred stock, $.01 par value per share. If the merger is completed, the Company will have a number of shares outstanding equal to the number of shares outstanding before the merger minus the number of shares as to which shareholders' exercise their dissenters' rights. After the merger, the Company will have ______ shares of common stock reserved for issuance upon exercise of options. No preferred stock will be issued or outstanding.

The Company may issue additional shares at any time without shareholder consent. Shareholders will not have any preemptive rights, and shareholders could experience dilution in connection with additional issuances of stock. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial numbers of the Company's common shares, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.


Common Stock

After the merger, all of the Company's outstanding common shares will be duly authorized, fully paid, and nonassessable. Subject to the preferential rights of any other shares or series of shares of capital stock, the Company's common shareholders are entitled (a) to receive dividends if and when authorized and declared by the Board out of assets legally available therefor and (b) to share ratably in the assets legally available for distribution to shareholders in the event of liquidation, dissolution, winding-up, after payment of, or adequate provision for, all known debts and liabilities of the Company.

The holders of the Company's common stock are entitled to one vote for each share on all matters submitted to a vote of common shareholders. The Company does not permit cumulative voting, and accordingly, the holders of a majority of the Company's outstanding shares have the power to elect all directors to be elected in any given year.


Preferred Stock

The Company may issue preferred stock, in one or more series, as authorized by the Board. Because the Board has the power to establish the preferences and rights of any class or series of preferred stock, it may afford the holders of such stock preferences, powers and rights, voting or otherwise, senior to the rights of common shareholders. The Board can also authorize the issuance of preferred stock with terms and conditions that would have the effect of discouraging takeovers or other transactions that holders of some, or even a majority, of common shares might believe to be in their best interests or in which holders of some, or a majority, of common shares might receive a premium for their shares over the then prevailing market price. As of the date hereof, the Company does not have any preferred stock outstanding or any present plans to issue any.


Book-Entry, Delivery, and Form

The Company's common stock will be issued in the form of global securities. The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee. Except as set forth below, the global securities may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Investors may hold their beneficial interests in the global securities directly through DTC if they are participants in such system or indirectly through organizations that are participants in such system.

DTC is a limited purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. DTC's Participants include securities brokers and dealers,


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


banks and trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through DTC's Participants or DTC's Indirect Participants.

The Company expects that pursuant to procedures established by DTC (i) upon the issuance of the global securities, DTC will credit the accounts of Participants designated by the Company with portions of the principal amount of the global securities and (ii) ownership of the common shares evidenced by the global securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of DTC's Participants). Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer common shares evidenced by the global securities will be limited to such extent.

So long as the global security holder is the registered owner of any common shares, the global security holder will be considered the sole holder of any common shares evidenced by the global securities. Beneficial owners of common shares evidenced by the global securities will not be considered the owners or holders thereof for any purpose, including with respect to the giving of any directions, instructions or approvals to DTC thereunder. The Company will not have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervision or reviewing any records of DTC relating to the common shares.

Payments on any common shares registered in the name of the global security holder on the applicable record date will be payable by the Company to or at the direction of the global security holder in its capacity as the registered holder. The Company may treat the persons in whose names common shares, including the global securities, are registered as the owners thereof for the purpose of receiving such payments. Consequently, the Company will not have any responsibility or liability for the payment of such amounts to beneficial owners of common shares. The Company believes, however, that it is currently the policy of DTC to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of DTC. Payments by Participants and Indirect Participants to the beneficial owners of common shares will be governed by standing instructions and customary practice and will be the responsibility of Participants or Indirect Participants.


Certificated Securities

Subject to certain conditions, any person having a beneficial interest in the global securities may, upon request to the Company, exchange such beneficial interest for common shares in certificated form, with such certificates bearing a legend containing the restrictions on transfer described herein and in the Company's Charter. Upon any such issuance, the Company is required to register such Certificated Securities in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). In addition, if DTC notifies the Company in writing that it is no longer willing or able to act as a depositary and the Company elects to cause the issuance of common shares in the form of Certificated Securities, then, upon surrender by the global security holder of the global securities, common shares in such form will be issued to each person that the global security holder and DTC identify as being the beneficial owner of the related common shares.

The Company will not be liable for any delay by the global security holder or DTC in identifying the beneficial owners of common shares, and the Company may conclusively rely on, and will be protected in relying on, instructions from the global security holder or DTC for all purposes.


Same-Day Settlement and Payment

Payments in respect of the common shares represented by the global securities will be made by wire transfer of immediately available funds to the accounts specified by the global security holder. With respect to certificated securities, the Company will make all payments by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The common shares represented by the global securities are expected to be eligible to trade


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


in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such common shares will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the certificated securities also will be settled in immediately available funds.


Restrictions on Ownership and Transfer

For the Company to qualify as a REIT under the federal tax laws, it must meet certain requirements concerning the ownership of its outstanding shares of capital stock. Consequently, the Company's Charter contains provisions to ensure that the Company meets those requirements. Specifically, the Company's Charter provides that not more than 50% in value of the Company's outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than its first REIT taxable year). In addition, the Company must have at least 100 beneficial owners of its shares of stock during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year (other than its first REIT taxable year). See "Federal Income Tax Laws Applicable to REITs and REIT Shareholders--Requirements for Qualification."

Subject to certain exceptions and waivers described below, the Company's Charter restricts the ownership and transfer of the Company's outstanding stock. Specifically, the Charter prohibits any person from owning, or being deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the number of outstanding shares of common stock or the number of outstanding shares of preferred stock of any series (the "Ownership Limitation"). However, FBR may own up to 20% of the Company's outstanding common stock and preferred stock of any series, and certain mutual funds may own up to 15% of the Company`s outstanding common stock and preferred stock of any series. The Company's Board of Directors has exempted FBR from the 20% limit applicable to FBR under the Ownership Limitation. The exemption allow FBR to own up to 30% of the Company's common stock.

In order to prevent the Company from incurring an entity-level tax if and when it accrues phantom taxable income ("Excess Inclusion") from REMIC residual interests, the Company's Charter, subject to certain waivers described below, also contains provisions designed to prevent a "Disqualified Organization" (as defined in "Federal Income Tax Laws Applicable to REITs and REIT Shareholders--Taxation of FBR Asset Maryland") from owning the Company's shares.

Subject to certain exceptions described below, shares of common stock or preferred stock the purported transfer of which would

1. result in any person owning, directly or indirectly, common stock or preferred stock in excess of the Ownership Limitation,

2. result in the Company's capital stock being owned by fewer than 100 persons (determined without reference to any rules of attribution),

3. result in the Company being "closely held" within the meaning of section 856(h) of the Code,

4. cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of its real property, within the meaning of section 856(d)(2)(B) of the Code, or

5. cause any common stock or preferred stock to be owned by a "Disqualified Organization" (as defined in "Federal Income Tax Laws Applicable to REITs and REIT Shareholders--Taxation of FBR Asset Maryland")

will be designated as "Shares-in-Trust" and transferred automatically to a trust (the "Trust") effective on the day before the purported transfer of such common stock or preferred stock.

The record holder of the shares of common stock or preferred stock that are designated as Shares-in-Trust (the "Prohibited Owner") will be required to submit such number of shares of common stock or preferred stock to the Company for registration in the name of the Trust. The Company will designate a trustee of the Trust (the "Trustee") that is not affiliated with the Company. The beneficiary of the Trust (the "Beneficiary") will be one or more charitable organizations that are named by the Company.

Shares-in-Trust will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all dividends and distributions on the Shares-in-Trust and will hold such dividends or


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


distributions in trust for the benefit of the Beneficiary. The Trustee will vote all Shares-in-Trust. The Trustee will designate a permitted transferee of the Shares-in-Trust, provided that the permitted transferee (i) purchases such Shares-in-Trust for valuable consideration and (ii) acquires such Shares-in-Trust without such acquisition resulting in a transfer to another Trust.

The Prohibited Owner with respect to Shares-in-Trust will be required to repay to the Trustee the amount of any dividends or distributions received by the Prohibited Owner (i) that are attributable to any Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Prohibited Owner generally will receive from the Trustee the lesser of (a) the price per share such Prohibited Owner paid for the shares that were designated as Shares-in-Trust (or, in the case of a gift or devise, the Market Price (as defined below) per share on the date of such transfer) or
(b) the price per share received by the Trustee from the sale of such Shares-in-Trust. Any amounts received by the Trustee in excess of the amounts to be paid to the Prohibited Owner will be distributed to the Beneficiary.

The Shares-in-Trust will be deemed to have been offered for sale to the Company, or its designee, at a price per share equal to the lesser of (a) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) or (b) the Market Price per share on the date that the Company, or its designee, accepts such offer. The Company will have the right to accept such offer for a period of ninety days after the later of (i) the date of the purported transfer that resulted in such Shares-in-Trust or (ii) the date the Company determines in good faith that a transfer resulting in such Shares-in-Trust occurred.

The "Market Price" on any date means the average of the "closing price" of the Company's stock for the five previous consecutive trading days ending on such date. The "Closing price" on any date means:

  1. the last sale price for such shares, as reported on the New York Stock Exchange, NASDAQ, or other principal national securities exchange on which the stock is listed; or

  2. if no such sale takes place on the day, the average of the closing bid and asked prices for the stock, as reported on the New York Stock Exchange, NASDAQ, or other principal national securities exchange on which the stock is listed; or

  3. if the stock is not listed on any such exchange, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Company's stock selected by the Company's Board of Directors; or

  4. in the event that no trading price is available for such stock, the fair market value of the share, as determined in good faith by the Company's Board of Directors.

Any person who acquires or attempts to acquire common stock or preferred stock in violation of the restrictions set forth in the Company's Charter, or any person who owned common stock or preferred stock that was transferred to a Trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information as it may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

The Ownership Limitation generally will not apply to the acquisition of common stock or preferred stock by an underwriter that participates in a public offering of such shares. In addition, the Company's Board of Directors, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Directors may direct, may exempt a person from the Ownership Limitation or the restrictions on transfer set forth in the Charter. As discussed above, the Company's Board of Directors has exempted FBR from the 20% limit applicable to FBR under the Ownership Limitation.

The foregoing restrictions will not be removed until (A)(i) such restrictions are no longer required in order to qualify as a REIT, and (ii) the Board of Directors determines that it is no longer in the best interests of the Company to retain such restrictions; or (B)(i) the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT, and (ii) there is an affirmative vote of 80% of the members of the Board of Directors, or in the absence of such 80% vote, there is an affirmative vote of at least two-thirds of the holders of the Company's outstanding shares of common stock.


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


All certificates representing the Company's common or preferred stock will bear a legend referring to the restrictions described above.

All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to regulations under the Code) of the outstanding the Company's common stock and preferred stock must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation and the other restrictions on ownership and transfer set forth in the Company's Charter.

The Ownership Limitation could have the effect of discouraging a takeover or other transaction in which holders of some, or a majority, of the shares of common stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.


Transfer Agent & Registrar

American Stock Transfer & Trust Company serves as the transfer agent and registrar for FBR Asset Maryland's common stock.


Reports to Shareholders

The Company will furnish its shareholders with annual reports containing audited financial statements certified by independent public accountants and such other periodic reports as it may determine to furnish or as may be required by law.


Certain Provisions of the Company's Charter and Bylaws

Notice of Shareholder Proposals

The Company's Bylaws govern shareholder proposals. To advance a proposal, a shareholder must give written notice of the proposal to the Company's Secretary. The Secretary must receive the notice at least 90 days before the annual meeting. The notice must (a) describe briefly the proposal with supporting reasoning, (b) contain the shareholder's name and address, (c) state the number of each class of shares the shareholder beneficially owns, and (d) disclose any material interest the shareholder has in the proposed business.

Charter Amendments

The Company's charter provides that a majority of outstanding shares of common stock must approve an amendment to the Charter. However, as discussed in previous sections, the voting requirements are greater for amending those provisions addressing the number and composition of the Board of Directors and the restrictions pertaining to stock ownership and transfer.

Amendments to Bylaws

Except as set forth below, the Company's Bylaws may be amended by majority vote of the Company's Board or its shareholders. The provisions addressing (a) the number, tenure and qualifications of directors, (b) changes in the numbers of directors, (c) the removal of directors, (d) the quorum requirement for director votes and (e) the majority approval for certain transactions involving the Manager require the vote of 80% of the Board of Directors, or two-thirds of the outstanding shares.


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



Federal Income Tax Laws
Applicable to REITs and
REIT Shareholders

This section summarizes the federal income tax issues that you, as a shareholder, may consider relevant. Hunton & Williams, our counsel ("Counsel"), has reviewed this section and has given us an opinion that this section correctly describes the relevant law and fairly summarizes the federal income tax issues that may be material to FBR Asset Maryland and its shareholders. Because this section is a summary, it does not address all of the tax issues that may be important to you. In addition, this section does not address the tax issues that may be important to certain types of shareholders that are subject to special treatment under the federal income tax laws, such as insurance companies, tax-exempt organizations (except to the extent discussed in "--Taxation of Tax-Exempt Shareholders" below), financial institutions or broker-dealers, and non-U.S. individuals and foreign corporations (except to the extent discussed in "--Taxation of Non-U.S. Shareholders" below).

The statements in this section and the opinion of Counsel are based on the current federal income tax laws governing qualification as a REIT. We cannot assure you that new laws, interpretations thereof, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.

We urge you to consult your own tax advisor regarding the specific tax consequences to you of investing in the Common Stock and of the Company's election to be taxed as a REIT. Specifically, you should consult your own tax advisor regarding the federal, state, local, foreign, and other tax consequences of such investment and election, and regarding potential changes in applicable tax laws.


Tax Consequences of the Merger

Counsel has delivered an opinion to the Company that the merger of FBR Asset Virginia into FBR Asset Maryland will be treated as a tax-free reorganization under the federal income tax laws. Accordingly, neither FBR Asset Virginia, nor FBR Asset Maryland, nor you will recognize gain or loss upon the merger. You will receive a tax basis in your FBR Asset Maryland stock equal to your tax basis in your FBR Asset Virginia stock.


Taxation of FBR Asset Maryland

FBR Asset Virginia elected to be taxed as a REIT under the federal income tax laws commencing with its short taxable year ended December 31, 1997. FBR Asset Virginia has operated in a manner intended to qualify as a REIT since its formation in November 1997, and FBR Asset Maryland intends to so operate following the merger. This section discusses the laws governing the federal income tax treatment of a REIT and its shareholders, which laws are highly technical and complex.

Counsel has given us an opinion that FBR Asset Virginia qualified to be taxed as a REIT under the federal income tax laws beginning with its taxable year ended December 31, 1997, and FBR Asset Maryland's organization and proposed method of operation will enable it qualify as a REIT. You should be aware that Counsel's opinion is based on current law and is not binding upon the Internal Revenue Service (the "Service") or any court. In addition, Counsel's opinion is based on certain assumptions and on our factual representations, all of which are described in Counsel's opinion.

FBR Asset Maryland's qualification as a REIT depends on its ability to meet on a continuing basis certain qualification tests set forth in the federal tax laws. Those qualification tests involve the percentage of income that FBR Asset Maryland earns from specified sources, the percentage of its assets that falls within certain categories, the diversity of its share ownership, and the percentage of its earnings that it distributes. We describe the REIT qualification tests in more detail below. Counsel will not review FBR Asset Maryland's compliance with those tests on a continuing basis. Accordingly, neither we nor Counsel can assure you that FBR Asset Maryland will satisfy those tests in the future. For a discussion of the tax treatment of FBR Asset Maryland and its shareholders if FBR Asset Maryland fails to qualify as a REIT, see "--Failure to Qualify."

If FBR Asset Maryland qualifies as a REIT, it generally will not be subject to federal income tax on the taxable


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
income that it distributes to its shareholders. The benefit of that tax treatment is that it avoids the "double taxation" (i.e., at both the corporate and shareholder levels) that generally results from owning stock in a corporation. However, FBR Asset Maryland will be subject to federal tax in the following circumstances:

o FBR Asset Maryland will pay federal income tax on taxable income (including net capital gain) that it does not distribute to its shareholders during, or within a specified time period after, the calendar year in which the income is earned.

o FBR Asset Maryland may be subject to the "alternative minimum tax" on any items of tax preference that it does not distribute or allocate to its shareholders.

o       FBR Asset Maryland will pay income tax at the highest corporate rate on
        (i) net income from the sale or other disposition of property acquired through foreclosure ("foreclosure property") that it holds primarily for sale to customers in the ordinary course of business and (ii) other non-qualifying income from foreclosure property.

o FBR Asset Maryland will pay a 100% tax on net income from certain sales or other dispositions of property (other than foreclosure property) that it holds primarily for sale to customers in the ordinary course of business ("prohibited transactions").

o If FBR Asset Maryland fails to satisfy the 75% gross income test or the 95% gross income test (as described below under "--Requirements for Qualification--Income Tests"), and nonetheless continues to qualify as a REIT because it meets certain other requirements, it will pay a 100% tax on (i) the gross income attributable to the greater of the amounts by which it fails the 75% and 95% gross income tests, multiplied by (ii) a fraction intended to reflect its profitability.

o If FBR Asset Maryland fails to distribute during a calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, it will pay a 4% excise tax on the excess of such required distribution over the amount it actually distributed.

o FBR Asset Maryland may elect to retain and pay income tax on its net long-term capital gain.

o If FBR Asset Maryland acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a merger or other transaction in which it acquires a "carryover" basis in the asset (i.e., a basis determined by reference to the C corporation's basis in the asset), it will pay tax at the highest regular corporate rate applicable if it recognizes gain on the sale or disposition of such asset during the 10-year period after it acquires such asset. The amount of gain on which it will pay tax is the lesser of (i) the amount of gain that it recognizes at the time of the sale or disposition and (ii) the amount of gain that it would have recognized if it had sold the asset at the time it acquired the asset. The rule described in this paragraph will apply assuming that FBR Asset Maryland makes an election under IRS Notice 88-19 upon its acquisition of an asset from a C corporation.

o FBR Asset Maryland will pay tax at the highest corporate rate on the portion of any phantom taxable income that it derives from REMIC residual interests ("Excess Inclusion") equal to the percentage of its stock held by "Disqualified Organizations." A "Disqualified Organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any other tax-exempt organization (other than a farmer's cooperative described in section 521 of the Code that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code, or any rural electrical or telephone cooperative. For this reason, FBR Asset Maryland's Charter prohibits Disqualified

        Organizations from owning stock of FBR Asset Maryland.

o FBR Asset Maryland also may be subject to tax at the highest corporate rate on the portion of its allocable share of any Excess Inclusion that a REIT in which it owns an equity interest derives from REMIC residual interests, equal to the percentage of its stock that is held by Disqualified Organizations. For this reason, FBR Asset Maryland's Charter prohibits Disqualified

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

Organizations from owning the stock of FBR Asset Maryland.

Requirements for Qualification

A REIT is a corporation, trust, or association that meets the following requirements:

  1.    it is managed by one or more trustees or directors;

  2. its beneficial ownership is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  3. it would be taxable as a domestic corporation, but for sections 856 through 860 of the Code;

  4. it is neither a financial institution nor an insurance company subject to certain provisions of the Code;

  5. at least 100 persons are beneficial owners of its shares or ownership certificates;

  6. not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year (the "5/50 Rule");

  7. it elects to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met to elect and maintain REIT status;

  8. it uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and the Treasury regulations thereunder (the "Treasury Regulations"); and

  9. it meets certain other qualification tests, described below, regarding the nature of its income and assets.

FBR Asset Maryland must meet requirements 1 through 4 during its entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Requirements 5 and 6 apply to FBR Asset Maryland beginning with its 1998 taxable year. If FBR Asset Maryland complies with all the requirements for ascertaining the ownership of its outstanding shares in a taxable year and has no reason to know that it violated the 5/50 Rule, it will be deemed to have satisfied the 5/50 Rule for such taxable year. For purposes of determining share ownership under the 5/50 Rule, an "individual" generally includes a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes. An "individual," however, generally does not include a trust that is a qualified employee pension or profit sharing trust under Code section 401(a), and beneficiaries of such a trust will be treated as holding shares of FBR Asset Maryland in proportion to their actuarial interests in the trust for purposes of the 5/50 Rule.

FBR Asset Virginia issued, and FBR Asset Maryland will issue, sufficient Common Stock with sufficient diversity of ownership to satisfy requirements 5 and 6 set forth above. In addition, FBR Asset Maryland's Charter restricts the ownership and transfer of the Common Stock so that FBR Asset Maryland should continue to satisfy requirements 5 and 6. The provisions of the Charter restricting the ownership and transfer of the Common Stock are described in "Description of FBR Asset Maryland's Capital Stock---Restrictions on Ownership and Transfer."

FBR Asset Maryland currently does not have corporate subsidiaries, but may have corporate subsidiaries in the future. A corporation that is a "qualified REIT subsidiary" is not treated as a corporation separate from its parent REIT. All assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" are treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiary" of FBR Asset Maryland will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiary will be treated as assets, liabilities, and items of income, deduction, and credit of FBR Asset Maryland.

In the case of a REIT that is a partner in a partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. FBR Asset Maryland is not currently a partner in any partnership, but it may become a partner in the future.

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Income Tests
------------
FBR Asset Maryland must satisfy two gross income tests annually to maintain its qualification as a REIT. First, at least 75% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income that it derives, directly or indirectly, from investments relating to real property or mortgages on real property or temporary investment income (the "75% gross income test"). Qualifying income for purposes of the 75% gross income test includes "rents from real property," interest on debt secured by mortgages on real property or on interests in real property, and dividends or other distributions on and gain from the sale of shares in other REITs. Second, at least 95% of its gross income (excluding gross income from prohibited transactions) for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, dividends, other types of interest, gain from the sale or disposition of stock or securities, or any combination of the foregoing (the "95% gross income test"). The following paragraphs discuss the specific application of these tests to FBR Asset Maryland.

Interest on debt secured by mortgages on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date FBR Asset Maryland acquired the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test (but will be qualifying income for purposes of the 95% gross income test). The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property.

The term "interest," as defined for purposes of the 75% and 95% gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, the term "interest" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. The term "interest" also generally does not exclude an amount solely because it is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the related property from leasing such property, to the extent that the amounts received by the debtor would be characterized as "rents from real property" if a REIT received such amounts. Furthermore, if a loan contains a provision that entitles a REIT to a percentage of the borrower's gain upon the sale of the secured property or a percentage of the appreciation in the property's value as of a certain date (a "shared appreciation provision"), income attributable to such provision will be treated as gain from the sale of the secured property, which generally is qualifying income for purposes of the 75% and 95% gross income tests.

Rent that FBR Asset Maryland receives from real property that it owns and leases to tenants will qualify as "rents from real property" (which is qualifying income for purposes of the 75% and 95% gross income tests) only if several conditions are met. First, the rent must not be based, in whole or in part, on the income or profits of any person. However, "rents from real property" generally does not exclude an amount solely because it is based on a fixed percentage or percentages of receipts or sales. Second, neither FBR Asset Maryland nor a direct or indirect owner of 10% or more of its stock may own, actually or constructively, 10% or more of a tenant from whom it receives rent. Third, all of the rent received under a lease of real property will not qualify as "rents from real property" unless the rent attributable to the personal property leased in connection with such lease is no more than 15% of the total rent received under the lease. Finally, FBR Asset Maryland generally must not operate or manage its real property or furnish or render services to its tenants, other than through an "independent contractor" who is adequately compensated and from whom FBR Asset Maryland does not derive revenue. However, FBR Asset Maryland need not provide services through an "independent contractor," but instead may provide services directly, if the services are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, FBR Asset Maryland may render a de minimis amount of "non-customary" services to the tenants of a property, other than through an independent contractor, as long as its income from the services does not exceed 1% of its income from the related property.

We believe that FBR Asset Maryland's income from stock in other REITs is qualifying income for purposes of the 75% and 95% gross income tests. However, if a REIT in which FBR Asset Maryland owns stock fails to


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qualify as a REIT in any year, its income from such REIT will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition to stock, FBR Asset Maryland may own debt securities issued by other REITs. Interest income from such debt securities will be qualifying income for purposes of the 95% gross income test. Such interest income will not be qualifying income for purposes of the 75% gross income test unless such debt securities are secured by mortgages on real property or on interests in real property.

We also believe that the interest and original issue discount ("OID") income that FBR Asset Maryland receives from mortgage-backed securities ("MBS") and other mortgage-related assets (together, "Mortgage Assets") generally is qualifying income for purposes of the 75% and 95% gross income tests. In some cases, however, the loan amount of a mortgage loan owned by FBR Asset Maryland (a "Mortgage Loan") may exceed the value of the real property securing the loan. That scenario will cause a portion of the income from the loan to be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. It also is possible that, in some instances, the interest income from a Mortgage Loan may be based in part on the borrower's profits or net income. That scenario generally will cause the income from the loan to be non-qualifying income for purposes of both the 75% and the 95% gross income tests. We have represented that we will manage FBR Asset Maryland's Mortgage Assets so that substantially all of the income from those assets will be qualifying income for purposes of those tests. Furthermore, we have represented that we will manage FBR Asset Maryland's real property so that the rent it receives from such property qualifies as "rents from real property." In summary, we believe that FBR Asset Maryland will be able to satisfy the 75% and 95% gross income tests on a continuing basis. However, FBR Asset Maryland may receive income not described above that is not qualifying income for purposes of the gross income tests. We will monitor the amount of non-qualifying income that its assets produce and we will manage its portfolio to comply at all times with the gross income tests.

REITs generally will incur tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualifying income for purposes of the 75% gross income test), less expenses directly connected with the production of such income. "Foreclosure property" is any real property (including interests in real property) and any personal property incident to such real property that meets the following requirements:

o a REIT acquires the property when the REIT bids in such property at foreclosure, or otherwise reduces such property to ownership or possession by agreement or process of law, after a default (or imminent default) on a lease of such property or on a debt owed to the REIT that such property secured;

o the REIT acquired the related loan when default was not imminent or anticipated; and

o       the REIT elects to treat the property as foreclosure property.

We do not anticipate that FBR Asset Maryland will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but if it does receive any such income, we will make an election to treat the related property as foreclosure property.

If property is not eligible for the election to be treated as foreclosure property ("Ineligible Property") because the REIT acquired the related loan when default was imminent or anticipated, income the REIT receives with respect to such Ineligible Property may not be qualifying income for purposes of the 75% or 95% gross income test. We anticipate that any income FBR Asset Maryland receives with respect to Ineligible Property will be qualifying income for purposes of the 75% and 95% gross income tests.

A REIT will incur a 100% tax on the net income derived from any "prohibited transaction." A "prohibited transaction" generally is a sale or other disposition of property (other than foreclosure property) that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of FBR Asset Maryland's assets is held for sale to customers and that a sale of any such asset would not be in the ordinary course of its business. Whether a REIT holds an asset "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. Nevertheless, we will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when an asset sale will not be characterized as a prohibited


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transaction. We cannot provide assurance, however, that we can comply with such safe-harbor provisions or that FBR Asset Maryland will avoid owning property that may be characterized as property that it holds "primarily for sale to customers in the ordinary course of a trade or business."

From time to time, FBR Asset Maryland may enter into hedging transactions with respect to one or more of its assets or liabilities. Its hedging activities may include entering into interest rate swaps, caps, and floors (or options to purchase such items), and futures and forward contracts. To the extent that FBR Asset Maryland enters into an interest rate swap or cap contract, option, futures contract, forward rate agreement, or any similar financial instrument to hedge its indebtedness incurred to acquire or carry "real estate assets," any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that FBR Asset Maryland hedges with other types of financial instruments, or in other situations, it is not entirely clear how the income from those transactions will be treated for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize FBR Asset Maryland's status as a REIT.

If FBR Asset Maryland fails to satisfy one or both of the 75% and 95% gross income tests for any taxable year, it nevertheless may qualify as a REIT for such year if it qualifies for relief under certain provisions of the Code. Those relief provisions generally will be available if its failure to meet such tests is due to reasonable cause and not due to willful neglect, we attach a schedule of the sources of its income to its tax return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. We cannot predict, however, whether in all circumstances FBR Asset Maryland would qualify for the relief provisions. In addition, as discussed above in "--Taxation of FBR Asset Maryland," even if the relief provisions apply, FBR Asset Maryland would incur a 100% tax on the gross income attributable to the greater of the amounts by which it fails the 75% and 95% gross income tests, multiplied by a fraction intended to reflect its profitability.

Asset Tests
-----------
To maintain its qualification as a REIT, FBR Asset Maryland also must satisfy two asset tests at the close of each quarter of each taxable year. First, at least 75% of the value of its total assets must consist of cash or cash items (including certain receivables), government securities, "real estate assets," or qualifying temporary investments (the "75% asset test"). Qualifying temporary investments are investments in stock or debt instruments during the one-year period following FBR Asset Maryland's receipt of new capital that it raises through equity or long-term (at least five-year) debt offerings.

The term "real estate assets" includes stock in other REITs, interests in real property, interests in mortgages on real property, and regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of "real estate assets" (determined as if FBR Asset Maryland held such assets), FBR Asset Maryland will be treated as holding directly its proportionate share of the assets of such REMIC. For purposes of the 75% asset test, the term "interest in real property" includes an interest in mortgage loans or land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold of real property, and an option to acquire real property (or a leasehold of real property). To the extent that the fair market value of the real property securing a loan equals or exceeds the outstanding principal balance of the loan, the loan will qualify as a real estate asset. However, if the outstanding principal balance of a loan exceeds the fair market value of the real property securing the loan, the portion of such loan in excess of the value of the associated real property likely will not be a qualifying "real estate asset."

The second asset test has two components. First, of FBR Asset Maryland's investments not included in the 75% asset class, the value of its interest in any one issuer's securities (which does not include its stock in other REITs or in any qualified REIT subsidiary) may not exceed 5% of the value of its total assets (the "5% asset test"). Second, FBR Asset Maryland may not own more than 10% of any one issuer's outstanding voting securities (which does not include its stock in other REITs or in any qualified REIT subsidiary) (the "10% asset test").

We believe that FBR Asset Maryland's stock in other REITs is a qualifying asset for purposes of the 75% asset test. However, if a REIT in which it owns stock fails to qualify as a REIT in any year, the stock in such


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REIT will not be a qualifying asset for purposes of the 75% asset test. Instead,
FBR Asset Maryland would be subject to the 5% and 10% asset tests described above with respect to its investment in such disqualified REIT. To the extent that FBR Asset Maryland owns debt securities issued by other REITs that are not secured by mortgages on real property, such securities will not be qualifying assets for purposes of the 75% asset test. Instead, FBR Asset Maryland would be subject to the 5% and 10% asset tests with respect to such debt securities.

We also believe that FBR Asset Maryland's Mortgage Assets are qualifying assets for purposes of the 75% asset test. However, if the outstanding principal balance of a Mortgage Loan exceeds the fair market value of the real property securing the loan, a portion of such loan will not be a qualifying "real estate asset." The non-qualifying portion of such Mortgage Loan will be equal to the portion of the loan amount that exceeds the value of the associated real property. We will monitor the status of FBR Asset Maryland's assets for purposes of the various asset tests and we will manage its portfolio to comply at all times with such tests.

If FBR Asset Maryland should fail to satisfy the asset tests at the end of a calendar quarter, it would not lose its REIT status if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets. If FBR Asset Maryland did not satisfy the condition described in clause (ii) of the preceding sentence, it still could avoid disqualification as a REIT by eliminating any discrepancy within 30 days after the close of the calendar quarter in which the discrepancy arose.

Distribution Requirements
-------------------------
Each taxable year, FBR Asset Maryland must distribute dividends (other than capital gain dividends and deemed distributions of retained capital gain) to its shareholders in an aggregate amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain or loss) and (B) 95% of its net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. FBR Asset Maryland must pay such distributions in the taxable year to which they relate, or in the following taxable year if it declares the distribution before it timely files its federal income tax return for such year and pays the distribution on or before the first regular dividend payment date after such declaration.

FBR Asset Maryland will pay federal income tax on taxable income (including net capital gain) that it does not distribute to shareholders. Furthermore, if it fails to distribute during a calendar year (or, in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January following such calendar year) at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, it will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts it actually distributed. FBR Asset Maryland may elect to retain and pay income tax on the net long-term capital gain it receives in a taxable year. See "--Taxation of Taxable U.S. Shareholders." If it so elects, it will be treated as having distributed any such retained amount for purposes of the 4% excise tax described above. FBR Asset Virginia has made, and FBR Asset Maryland intends to continue to make, timely distributions sufficient to satisfy the annual distribution requirements.

It is possible that, from time to time, FBR Asset Maryland may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, FBR Asset Maryland may not deduct recognized capital losses from its "REIT taxable income." In addition, FBR Asset Maryland will recognize taxable income in advance of the related cash flow if any of its subordinated MBS or Mortgage Loans are deemed to have OID. FBR Asset Maryland generally must accrue OID based on a constant yield method that takes into account projected prepayments but that defers credit losses until they are actually incurred. For example, pursuant to Treasury Regulations, FBR Asset Maryland may be required to recognize the amount of any payment projected to be made pursuant to a shared appreciation provision in a Mortgage Loan over the term of the related loan using the constant yield method. FBR Asset Maryland also may recognize taxable market discount income when it receives the proceeds from the disposition of, or principal payments on, loans that are "market discount


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bonds" (i.e., obligations with a stated redemption price at maturity that is greater than its tax basis in such obligations), although such proceeds often will be used to make non-deductible principal payments on related borrowings. FBR Asset Maryland also may recognize Excess Inclusion or other "phantom" taxable income from REMIC residual interests and non-REMIC retained ownership interests. Furthermore, FBR Asset Maryland may recognize taxable income without receiving a corresponding cash distribution if it forecloses on or makes a "significant modification" (as defined in Treasury Regulations section 1.1001-3) to a loan, to the extent that the fair market value of the underlying property or the principal amount of the modified loan, as applicable, exceeds its basis in the original loan. Finally, although certain types of non-cash income are excluded in determining the annual distribution requirement, FBR Asset Maryland will incur corporate income tax and the 4% excise tax with respect to those non-cash income items if it does not distribute those items on a current basis. As a result of the foregoing, FBR Asset Maryland may have less cash than is necessary to distribute all of its taxable income and thereby avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, it may need to borrow funds or issue Preferred Stock or additional Common Stock.

Under certain circumstances, FBR Asset Maryland may be able to correct a failure to meet the distribution requirement for a year by paying "deficiency dividends" to its shareholders in a later year. FBR Asset Maryland may include such deficiency dividends in its deduction for dividends paid for the earlier year. Although FBR Asset Maryland may be able to avoid income tax on amounts distributed as deficiency dividends, it will be required to pay interest to the Service based upon the amount of any deduction it takes for deficiency dividends.

Recordkeeping Requirements
--------------------------
FBR Asset Maryland must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, it must request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding stock. FBR Asset Virginia has complied, and FBR Asset Maryland intends to continue to comply, with such requirements.

Failure to Qualify

If FBR Asset Maryland failed to qualify as a REIT in any taxable year, and no relief provision applied, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. In calculating its taxable income in a year in which it failed to qualify as a REIT, FBR Asset Maryland would not be able to deduct amounts paid out to shareholders. In fact, FBR Asset Maryland would not be required to distribute any amounts to shareholders in such year. In such event, to the extent of its current and accumulated earnings and profits, all distributions to shareholders would be taxable as ordinary income. Subject to certain limitations of the Code, corporate shareholders might be eligible for the dividends received deduction. Unless FBR Asset Maryland qualified for relief under specific statutory provisions, it also would be disqualified from taxation as a REIT for the four taxable years following the year during which it ceased to qualify as a REIT. We cannot predict whether in all circumstances FBR Asset Maryland would qualify for such statutory relief.


Taxation of Taxable U.S. Shareholders

As long as FBR Asset Maryland qualifies as a REIT, a taxable "U.S. Shareholder" must take into account distributions out of FBR Asset Maryland's current or accumulated earnings and profits (and that it does not designate as capital gain dividends or retained long-term capital gain) as ordinary income. A U.S. Shareholder will not qualify for the dividends received deduction generally available to corporations. As used herein, the term "U.S. Shareholder" means a holder of Common Stock that for U.S. federal income tax purposes is

o       a citizen or resident of the United States,

o a corporation, partnership, or other entity created or organized in or under the laws of the United States or of an political subdivision thereof,

o an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or

o any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust.


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

A U.S. Shareholder will recognize distributions that FBR Asset Maryland designates as capital gain dividends as long-term capital gain (to the extent they do not exceed FBR Asset Maryland's actual net capital gain for the taxable year) without regard to the period for which the U.S. Shareholder has held its Common Stock. Subject to certain limitations, FBR Asset Maryland will designate its capital gain dividends as either 20% or 25% rate distributions. A corporate U.S. Shareholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.

FBR Asset Maryland may elect to retain and pay income tax on the net long-term capital gain that it receives in a taxable year. In that case, a U.S. Shareholder would be taxed on its proportionate share of FBR Asset Maryland's undistributed long-term capital gain. The U.S. Shareholder would receive a credit or refund for its proportionate share of the tax FBR Asset Maryland paid. The U.S. Shareholder would increase the basis in its stock by the amount of its proportionate share of FBR Asset Maryland's undistributed long-term capital gain, minus its share of the tax FBR Asset Maryland paid.

A U.S. Shareholder will not incur tax on a distribution in excess of FBR Asset Maryland's current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of the U.S. Shareholder's Common Stock. Instead, such distribution will reduce the adjusted basis of such Common Stock. A U.S. Shareholder will recognize a distribution in excess of both FBR Asset Maryland's current and accumulated earnings and profits and the U.S. Shareholder's adjusted basis in its Common Stock as long-term capital gain (or short-term capital gain if the Common Stock has been held for one year or less), assuming the Common Stock is a capital asset in the hands of the U.S. Shareholder. In addition, if FBR Asset Maryland declares a distribution in October, November, or December of any year that is payable to a U.S. Shareholder of record on a specified date in any such month, such distribution shall be treated as both paid by FBR Asset Maryland and received by the U.S. Shareholder on December 31 of such year, provided that FBR Asset Maryland actually pays the distribution during January of the following calendar year. We will notify U.S. Shareholders after the close of FBR Asset Maryland's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income or capital gain dividends.

FBR Asset Maryland's investments may cause it under certain circumstances to recognize taxable income in excess of its economic income ("phantom income") and to experience an offsetting excess of economic income over its taxable income in later years. As a result, U.S. Shareholders may from time to time be required to pay federal income tax on distributions that economically represent a return of capital, rather than a dividend. Such distributions would be offset in later years by distributions representing economic income that would be treated as returns of capital for federal income tax purposes. Accordingly, if FBR Asset Maryland receives phantom income, its U.S. Shareholders may incur federal income tax with respect to such income on an accelerated basis (i.e., before the U.S. Shareholders realize such income in an economic sense). Taking into account the time value of money, such an acceleration of federal income tax liabilities would cause shareholders to receive an after-tax rate of return on an investment in the Common Stock that would be less than the after-tax rate of return on an investment with an identical before-tax rate of return that did not generate phantom income. We will consider the potential effects of phantom income on FBR Asset Maryland's taxable U.S. Shareholders in managing FBR Asset Maryland's investments.

To the extent that FBR Asset Maryland owns REMIC residual interests, its U.S. Shareholders likely may not offset certain portions of the dividend income they receive from FBR Asset Maryland with their current deductions or net operating loss carryovers or carrybacks. This limitation would apply to the portion of a U.S. Shareholder's dividends equal its allocable share of any Excess Inclusion FBR Asset Maryland derives with respect to its REMIC residual interests. FBR Asset Maryland's Excess Inclusion for any calendar quarter will equal the excess of its income from REMIC residual interests over its "daily accruals" with respect to such interests for the calendar quarter. Daily accruals for a calendar quarter are computed by allocating to each day on which a REMIC residual interest is owned a ratable portion of the product of (i) the "adjusted issue price" of the REMIC residual interest at the beginning of the quarter and
(ii) 120% of the long-term federal interest rate (adjusted for quarterly compounding) on the date of issuance of the REMIC residual interest. The adjusted issue price of a REMIC


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residual interest at the beginning of a calendar quarter equals the original issue price of the interest, increased by the amount of daily accruals for prior quarters and decreased by all prior distributions FBR Asset Maryland receives with respect to the REMIC residual interest. To the extent provided in future Treasury Regulations, if FBR Asset Maryland owns a REMIC residual interest that does not have significant value, the Excess Inclusion that it derives from such REMIC residual interest will be deemed to be equal to the entire amount of income it derives from such REMIC residual interest. Furthermore, if FBR Asset Maryland owns stock in other REITs that own REMIC residual interests, a portion of the dividends that it receives from such REITs may be treated as Excess Inclusion. Those dividends may cause a portion of the dividends that FBR Asset Maryland pays to its shareholders also to be treated as Excess Inclusion.

If FBR Asset Maryland (or a qualified REIT subsidiary) issues debt obligations secured by its Mortgage Loans in Non-REMIC Transactions, FBR Asset Maryland or such Mortgage Loans may be treated as a "taxable mortgage pool" under the Code if the payments on the debt obligations bear a relationship to the payments on the underlying Mortgage Loans. In such a case, to the extent provided in future Treasury Regulations, a portion or all of the taxable income generated by FBR Asset Maryland's retained ownership interest in the Mortgage Loans constituting a taxable mortgage pool may be characterized as Excess Inclusion and allocated pro rata among its U.S. Shareholders. U.S. Shareholders would not be permitted to offset certain portions of their dividend income that are attributable to the Non-REMIC Transactions with their current deductions or net operating loss carryovers or carrybacks. Although the U.S. Treasury Department has not yet issued applicable Treasury Regulations, we cannot assure you that it will not issue such regulations in the future. We also cannot assure you that, if issued, such regulations will not be retroactive and will not prevent U.S. Shareholders from offsetting some portion of their dividend income with deductions or losses from other sources.

Taxation of U.S. Shareholders on the Disposition of the Common Stock

In general, a U.S. Shareholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of the Common Stock as long-term capital gain or loss if the U.S. Shareholder has held the Common Stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. Shareholder must treat any loss upon a sale or exchange of Common Stock held by such shareholder for six months or less (after applying certain holding period rules) as a long-term capital loss to the extent of capital gain dividends and other distributions from FBR Asset Maryland that such U.S. Shareholder treats as long-term capital gain. All or a portion of any loss a U.S. Shareholder realizes upon a taxable disposition of the Common Stock may be disallowed if the U.S. Shareholder purchases other shares of Common Stock within 30 days before or after the disposition.

Capital Gains and Losses

A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate is 39.6%. The maximum tax rate on long-term capital gain applicable to non-corporate taxpayers is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions that FBR Asset Maryland designates as capital gain dividends and any retained capital gain that it is deemed to distribute, FBR Asset Maryland may designate (subject to certain limits) whether such a distribution is taxable to its non-corporate shareholders at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for non-corporate taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

FBR Asset Maryland will report to its shareholders and to the Service the amount of distributions it pays during each calendar year, and the amount of tax it withholds, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide FBR Asset Maryland with its correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, FBR Asset Maryland may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to FBR Asset Maryland. The Treasury Department has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. Those regulations alter the current system of backup withholding compliance and are effective for distributions made after December 31, 1999. See "--Taxation of Non-U.S. Shareholders."


Taxation of Tax-Exempt Shareholders

Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that FBR Asset Maryland distributes to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization were to finance its acquisition of the Common Stock with debt, a portion of the income that they receive from FBR Asset Maryland would constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7),
(9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from FBR Asset Maryland as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of FBR Asset Maryland's stock is required to treat a percentage of the dividends that it receives from FBR Asset Maryland as UBTI (the "UBTI Percentage"). The UBTI Percentage is equal to the gross income FBR Asset Maryland derives from an unrelated trade or business (determined as if it were a pension trust) divided by its total gross income for the year in which it pays the dividends. The UBTI rule applies to a pension trust holding more than 10% of FBR Asset Maryland's stock only if:

o       the UBTI Percentage is at least 5%;

o FBR Asset Maryland qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding FBR Asset Maryland's stock in proportion to their actuarial interests in the pension trust; and

o FBR Asset Maryland is a "pension-held REIT" (i.e., either (i) one pension trust owns more than 25% of the value of its stock or (ii) a group of pension trusts individually holding more than 10% of the value of its stock collectively owns more than 50% of the value of its stock).

An Exempt Organization may be required to treat the portion of its dividends that is allocable to Excess Inclusion that FBR Asset Maryland derives from REMIC residual interests (or that FBR Asset Maryland derives from owning stock in other REITs that own such residual interests) as UBTI. In addition, FBR Asset Maryland will incur tax at the highest marginal corporate rate on the portion of any such Excess Inclusion that is allocable to the portion of its stock owned by Disqualified Organizations (as defined above in "--Taxation of FBR Asset Maryland"). FBR Asset Maryland could deduct the amount of any such tax from its income that is not Excess Inclusion. Furthermore, if FBR Asset Maryland derives Excess Inclusion from

REMIC residual interests, shareholders who are (i) pass-through entities (i.e., partnerships, estates, trusts, regulated investment companies, REITs, common trust funds, and certain types of cooperatives (including farmers' cooperatives described in Code section 521)) in which a Disqualified Organization is a record holder of shares or interests and (ii) nominees who hold Common Stock on behalf of Disqualified Organizations might incur a tax similar to the tax that FBR Asset Maryland would incur as described above in this paragraph. Consequently, a brokerage firm that holds Common Stock in a "street name" account for a Disqualified Organization may incur federal income tax on the Excess Inclusion attributable to such Common Stock. In addition, FBR Asset Maryland may incur tax at the highest corporate rate on the portion of its allocable share of any Excess Inclusion that a REIT in which it owns stock derives from REMIC residual interests, equal to the percentage of FBR Asset Maryland's stock owned by Disqualified Organizations. FBR Asset Maryland's Charter prohibits Disqualified Organizations from owning FBR Asset Maryland's stock.

The U.S. Treasury Department has the authority to issue Treasury Regulations regarding a REIT's issuance of debt obligations in Non-REMIC Transactions. If the Treasury Department issues such Treasury Regulations in the future and such regulations prevent taxable U.S. Shareholders from offsetting some percentage of their dividends with deductions or losses from other sources, that same percentage of an Exempt Organization's dividends would be treated as UBTI. See "--Taxation of Taxable U.S. Shareholders."


Taxation of Non-U.S. Shareholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non-U.S. Shareholders") are complex. This section is only a summary of such rules. We urge Non-U.S. Shareholders to consult their own tax advisors to determine the impact of federal, state, and local income tax laws on ownership of the Common Stock, including any reporting requirements.

A Non-U.S. Shareholder that receives a distribution that is not attributable to gain from FBR Asset Maryland's sale or exchange of U.S. real property interests (as defined below) and that FBR Asset Maryland does not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that FBR Asset Maryland pays such distribution out of its current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. However, if a distribution is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. Shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a non-U.S. corporation). FBR Asset Maryland plans to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and the Non-U.S. Shareholder files the required form evidencing eligibility for that reduced rate with FBR Asset Maryland or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with FBR Asset Maryland claiming that the distribution is effectively connected income. The U.S. Treasury Department has issued final regulations that modify the manner in which FBR Asset Maryland will comply with the withholding requirements. Those regulations are effective for distributions made after December 31, 1999.

If FBR Asset Maryland derives Excess Inclusion from REMIC residual interests, a Non-U.S. Shareholder may not qualify for exemption from the 30% withholding tax or a reduced treaty rate with respect to the portion of its dividends that is allocable to the Excess Inclusion. In addition, the U.S. Treasury Department has the authority to issue regulations regarding a REIT's issuance of debt obligations in Non-REMIC Transactions. If the Treasury Department issues such Regulations in the future and they prevent taxable U.S. Shareholders from offsetting some percentage of their dividends with deductions or losses from other sources, that same percentage of a Non-U.S. Shareholder's dividends would not be eligible for exemption from the 30% withholding tax or a reduced treaty rate. See "--Taxation of Taxable U.S. Shareholders."

A Non-U.S. Shareholder will not incur tax on a distribution in excess of FBR Asset Maryland's current and accumulated earnings and profits if such distribution does not exceed the adjusted basis of its Common Stock.

Instead, such a distribution will reduce the adjusted basis of such Common Stock. A Non-U.S. Shareholder will be subject to tax on a distribution that exceeds both FBR Asset Maryland's current and accumulated earnings and profits and the adjusted basis of its Common Stock, if the Non-U.S. Shareholder otherwise would be subject to tax on gain from the sale or disposition of its Common Stock, as described below. Because FBR Asset Maryland generally cannot determine at the time it makes a distribution whether or not the distribution will exceed its current and accumulated earnings and profits, it normally will withhold tax on the entire amount of any distribution at the same rate as it would withhold on a dividend. However, a Non-U.S. Shareholder may obtain a refund of amounts that FBR Asset Maryland withholds if it later determines that a distribution in fact exceeded its current and accumulated earnings and profits.

FBR Asset Maryland must withhold 10% of any distribution that exceeds its current and accumulated earnings and profits. Consequently, although it intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that it does not do so, it will withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which FBR Asset Maryland qualifies as a REIT, a Non-U.S. Shareholder will incur tax on distributions that are attributable to gain from its sale or exchange of "U.S. real property interests" under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The term "U.S. real property interests" includes certain interests in real property and stock in corporations at least 50% of whose assets consists of interests in real property, but excludes mortgage loans and MBS. Under FIRPTA, a Non-U.S. Shareholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if such gain were effectively connected with a U.S. business of the Non-U.S. Shareholder. A Non-U.S. Shareholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. Shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual). A non-U.S. corporate shareholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on distributions subject to FIRPTA. FBR Asset Maryland must withhold 35% of any distribution that it could designate as a capital gain dividend. A Non-U.S. Shareholder may receive a credit against its FIRPTA tax liability for the amount FBR Asset Maryland withholds.

A Non-U.S. Shareholder generally will not incur tax under FIRPTA on gain from the sale of its Common Stock as long as FBR Asset Maryland is a "domestically controlled REIT." A "domestically controlled REIT" is a REIT in which at all times during a specified testing period non-U.S. persons held, directly or indirectly, less than 50% in value of the stock. We cannot assure you that FBR Asset Maryland is or will remain a "domestically controlled REIT." Furthermore, a Non-U.S. Shareholder will incur tax on gain not subject to FIRPTA if (i) the gain is effectively connected with the Non-U.S. Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. Shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the United States, in which case the Non-U.S. Shareholder will incur a 30% tax on his capital gains. However, a Non-U.S. Shareholder that owned, actually or constructively, 5% or less of the Common Stock at all times during a specified testing period will not incur tax under FIRPTA if the Common Stock is "regularly traded" on an established securities market. If the gain on the sale of the Common Stock were taxed under FIRPTA, a Non-U.S. Shareholder would be taxed in the same manner as U.S. Shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).


Other Tax Consequences

FBR Asset Maryland and/or you may be subject to state and local tax in various states and localities, including those states and localities in which FBR Asset Maryland or you transact business, own property, or reside. The state and local tax treatment in such jurisdictions may differ from the federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws upon an investment in the Common Stock.

ERISA Considerations

This section only discusses certain issues relevant under the "Plan Asset Regulations" (as defined below) and, as a result, does not address all of the issues that may be important to you under of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and section 4975 of the Code. The discussion contained in this section is based on current federal law and interpretations thereof. We cannot assure you that new laws or interpretations thereof, which may take effect retroactively, will not cause any statement in this section to be inaccurate.

This section is only a summary of certain relevant law and is not a substitute for careful planning with a professional.

A fiduciary deciding whether to buy common stock on behalf of an employee benefit plan, a tax-qualified retirement plan, or an IRA should consult its own legal advisor regarding the specific considerations arising under ERISA, section 4975 of the Code, and state law with respect to an investment in the common stock by such plan or IRA. A fiduciary also should consider the entire discussion under the heading "Federal Income Tax Laws Applicable to REITs and REIT Shareholders," because the discussion in that section is relevant to a plan or IRA's decision to purchase common stock.

Department of Labor Regulations defining "plan assets" (the "Plan Asset Regulations") generally provide that when an "ERISA Investor" acquires an equity interest in an entity, the ERISA Investor's assets include both the equity interest and an undivided interest in each of the underlying assets of the issuer of such equity interest, unless one or more exceptions specified in the Plan Asset Regulations are satisfied. An "ERISA Investor" includes:

  o a pension, profit sharing, or other employee benefit plan subject to Title I of ERISA;

  o a qualified retirement plan not subject to Title I of ERISA because it is a governmental or church plan or because it does not cover common law employees; and

  o     an individual retirement account or an individual retirement annuity.

One exception under the Plan Asset Regulations provides that an ERISA Investor's assets will not include any of the underlying assets of an entity if at all times ERISA Investors own less than 25% of the value of each class of equity interests in the entity (the "Insignificant Participation Exception"). Another exception provides that an ERISA Investor's assets will not include the underlying assets of an entity if the class of equity interests in which the ERISA Investor invests is "publicly-offered" (i.e., meets the following requirements):

  o it is widely held (i.e., held by 100 or more investors who are independent of the issuer and each other);

  o     it is freely transferable; and

  o it is part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act").

The Plan Asset Regulations provide that certain restrictions on transfer, including any restriction on or prohibition against a transfer that would result in the termination or reclassification of an entity for federal or state tax purposes, ordinarily will not prevent securities from being "freely transferable."

FBR Asset Maryland's Charter provides that before the date that either (i) the common stock is "publicly offered" or (ii) FBR Asset Maryland qualifies for another exception to the Plan Asset Regulations (other than the Insignificant Participation Exception), ERISA Investors must own, in the aggregate, less than 25% of the value of each class of FBR Asset Maryland's stock. The common stock is "widely held." In addition, we believe that the restrictions on transfer of the common stock imposed under FBR Asset Maryland's Charter do not prevent the common stock from being "freely transferable." Furthermore, this proxy statement/prospectus registers the common stock under Section 12(g) of the 1934 Act. Accordingly, the common stock should be "publicly offered" securities, and FBR Asset Maryland's assets should not be deemed to be "plan assets" of any ERISA Investor that owns common stock. As a result, as of the date of this Proxy Statement/Prospectus, the restriction described above on ownership of Common Stock by ERISA Investors no longer will apply. However, if at any time FBR Asset Maryland fails to qualify for an exception from the Plan

Asset Regulations, the assets of an ERISA Investor that invests in the common stock will include an undivided interest in FBR Asset Maryland's assets. In such event, FBR Asset Maryland's assets, transactions involving its assets, and the persons with authority or control over and that provide services with respect to its assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of section 4975 of the Code.

Other Matters

Legal

Hunton & Williams, Richmond, Virginia, will pass upon the validity of the shares issued in the merger for the Company. In addition, we have based the description of federal income tax consequences in "Federal Income Tax Laws Applicable to REITs and REIT Shareholders" upon the opinion of Hunton & Williams.

A condition to the consummation of the merger is the delivery to FBR Asset Virginia and FBR Asset Maryland by Hunton & Williams of an opinion concerning certain federal income tax consequences of the merger. See "Federal Income Tax Laws Applicable to REITs and REIT Shareholders."


Experts

The audited financial statements included in this proxy statement/prospectus have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods stated in their reports and are included herein in reliance upon the authority of said firm as experts in giving said reports.


Expenses

FBR Asset Virginia will bear all expenses from this solicitation of proxies. In addition to solicitation by mail, directors and executive officers of FBR Asset Virginia may solicit proxies by telephone, telegram, or personal interviews. Those persons will receive no additional compensation for their services. FBR Asset Virginia may retain a proxy solicitation firm to assist in the solicitation of proxies at a fee estimated not to exceed $10,000. FBR Asset Virginia will request brokerage houses, nominees, fiduciaries, and other custodians to forward proxy solicitation materials to the beneficial owners of shares held of record by them and will reimburse those persons for their reasonable expenses.


Additional Information

From FBR Asset Virginia

You can obtain complete copies of the documents to which we refer in this proxy statement/prospectus, free of charge, by writing or calling:

Elaine Clancy, Chief Financial Officer
FBR Asset Investment Corporation
1001 Nineteenth Street North
Arlington, Virginia 22209
(703) 469-1000 phone
(703) 312-9602 fax

To ensure timely delivery of your requested documents, we must receive your request before _________, 1999.

From the SEC

This proxy statement/prospectus is part of a Registration Statement that we have filed with the SEC. You can read and copy that Registration Statement, and the exhibits attached to it, at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms.

After the merger, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You will be able to read and copy those documents at the SEC's public reference rooms too.

You can also obtain copies of all documents that we file with the SEC on the SEC's website (http://www.sec.gov).

Index to Financial Statements
                                                                           Page
                                                                           ----

Report of Independent Public Accountants...................................F-2

Financial Statements:

     Statements of Financial Condition
     As of December 31, 1997,
     June 30, 1998, and September 30, 1998 (unaudited).....................F-3

     Statements of Income for the Period from December
        15, 1997 (Inception), Through December 31, 1997,
        the Six Months Ended June 30, 1998 and the
        Nine Months Ended September 30, 1998 unaudited)....................F-4

     Statements of Changes in Stockholders' Equity for
        the Period from December 15, 1997 (Inception),
        Through December 31, 1997, the Six Months Ended
        June 30, 1998 and the Three Months Ended September
        30, 1998 (unaudited)...............................................F-5

     Statements of Cash Flows for the Period from
        December 15, 1997 (Inception),  Through
        December 31, 1997, the Six Months Ended
        June 30, 1998 and the Nine Months Ended
        September 30, 1998 (unaudited).....................................F-6

Notes to Financial Statements..............................................F-7

Report of Independent Public Accountants

To the Board of Directors
FBR Asset Investment Corporation:

We have audited the accompanying statements of financial condition of FBR Asset Investment Corporation (the "Company", a Virginia corporation) as of December 31, 1997, and June 30, 1998, and the related statements of income, changes in stockholders' equity and cash flows for the period from December 15, 1997 (inception), through December 31, 1997, and the six months ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FBR Asset Investment Corporation as of December 31, 1997 and June 30, 1998, and the results of its operations and its cash flows for the period from December 15, 1997 (inception), through December 31, 1997, and the six months ended June 30, 1998, in conformity with generally accepted accounting principles.

/s/ Arthur Andersen LLP
Washington, D.C.



November 16, 1998

FBR Asset Investment Corporation

Statements of Financial Condition As of December 31, 1997, June 30, 1998, and September 30, 1998 (unaudited)*


==================================================================================================================================
                                                                                                                    September 30,
                                                                           December 31,          June 30,               1998
Assets:                                                                        1997                1998              (unaudited)
                                                                           ------------          -------             -----------

     Mortgage-backed securities, at fair value                           $          -         $218,685,253         $211,492,181

     Cash and cash equivalents                                            163,223,199           60,610,545           43,333,730

     Investments in equity securities, at fair value                       23,318,750           78,074,474           65,816,300

     Notes receivable                                                       3,000,000           18,038,320           20,443,385

     Due from affiliate                                                       545,827                  218                  218

     Dividends receivable                                                     434,717              256,548            1,374,995

     Prepaid expenses                                                               -               26,385               13,193

     Organization costs, net of accumulated amortization
     of $3,733 and $4,930, respectively                                         7,909                7,111                6,712

     Interest receivable                                                        8,000            1,903,099            1,785,141
                                                                         ------------         ------------         ------------
                  Total assets                                           $190,538,402         $377,601,953         $344,265,855
                                                                         ============         ============         ============


Liabilities and Stockholders' Equity

Liabilities:
     Repurchase agreements                                               $          -         $181,287,958         $176,252,157
     Interest Payable                                                               -              552,783            1,988,594
     Dividends payable                                                        510,950            3,123,764                    -
     Management fees payable                                                   58,623              266,535              724,122
     Accounts payable and accrued expenses                                     12,000               81,349               56,673
     Due to clearing broker                                                         -              167,402                    -
     Deferred revenue                                                         190,000               44,660               22,088
                                                                         ------------         ------------         ------------
                  Total liabilities                                           771,573          185,524,451          179,043,634
                                                                         ------------         ------------         ------------
Stockholders' equity:
     Preferred stock, par value $.01 per share, 50,000,000 shares
       authorized                                                                   -                    -                    -
     Common stock, par value $.01 per share, 200,000,000 shares authorized, 10,218,999, 10,415,827 and 10,415,827
       shares issued as of December 31, 1997, June 30, 1998, and
       September 30, 1998, respectively                                       102,190              104,158              104,158
     Additional paid-in capital                                           189,528,668          193,187,701          193,187,701
     Accumulated other comprehensive income                                         -             (609,040)         (19,016,397)
     Retained earnings (deficit)                                              135,971             (605,317)           2,960,749
     Treasury stock, at cost 942,500 shares                                         -                    -          (12,013,990)
                                                                         ------------         ------------         ------------
                  Total stockholders' equity                              189,766,829          192,077,502          165,222,221
                                                                         ------------         ------------         ------------
                  Total liabilities and stockholders' equity             $190,538,402         $377,601,953         $344,265,855
                                                                         ============         ============         ============
===============================================================================================================================

*The accompanying notes are an integral part of these statements.

FBR Asset Investment Corporation

Statements of Income For the Period from December 15, 1997 (Inception), Through December 31, 1997, the Six Months Ended June 30, 1998, and the Nine Months Ended September 30, 1998 (unaudited)*


=================================================================================================================================
                                                               December 15, 1997
                                                                  (Inception)            Six Months Ended       Nine Months Ended
                                                                    through                  June 30,           September 30, 1998
                                                               December 31, 1997               1998                (unaudited)
                                                               -----------------          ---------------       -----------------
Income:
     Dividends                                                  $   434,717              $    833,749               $ 2,880,624
     Interest                                                        18,040                 4,817,569                 9,527,657
     Other income                                                   268,520                         -                         -
                                                                -----------              ------------                ----------

                  Total income                                      721,277                 5,651,318                12,408,281
                                                                -----------              ------------                ----------

Expenses:

     Interest expense                                                     -                   552,783                 3,187,418
     Management fee expense                                          58,623                   469,139                   926,726
     Professional fees                                               12,000                   132,035                   203,228
     Insurance                                                            -                    26,384                    39,576
     Amortization expense                                             3,733                       798                     1,197
     Other                                                                -                     4,538                    18,429
                                                                -----------              ------------               -----------

                  Total expenses                                     74,356                 1,185,677                 4,376,574
                                                                -----------              ------------               -----------

Net income                                                      $   646,921              $  4,465,641               $ 8,031,707
                                                                ===========              ============               ===========
Basic and diluted earnings per share                            $      0.06              $       0.43               $      0.78
                                                                ===========              ============               ===========
Weighted-average common and equivalent shares                    10,218,999                10,399,515                10,353,821
                                                                ===========              ============               ===========
===============================================================================================================================

* The accompanying notes are an integral part of these statements.

FBR Asset Investment Corporation

Statements of Changes in Stockholders' Equity For the Period from December 15, 1997 (Inception), Through December 31, 1997, the Six Months Ended June 30, 1998 and the Three Months Ended September 30, 1998 (unaudited)*

====================================================================================================================================
                                             Additional                                  Accumulated
                                                Paid          Retained                      Other
                                  Common         In           Earnings      Treasury    Comprehensive                  Comprehensive
                                  Stock        Capital       (Deficit)        Stock        Income           Total          Income
                                  -----        -------       ---------        -----        ------           -----          ------

Balance, December 15, 1997       $     -    $         -    $         -     $         -   $        -     $         -
  Issuance of common stock        102,190    189,528,668             -               -            -      189,630,858
  Net income                           -              -         646,921              -            -          646,921    $   646,921
  Other comprehensive income-
  Unrealized gain (loss) on
     available-for-sale                -              -              -               -            -               -              -
     securities                                                                                                         -----------
  Comprehensive income                                                                                                  $   646,921
                                                                                                                        ===========
  Dividends declared $.05 per
     share                             -              -        (510,950)             -            -         (510,950)
                                 --------   ------------     ----------     -----------  -----------     -----------
Balance, December 31, 1997        102,190    189,528,668        135,971              -            -      189,766,829
  Issuance of common stock          1,968      3,659,033             -               -            -        3,661,001
  Net income                           -              -       4,465,641              -            -        4,465,641      4,465,641
  Other comprehensive income-
  Change in unrealized loss
     on available-for-sale             -              -              -               -      (609,040)       (609,040)      (609,040)
     securities                                                                                                         -----------
  Comprehensive income                                                                                                    3,856,601
                                                                                                                        ===========
  Dividends paid $.20 per              -              -      (2,083,165)             -            -       (2,083,165)
     share
  Dividends paid $.30 per              -              -      (3,123,764)             -            -       (3,123,764)
     share
                                 --------   ------------     ----------     -----------  -----------     -----------
Balance, June 30, 1998            104,158    193,187,701       (605,317)             -      (609,040)    192,077,502
  Repurchase of common stock
     (unaudited)                                                            (12,013,990)                 (12,013,990)
  Net income (unaudited)               -              -       3,566,066              -             -       3,566,066      3,566,066
  Other comprehensive income-
  Change in unrealized loss
     on available-for-sale             -              -              -               -   (18,407,357)    (18,407,357)   (18,407,357)
     securities (unaudited)                                                                                            ------------
  Comprehensive income
     (unaudited)                                                                                                       $(14,841,291)
                                 --------   ------------    -----------    ------------  ------------   ------------   ============
Balance, September 30, 1998
   (unaudited)                   $104,158   $193,187,701    $ 2,960,749    $(12,013,990) $(19,016,397)  $165,222,221
                                 ========   ============    ===========    ============  =============  ============

====================================================================================================================================

* The accompanying notes are an integral part of these statements.

FBR Asset Investment Corporation

Statements of Cash Flows For the Period From December 15, 1997 (Inception), Through December 31, 1997, the Six Months Ended June 30, 1998, and the Nine Months Ended September 30, 1998 (unaudited)*

================================================================================================================================
                                                                                                                Nine Months
                                                                     Inception             Six Months              Ended
                                                                      through                Ended          September 30, 1998
                                                                 December 31, 1997        June 30, 1998         (unaudited)
                                                                 -----------------        -------------         -----------
Cash flows from operating activities:
     Net income                                                     $  646,921           $   4,465,641       $   8,031,707
     Adjustments to reconcile net income to net cash
       (used in) provided by operating activities-
         Amortization of organization costs                              3,733                     798               1,197
         Premium amortization on mortgage-backed securities                  -                 137,518             526,846
         Unrealized gain on investments                               (268,520)                      -                  -
         Changes in assets and liabilities:
              Due from affiliate                                      (545,827)                545,609             545,609
              Dividends receivable                                    (434,717)                178,169            (940,278)
              Prepaid expenses                                               -                 (26,385)            (13,193)
              Interest receivable                                       (8,000)             (1,895,099)         (1,777,141)
              Organization costs                                       (11,642)                      -                   -
              Management fees payable                                   58,623                 207,912             665,499
              Accounts payable and accrued expenses                     12,000                  69,349              44,673
              Interest payable                                               -                 552,783           1,988,594
              Due to clearing broker                                         -                 167,402                   -
              Deferred revenue                                         190,000                (145,340)           (167,912)
                                                                   -----------            -------------       ------------
                  Net cash (used in) provided by operating
                    activities                                        (357,429)              4,258,357           8,905,601
                                                                   -----------            ------------        ------------

Cash flows from investing activities:
     Investments in equity securities and notes receivable,
       net of repayments on notes receivable                       (26,050,230)            (70,295,840)        (81,919,727)
     Proceeds from repurchase agreements                                     -             181,287,958         176,252,157
     Purchase of mortgage-backed securities                                  -            (221,156,240)       (221,156,240)
     Receipt of principal payments                                           -               2,226,225          12,099,608
                                                                   -----------            ------------        ------------
                  Net cash used in
                    investing activities                           (26,050,230)           (107,937,897)       (114,724,202)
                                                                   -----------            ------------        ------------

Cash flows from financing activities:
     Repurchase of common stock                                              -                       -         (12,013,990)
     Proceeds from issuance of common stock                        189,630,858               3,661,001           3,661,001
     Dividends paid                                                          -              (2,594,115)         (5,717,879)
                                                                  ------------           -------------       -------------
                  Net cash provided by (used in) financing
                    activities                                     189,630,858               1,066,886         (14,070,868)
                                                                  ------------           -------------       -------------

Net increase (decrease) in cash and cash equivalents               163,223,199            (102,612,654)       (119,889,469)

Cash and cash equivalents, beginning of the period                           -             163,223,199         163,223,199
                                                                  ------------           -------------       -------------
Cash and cash equivalents, end of the period                      $163,223,199           $  60,610,545       $  43,333,730
                                                                  ============           =============       =============

=================================================================================================================================

*  The accompanying notes are an integral part of these statements.

Notes to Financial Statements

Note 1  Organization and Nature of Operations

FBR Asset Investment Corporation (the "Company") was incorporated in Virginia on November 10, 1997. The Company commenced operations on December 15, 1997, upon the closing of a private placement of equity capital (the "Private Placement") (see Note 4).

The Company is organized as a real estate investment trust ("REIT") whose primary purpose is to invest in mortgage loans and mortgage-backed securities issued and guaranteed by instrumentalities of the U.S. Government or by private issuers that are secured by real estate (together the "Mortgage Assets"). The Company makes investments in other qualifying interests including existing private or public REIT's. The Company also makes debt and equity investments in public and private companies, subject to its limitations as a REIT. Funds not immediately allocated will generally be temporarily invested in readily marketable, interest-bearing securities. To create yields commensurate with its investment objectives, the Company leverages its assets and mortgage loan portfolio primarily with collateralized borrowings. The Company uses derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings.


Note 2  Risk Factors

The Company's investments are concentrated in mortgage-backed investments and other readily marketable and non-marketable, REIT related issues. Market risk to the Company is caused by volatility and illiquidity in the markets in which the Company would seek to sell the securities in which it has invested. The Company's concentration of investments may result in significant exposure to risk of loss from factors such as changes in prevailing interest rates, which is greater than it would be if the Company mitigated such risks through a greater diversification of investments and the holding of all readily marketable securities.

Currently the Company's primary investments have been in fixed rate, mortgage-backed securities. An increase in fixed interest rates will adversely affect the value of the Company's mortgage-backed portfolio. The Company also employs leverage to fund portfolio investments, and interest rates on such borrowings are generally based on short-term indices. To the extent any of these borrowings bear interest rates based on indices different from that used for the related mortgage portfolio, the spread between these interest rates may adversely effect results of operations.

The investments in mortgage-backed securities are generally pledged as collateral against the related borrowings. Should the value of the collateral decline below agreed upon levels, due to factors such as a change in prevailing interest rates, the Company could be forced to satisfy such deficiencies. This could cause the Company to sell the underlying collateral and incur significant losses.

Prepayment rates on mortgages underlying the Company's mortgage-backed investments will vary from time to time as prevailing interest rates change and may cause significant changes in the amount of the Company's net interest income. The Company seeks to reduce prepayment risk through a variety of means, including structuring a diversified portfolio with a variety of prepayment characteristics and balancing assets purchased at a premium with assets purchased at a discount.

Furthermore other equity and debt investments made by the Company may involve substantial amounts relative to its net assets and create significant exposure to individual issuers and are generally concentrated in the REIT industry. Such amounts may include non-investment grade and privately held issuers whose securities have no ready markets. Such factors expose the Company to a significantly higher degree of risk than is associated with more diversified investment grade or readily marketable securities.

The Company has elected to qualify as a REIT for tax purposes. To qualify for tax treatment as a REIT under the Internal Revenue Code, the Company must meet certain income and asset tests and distribution requirements. Failure to meet these requirements could have a material adverse impact on the Company's results and financial condition. Furthermore, as certain of the Company's investments are themselves qualifying REIT issues, failure of such investments to maintain their REIT status could jeopardize the Company's qualification as a REIT.

Note 3  Summary of Significant Accounting Policies

Investments in Mortgage-backed Securities

The Company invests primarily in mortgage pass-through certificates which represent a 100 percent interest in the underlying conforming mortgage loans and are guaranteed by the Government National Mortgage Association ("GNMA"), the Federal Home Loan Mortgage Corporation ("FHLMC"), and the Federal National Mortgage Association ("FNMA"). Mortgage-backed security transactions are recorded on the date the securities are purchased or sold.

The Company accounts for its investments in mortgage-backed securities in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires the Company to classify its investments as either trading investments, available-for-sale investments or held to maturity investments. The Company does not hold its mortgage-backed securities for trading purposes but may not hold such investments to maturity. Accordingly, the Company has classified these investments as available-for-sale. Securities classified as available for sale are reported at fair value, with temporary unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity. Realized gains and losses on mortgage-backed securities transactions are determined on the specific identification basis.

Unrealized losses on mortgage-backed securities that are determined to be other than temporary in nature are recognized, as identified, in income. Management regularly reviews its investment portfolio for other than temporary impairment. There were no such adjustments for the six or nine month periods ending June 30, and September 30, 1998, respectively.

The fair values of the Company's mortgage-backed securities are based on market prices provided by certain dealers who make markets in these financial instruments. The fair values reported reflect estimates and may not necessarily be indicative of the amounts the Company could realize in a current market exchange.

Income from investments in mortgage-backed securities is recognized using the effective interest method, using the expected yield over the life of the investment. Income includes contractual interest accrued and the amortization or accretion of any premium or discount recorded upon purchase. Changes in anticipated yields result primarily from the changes in actual and projected cash flows and estimated prepayment speeds. Changes in the yield that result from changes in the anticipated cash flows and prepayment speeds are recognized over the remaining life of the investment with recognition of a cumulative catch-up at the date of change from the date of original investment.

The following two tables summarize the Company's mortgage-backed securities as of June 30, 1998, and September 30, 1998. As of June 30, 1998, the Company's mortgage-backed securities consisted of the following:


==========================================================================================================================
                                        Federal Home         Federal National         Government
                                       Loan Mortgage             Mortgage           National Mortgage        Total Mortgage
                                        Corporation             Association           Association                Assets
                                        -----------             -----------           -----------                ------
Mortgage-backed securities, gross      $88,390,596              $107,082,990        $18,912,095              $214,385,681
Unamortized premium                        775,286                 2,736,453            895,077                 4,406,816
                                       -----------              ------------        -----------              ------------
Amortized cost                          89,165,882               109,819,443         19,807,172               218,792,497
Gross unrealized gains                     109,664                    82,344                 --                   192,008
Gross unrealized losses                    (77,845)                 (165,554)           (55,853)                 (299,252)
                                       -----------              ------------        -----------              ------------
Estimated fair value                   $89,197,701              $109,736,233        $19,751,319              $218,685,253
                                       ===========              ============        ===========              ============
==========================================================================================================================

As of September 30, 1998, the Company's mortgage-backed securities consisted of the following:



==========================================================================================================================
                                        Federal Home         Federal National         Government
                                       Loan Mortgage             Mortgage           National Mortgage        Total Mortgage
                                        Corporation             Association           Association                Assets
                                        -----------             -----------           -----------                ------
Mortgage-backed securities, gross      $86,361,936              $100,477,102        $17,673,260              $204,512,298
Unamortized premium                        720,944                 2,455,078            841,466                 4,017,488
                                       -----------              ------------        -----------              ------------
Amortized cost                          87,082,880               102,932,180         18,514,726               208,529,786
Gross unrealized gains                   1,377,557                 1,044,596            577,918                 3,000,071
Gross unrealized losses                          -                   (37,676)                 -                   (37,676)
                                       -----------              ------------        -----------              ------------
Estimated fair value                   $88,460,437              $103,939,100        $19,092,644              $211,492,181
                                       ===========              ============        ===========              ============
==========================================================================================================================



Repurchase Agreements

The Company has entered into short-term repurchase agreements to finance a significant portion of its mortgage-backed investments. The repurchase agreements are secured by the Company's mortgage-backed securities and bear interest rates that have historically related closely to LIBOR for a corresponding period. As of June 30, 1998 and September 30, 1998, the Company had approximately $181.3 million and $176.3 million outstanding under repurchase agreements with a weighted-average borrowing rate of 5.61 and 5.59 percent as of the end of each period and a weighted-average remaining maturity of 21 days and 47 days, respectively. At June 30, 1998 and September 30, 1998, mortgage-backed securities actually pledged had an estimated fair value of approximately $186.6 million and $185.3 million, respectively.

At September 30, 1998 the repurchase agreements had the following remaining maturities:

Within 30 days                   $ 17,200,000
30 to 59 days                    $159,052,157

To the extent that the value of the collateral under the Company's repurchase agreements declines below agreed upon levels, the Company will be required to satisfy such deficiencies. This could cause the Company to sell securities under adverse price conditions. Accordingly, the Company closely monitors its level of net equity in the collateralized repurchase agreements.

Interest Rate Swaps

The Company has entered into interest rate swap agreements to partially limit the adverse effects of rising interest rates on its short-term repurchase agreements. The interest rate swap agreements are structured such that the Company receives payments based on a variable interest rate and pays interest based on a fixed interest rate. The differential between amounts paid or received under the contract is recorded as an adjustment to interest expense. None of the agreements are held for trading purposes and, accordingly have been accounted for as hedges. As such, the fair value of the interest rate swap agreements are not included in the financial statements. As of September 30, 1998, the Company had entered into two interest rate swap agreements with notional amounts of $50 million and $50 million, and approximate fair values of $(2.1) million and $(2.5) million, respectively. In October of 1998, the Company terminated one of its interest rate swap agreements at a loss of $2.7 million. The remaining agreement matures on June 1, 2001.

Investments in Equity Securities

Investments in securities that are listed on a national securities exchange (or reported on the Nasdaq National Market) are stated at the last reported sale price on the day of valuation. Listed securities for which no sale was reported on that date are stated at the mean between the closing "bid" and "asked" price on the day of valuation. Other securities for which quotations are not readily available are valued at fair value as determined by the Company's investment adviser Friedman, Billings, Ramsey Investment Management, Inc. ("FBRIM"). FBRIM's management may use methods of valuing securities other than described above if it believes the alternative method is preferable in determining the fair value of such securities.

At December 31, 1997, the Company classified certain of its portfolio investments as trading securities in accordance with SFAS No. 115. In 1998, management concluded that these investments were now being held for purposes other than short-term re-sale, and reclassified such investments as available for sale. The transfer of these securities between categories was accounted for at fair value. There was no change to the Company's net assets as a result of this change in classification.

For financial reporting purposes, realized gains and losses are recorded on the date of the transaction utilizing the specific identification method. The difference between the purchase price and market price (or fair value) of investments in securities is reported as an unrealized gain or loss and a component of comprehensive income.

Notes Receivable

On December 23, 1997, the Company entered into an Interim Financing and Security Agreement with Prime Holding, LLC ("Prime"). The agreement allows for up to a $20 million bridge loan from the Company to Prime. The note accrues interest at an annualized rate of 12 percent and is payable monthly. All amounts due under the bridge loan are due on December 31, 1998. As of September 30, 1998, approximately $10.4 million had been drawn against the bridge loan. From inception through September 30, 1998, approximately $620,000 in interest income has been recorded by the Company. Prime is a Delaware limited liability company formed in August 1997 and is an early stage mortgage origination entity.

On June 3, 1998, the Company entered into a promissory note agreement with Kennedy Wilson International for $10 million. The note accrues interest at a rate of 12 percent per annum, and is payable monthly on the last day of the month. The agreement calls for the repayment of the advanced principal amount on the first to occur of, the closing of a public offering of common stock by KWI, or December 31, 1998. KWI is a U.S. real estate marketing and investment firm specializing in innovative marketing programs for various types of properties and financial instruments. From inception through September 30, 1998, interest income of approximately $385,000 has been recorded on this note.

Credit Risk

The Company has limited its exposure to credit losses on its mortgage-backed portfolio of mortgage-backed securities by only purchasing securities from the FHLMC, FNMA, or GNMA. The payment of principal and interest on the FHLMC and FNMA mortgage-backed securities are guaranteed by those respective agencies and the payment of principal and interest on the GNMA mortgage-backed securities are backed by the full-faith-and-credit of the U.S. government. At September 30, 1998, all of the Company's mortgage-backed securities have an implied "AAA" rating.

Cash and Cash Equivalents

The Company considers all investments with original maturities of less than three months to be cash equivalents. As of September 30, 1998, cash and cash equivalents consisted of approximately $4.7 million and $10.2 million of cash deposited in two commercial banks, and $17.3 million and $10.7 million in two separate domestic money market funds. The money market fund invests primarily in obligations of the U.S. Government. The carrying amount of cash equivalents approximates their fair value.

Accounts Receivable and Organization Costs

In connection with the Private Placement, the Company's placement agent, Friedman, Billings, Ramsey & Co., Inc. ("FBRC") withheld $1 million of the net proceeds to cover offering costs of the Private Placement and certain organizational costs of the Company paid initially by FBRC. Ultimately, approximately $450,000 was paid for such costs. The remaining balance of approximately $550,000 was recorded as a due from affiliate and paid in full in 1998.

New Accounting Pronouncements

During the period, the Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires the reporting of comprehensive income in addition to net income from operations. Comprehensive income is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income. The Company's only component of other comprehensive income represents the net unrealized loss on investments classified as available for sale in accordance with SFAS No. 115.

In June 1998, the Financial Accounting Standards Board issued Statement on Financial Accounting Standards No. 133 (SFAs No. 133) "Accounting for Derivative Instruments and Hedging Activities." This statement is effective for all fiscal years beginning after June 15, 1999 and generally requires that an entity recognize derivative financial instruments as assets or liabilities and measure them at fair value. Management is currently evaluating the impact of adopting the requirements of SFAS 133.

Net Earnings Per Share

The Company has adopted SFAS No. 128, "Earnings Per Share." SFAS No. 128 requires the presentation of basic and diluted earnings per share. SFAS No. 128 specifies that basic earnings per share excludes dilution and is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. The computation of the Company's diluted earnings per share for all periods presented does not take into account 1,021,900 options to purchase common stock as these options had either no impact on the computation of diluted earnings per share or were anti-dilutive.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes

The Company has elected to be taxed as a REIT under the Internal Revenue Code. As a result, the Company generally will not be subject to Federal income tax at the corporate level to the extent that it distributes at least 95 percent of its taxable income to its stockholders and complies with certain other requirements. No provision has been made for income taxes in the accompanying financial statements, as the Company believes it has met the prescribed distribution and other requirements.

Reclassifications

Certain amounts in the financial statements as of December 31, 1997, have been reclassified to conform with 1998 presentation.


Note 4  Stockholders' Equity

On December 15, 1997, the Company completed a private placement of equity capital. The Company received net proceeds of approximately $189.7 million from the issuance of 10,218,999 shares of common stock.

On December 31, 1997, the Company declared a dividend of $.05 per share to stockholders of record on December 31, 1997. The dividend was paid on January 22, 1998.

On January 15, 1998, FBRC purchased 196,828 shares of the Company for approximately $3.7 million pursuant to a stock option awarded in connection with the private placement offering.

On April 6, 1998, the Company declared a 1998 first quarter dividend of $.20 per share to stockholders of record on April 6, 1998. The dividend was paid on April 22, 1998.

On June 24, 1998, the Company declared a 1998 second quarter dividend of $.295 per share to stockholders of record as of June 24, 1998. The Company also declared a $0.05 distribution of undistributed December 31, 1997, earnings. Both dividends were paid on July 14, 1998.

In September 1998, the Board of Directors authorized the repurchase of up to 2,000,000 shares of the Company's common stock. Through September 30, 1998, the Company had repurchased 942,500 shares for of cost of approximately $12.0 million or $12.75 average cost per share. In October 1998, the Company repurchased an additional 396,000 shares of stock for a cost of approximately $4.6 million.

On October 13, 1998, the Company declared a 1998 third quarter dividend of $.36 per share to shareholders of record as of October 14, 1998. The dividend was paid on October 20, 1998.

The Company has outstanding, as of September 30, 1998, 1,021,900 options to purchase common stock. These options, which were issued in a single grant, have a term of ten years, and have an exercise price of $20 per share. On November 13, 1998, 500,000 of such options were rescinded.


Note 5  Management and Performance Fees

The Company has entered into a management agreement with Friedman, Billings, Ramsey Investment Management, Inc. ("FBRIM"), for an initial term expiring on December 15, 1999. FBRIM will perform portfolio management services on behalf of the Company. Such services shall include, but are not limited to, consulting with the Company on purchase and sale opportunities, collection of information and submission of reports pertaining to the Company's assets, interest rates, and general economic conditions, and periodic review and evaluation of the performance of the Company's portfolio of assets.

FBRIM is entitled to a quarterly "base" management fee equal to the sum of (1)
0.25 percent per annum (adjusted to reflect a quarterly period) of the average invested mortgage assets of the Company during each calendar quarter and, (2)
0.75 percent per annum (adjusted to reflect a quarterly period) of the remainder of the average invested assets of the Company during each calendar quarter.

FBRIM is also entitled to receive incentive compensation based on the performance of the Company. On December 31, 1998, and each subsequent year thereafter, FBRIM is entitled to an incentive fee calculated as; funds from operations, as defined, (before the incentive fee, but after management fees), added to net realized gains or losses from asset sales, less a threshold amount (all computed on a weighted average share outstanding basis), multiplied by 25 percent. The threshold amount is calculated as the weighted average per share price of all equity offerings of the Company, multiplied by a rate equal to the ten-year U.S. Treasury rate plus five percent per annum.

FBRIM has engaged Blackrock Financial Management, Inc. ("Blackrock") to manage the Company's mortgage asset investment program (the "Mortgage Portfolio") as a sub-adviser. Blackrock is a majority owned subsidiary of PNC Bank Corporation who is a 4.9 percent owner of FBRIM's parent company. As compensation for rendering services, Blackrock will be entitled to share the management fees of FBRIM, calculated based on the average gross asset value managed by Blackrock, with a minimum annual fee of $100,000, payable quarterly. The agreement may be terminated by either party with thirty days advance notice.


Note 6  Related Parties

As of September 30, 1998, Friedman, Billings, Ramsey Group, Inc.
("FBRG") owns 1,344,086 shares or approximately 14.2 percent of the outstanding common stock of the Company. FBRG is the parent company of FBRIM and FBRC.


Note 7  Equity Investments

Imperial Credit Commercial Corporation ("ICMI")

The Company purchased 900,000 shares of ICMI common stock in December 1997. ICMI is a Maryland corporation that has elected REIT status. It invests primarily in performing multifamily and commercial term loans and interests in commercial and residential mortgage-backed securities. ICMI also invests in various classes of non-investment grade mortgage-backed securities. ICMI's common stock is publicly traded.

Building One Services Corporation ("BOSS")

The Company purchased 500,000 shares of BOSS (formerly Consolidated Capital Corporation) common stock in December 1997. BOSS is a Delaware corporation that was founded in February 1997 to build consolidated enterprises through the acquisition and integration of multiple businesses in one or more fragmented industries. BOSS has undertaken to consolidate facilities management companies, and may select companies in this or related industries in which to make future investments. BOSS's common stock is publicly traded.

Capital Automotive REIT ("CARS")

On February 13, 1998, the Company acquired 1,792,115 shares of common stock in Capital Automotive REIT ("CARS") in a private transaction, concurrent with CARS's initial public stock offering at a price of $13.95 per share. CARS is a self-administered and self-managed Maryland REIT formed to invest in the real property and improvements used by operators of multisite, multifranchised motor vehicle dealerships and motor vehicle related businesses located in major metropolitan areas throughout the United States. CARS primarily acquires real property and simultaneously leases back this property for use by dealers. CARS's common stock is publicly traded.

Resource Asset Investment Trust ("RAS")

On February 19, 1998, the Company acquired 300,000 shares of common stock in Resource Asset Investment Trust ("RAS") a Maryland REIT, for a cost of $4,599,000 or $15.33 per share. RAS's principal business activity is the acquisition and/or financing of loans secured by mortgages on real property (or interests in such loans) in situations that, generally, do not conform to the underwriting standards of institution lenders or sources that provide financing through securitization. RAS believes that its anticipated financing activity provides it with an underserved niche market in the real estate industry. RAS's common stock is publicly traded.

On June 24th and 25th, 1998, the Company acquired an additional 44,575 shares of RAS for a cost of $693,141 or $15.55 average cost per share.

Anthracite Capital, Inc. ("AHR")

On March 27, 1998, the Company purchased 716,468 shares of common stock in Anthracite Capital, Inc. ("AHR") a Maryland REIT, for a cost of approximately $10 million or $13.95 per share. AHR was organized in November 1997 to invest in a diversified portfolio of multifamily, commercial and residential mortgage loans, mortgage-backed securities, and other real estate related assets in the United States and non-U.S. markets. Anthracite seeks to achieve strong investment returns by maximizing the spread of investment income earned on its real estate assets over the cost of financing and hedging these assets and/or liabilities. AHR's common stock is publicly traded.

On September 3rd and 4th, 1998, the Company purchased an additional 800,000 shares of AHR for $8,026,993 or $10.03 average cost per share.

Chastain Capital, Inc. ("CHAS")

On April 29, 1998, the Company purchased 700,000 shares of common stock in Chastain Capital, Inc. ("CHAS") a Georgia REIT, for a cost of $9,765,000 or $13.95 per share. CHAS was organized in December 1997 to invest in commercial and multifamily mortgage and real estate related assets located in major metropolitan markets throughout the United States. CHAS emphasizes, in particular, origination of commercial mortgage loans for the purpose of securitizing and the retainage of subordinated interests in these loans.

East West Bank ("EWB")

On June 30, 1998, the Company purchased, through a private placement offering, 520,000 shares of East West Bank, a Southern California commercial bank, for a cost of $5,200,000 or $10.00 per share. EWB's strategy is to become the premier commercial bank in California serving the unique personal and business banking needs of customers engaged in business and having family ties with or origins from the Asia Pacific region, with experienced personnel having the language capability and cultural sensitivity appropriate for the region.

Prime Retail, Inc. ("PRT")

On September 8, 1998, the Company purchased an aggregate of 122,300 shares of Prime Retail, Inc. for a total of $1,191,802, or $9.74 average cost per share. Prime is a Maryland REIT that is engaged primarily in the ownership, development, construction, acquisition, leasing, marketing and management of factory outlet centers. PRT's common stock is publicly traded.

Appendix A        Plan of Merger


                                 PLAN OF MERGER
                                       OF
                        FBR ASSET INVESTMENT CORPORATION
                                  WITH AND INTO
                   FBR ASSET INVESTMENT CORPORATION (MARYLAND)


Section 1.  Corporations Proposing to Merge and Surviving Corporation.

         FBR Asset Investment Corporation ("FBR Asset"), a Virginia corporation, shall be merged (the "Merger") with and into the FBR Asset Investment Corporation (Maryland) ("FBR Asset Maryland"), a Maryland corporation, pursuant to the terms and conditions of this Plan of Merger (this "Plan of Merger"). The effective time of the Merger (the "Effective Time") shall be set forth in the articles of merger to be filed with the Virginia State Corporation Commission and the State Department of Assessment and Taxation of the State of Maryland. FBR Asset Maryland shall continue as the surviving corporation (the "Surviving Corporation") in the Merger and, following the Effective Time, the separate corporate existence of FBR Asset shall cease.

Section 2.  Effects of the Merger.

         The Merger shall have the effects set forth in Section 13.1-721.A of the Virginia Stock Corporation Act (the "Virginia Code") and Section 3-114 of the Maryland General Corporation Law (the "Maryland Code").

Section 3.  Corporate Organizational Documents.

         The Charter of the Surviving Corporation Time shall be as set forth in Exhibit A attached hereto.

Section 4.  Conversion of Shares.

         At the Effective Time, each share of issued and outstanding FBR Asset common stock, $.01 par value, ("FBR Asset Common Stock"), shall be converted into and become one share of FBR Asset Maryland common stock, $.01 par value, ("FBR Asset Maryland Common Stock").

         At the Effective Time, all such shares of FBR Asset Common Stock shall no longer be outstanding and shall automatically be canceled and retired and all rights with respect thereto shall cease to exist, except the right to receive FBR Asset Maryland Common Stock, without interest.

Section 5.  Conditions.

         The completion of the Merger is conditioned upon the approval of shareholders representing two-thirds of the FBR Asset Common Stock, with no more than 5 percent exercising any dissenter's rights. The Merger is furthered conditioned upon the New York Stock Exchange, Inc.'s listing of the FBR Asset Maryland Common Stock on its exchange.

Section 6.  Indemnification.

         With respect actions taken to consummate the Merger, FBR Asset Maryland will indemnify directors, officers, employees and agents of FBR Asset to the fullest extent permitted by law of the Commonwealth of Virginia or the State of Maryland for a period not less than six years after the Effective Date.

Section 7.  Termination.

         Either corporation, by action of their respective Board of Directors, may terminate and abandon this Plan of Merger, notwithstanding approval of the Plan of Merger by the shareholders of FBR Asset.

Section 8.  Amendment.

         At any time before the Effective Time, this Plan of Merger may be amended, provided that: (i) any such amendment is approved by the Boards of Directors for both parties; and (ii) no such amendment made subsequent to the submission of this Plan of Merger to the shareholders of FBR Asset shall (a) alter or change the amount or kind of shares to be received in exchange for or in conversion of all or any of the shares of FBR Asset; (b) alter or change any of the terms and conditions of this Plan of Merger if such alteration or change would adversely affect the shares of FBR Asset Common Stock; or (c) alter or change any term of the Surviving Corporation's charter or bylaws.

Exhibit A to Plan of Merger

                            Articles Of Incorporation

         The undersigned, being a natural person and acting as an incorporator, does hereby adopt the following Articles of Incorporation for the purpose of forming a business corporation in the State of Maryland, pursuant to the provisions of the Maryland General Corporation Law. These Articles of Incorporation, as they may be amended, supplemented or restated from time to time, are referred to as the "Charter."

                                    ARTICLE I
                                  INCORPORATOR

         The undersigned, Randolph F. Totten, whose address is Hunton & Williams, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

                                   ARTICLE II
                                      NAME

         The name of the corporation (the "Corporation") is:

                   FBR Asset Investment Corporation (Maryland)

                                   ARTICLE III
                                     PURPOSE

         The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

                                   ARTICLE IV
                 PRINCIPAL OFFICE IN MARYLAND AND RESIDENT AGENT

         The address of the Corporation's principal office in the State of Maryland is c/o The Corporation Trust Inc., 300 E. Lombard Street, Baltimore, Maryland, 21202. The name and address of the Corporation's resident agent is The Corporation Trust Inc., 300 E. Lombard Street, Baltimore, Maryland, 21202. The resident agent is a Maryland corporation.

                                    ARTICLE V
                        PROVISIONS FOR DEFINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF THE
                CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

         Section 5.1 Number and Classification of Directors.

                 5.1.1 Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be five. The number of directors may be increased or decreased by resolution adopted by the affirmative vote of at least 80% of the members of the Board of Directors, but shall never be (i) less than the minimum number required by the general laws of the State of Maryland now or hereafter in force or (ii) more than nine. The names of the directors who shall serve the terms set forth below and until their successors are elected and qualified are W. Russell Ramsey (Class I), Emanuel J. Friedman (Class II), Webb Hayes (Class II), Eric F. Billings (Class III), and Stephen D. Harlan (Class III).

                 5.1.2 Classification of Directors. The directors shall be divided into three classes, Class I, II and III, whose terms shall be as follows:

                  Class I: Until the 1999 annual meeting of stockholders and until their successors are elected and qualified, and thereafter, for a term of three years.

                  Class II:    Until the 2000 annual meeting of stockholders
                               and until their successors are elected and qualified, and thereafter, for a term of three years.

                  Class III:   Until the 2001 annual meeting of stockholders and
                               until their successors are elected and qualified, and thereafter, for a term of three years.

                 If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain, as nearly as possible, an equal number of directors in each class. A director elected by stockholders shall hold office until the annual meeting in which his term expires and until his successor is elected and qualified, subject however, to prior death resignation, retirement, disqualification or removal from office.

                 5.1.3 Election by Preferred Stockholders. Whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the Board of Directors shall consist of said directors so elected in addition to the number of directors fixed as provided in paragraph 5.1.1 of this Article V or in the Bylaws. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of preferred stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders.

         Section 5.2  Independent Directors.

                 5.2.1 Number of Independent Directors. Notwithstanding anything herein to the contrary, at all times from and after the Initial Offering (as defined in Section 7.1.1) (except during a period not to exceed sixty (60) days following the death, resignation, incapacity or removal from office of a director prior to expiration of the director's term of office), at least 30% of the members of the Board of Directors shall be "Independent Directors." "Independent Director" shall mean any director who within the past two years has not directly or indirectly (i) owned a material interest in the Manager (as defined below) or any of its Affiliates (as defined below), (ii) been employed by the Manager or any of its Affiliates, (iii) been an officer or director of the Manager or any of its Affiliates, or (iv) performed any material services for the Manager or any of its Affiliates.

                 5.2.2 Manager. For purposes of this Charter, the term "Manager" means the Person engaged by the Corporation pursuant to a Management Agreement (as that term is defined in Section 5.12) to advise the Board of Directors and be responsible for directing the day-to-day business affairs of the Corporation, including any Person to which the Person so engaged subcontracts substantially all such functions.

                 5.2.3 Affiliate. For purposes of this Charter, "Affiliate" of a Person shall mean (i) any Person who directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) any Person who directly or indirectly owns, controls or holds, with the power to vote, 10% or more of such Person's outstanding voting securities, (iii) any Person who is an officer of, partner in, or director of such Person, or serves in a similar capacity with respect to such Person, (iv) any Person for which such Person serves as an officer, partner or director, or serves in some similar capacity, or (v) any Person 10% of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by such Person. Notwithstanding anything herein to the contrary, for purposes of determining who may serve as an "Independent Director," the Corporation shall not be considered an Affiliate of the Manager.

                 5.2.4 Indirect Relationship. For purposes of this Charter, an "indirect relationship" shall include circumstances in which a director's spouse, children, parents, siblings or mothers-, fathers-, sisters- or brothers-in-law is or has been associated with the Manager or any of its Affiliates.

                 5.2.5 Materiality. For purposes of Section 5.2.1, (i) an "interest" shall be deemed material per se if it (a) exceeds 5% of a Person's outstanding voting securities or (b) 5% of a Person's net worth on a fair market value basis and (ii) "services" shall be deemed material per se if the gross revenue derived by the director from the Manager and its Affiliates exceeds 5% of such director's (a) annual gross revenue from all sources in either of the past two years or (b) net worth on a fair market value basis. No person shall be disqualified from serving as an Independent Director solely because (a) that person maintains a discretionary brokerage account with the Manager or its Affiliates or because (b) the Manager or its Affiliates perform other services for such person, whether material or not.

                 5.2.6 Person. For purposes of this Charter, "Person" means and includes any natural person, corporation, partnership, association, trust, limited liability, company or any other legal entity.

         Section 5.3 Amendment to Section 5.2. Notwithstanding any other provisions of this Charter or the Bylaws of the Corporation (and notwithstanding that some lesser percentage may be specified by law, this Charter or the Bylaws of the Corporation), the provisions of Sections 5.2 and 5.3 shall not be amended, altered, changed or repealed without the affirmative vote of at least 80% of the members of the Board of Directors and the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

         Section 5.4 Extraordinary Actions. Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of all classes of capital stock or of the total number of shares of any class of capital stock, such action shall be valid and effective if authorized by an affirmative vote of the holders of a majority of the total number of shares of all classes outstanding and entitled to vote thereon, except as otherwise provided in this Charter.

         Section 5.5 Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of shares of stock of the Corporation of any class or series, whether now or hereafter authorized, or securities or rights convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in this Charter or the Bylaws.

         Section 5.6 Preemptive Rights. No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to subscribe to or purchase (i) any shares of any class of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights, or options to purchase any such shares, or (iii) any securities or obligations convertible into any such shares or into warrants, rights, or options to purchase any such shares.

         Section 5.7  Indemnification.

                 5.7.1 The Corporation shall indemnify and hold harmless, and without requiring a determination of the ultimate entitlement to indemnification, pay reasonable expenses in advance of the final disposition of any proceeding to (A) its present and former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such actions as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time any bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.

                 5.7.2 Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director, officer or other party entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Corporation. It shall be a defense to any action for advance for expenses that
(a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met.

                 5.7.3 No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Section 5.8 Determinations by Board. The determinations as to any of the following matters made in good faith by or pursuant to the direction of the Board of Directors consistent with this Charter and in the absence of actual receipt of an improper benefit in money, property or services or active and deliberate dishonesty established by a court, shall be final and conclusive and shall be binding upon the Corporation and every holder of shares of its stock: the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of its stock or the payment of other distributions on its stock; the amount of paid-in surplus, net assets, other surplus, annual or other net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation; any matters relating to the acquisition, holding and disposition of any assets by the Corporation; whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws. Except as provided by statute or by the Bylaws, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

         Section 5.9 REIT Qualification. The Corporation shall seek to elect and maintain status as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors shall use its reasonable best efforts to ensure that the Corporation satisfies the requirements for qualification as a REIT under the Code, including, but not limited to, the ownership of its outstanding stock, the nature of its assets, the sources of its income, and the amount and timing of distributions to its stockholders. The Board of Directors may revoke the Corporation's election to be taxed as a REIT upon the affirmative vote of 80% of the members of the Board of Directors. In the absence of such 80% vote, the Board of Directors shall take no action to disqualify the Corporation as a REIT or to otherwise revoke the Corporation's election to be taxed as a REIT without the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

         Section 5.10 Removal of Directors. Any director may be removed from office at any time, but only for cause, and then only by the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

         Section 5.11 Dissolution. The dissolution of the Corporation shall be approved by the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

         Section 5.12 Management Agreements. Subject to such approval of the Independent Directors and other conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may engage a Manager to advise the Board of Directors and be responsible for directing the day-to-day affairs of the Corporation pursuant to a written agreement (a "Management Agreement"). The approval of any Management

Agreement and the renewal or termination thereof shall require the affirmative vote of a majority of the Independent Directors.

         Section 5.13 Amendment of Certain Provisions. Notwithstanding any other provision of this Charter or the Bylaws of the Corporation, the provisions of Sections 5.9, 5.10, 5.11, 5.12 and 5.13 shall not be amended, altered, changed or repealed without the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

                                   ARTICLE VI
                                      STOCK

         Section 6.1 Authorized Shares. The total number of shares of stock of all classes that the Corporation has authority to issue is 250,000,000 shares of capital stock (par value $.01 per share), amounting in aggregate par value to $2,500,000. 200,000,000 of such shares are initially classified as "Common Stock," and 50,000,000 of such shares are "Preferred Stock." The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock.

         Section 6.2 Common Stock. Subject to Article VII, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

                 6.2.1 Voting Rights. Each share of Common Stock shall have one vote, and except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

                 6.2.2 Dividends. Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

                 6.2.3 Distribution Upon Dissolution. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

         Section 6.3  Classification/Reclassification.

                 6.3.1 Powers of the Board of Directors. Subject to Article VII and the foregoing, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of this Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                      (a) The distinctive designation of such class or series
              and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series that have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this subparagraph.

                      (b) Whether or not and, if so, the rates, amounts and
              times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to, or on a parity with, the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                      (c) Whether or not shares of such class or series shall
              have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                      (d) Whether or not shares of such class or series shall
              have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                      (e) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                      (f) The rights of the holders of shares of such class or
              series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall risk senior or junior to or on a parity with such rights of any other class or series of stock.

                      (g) Whether or not there shall be any limitations
              applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this subparagraph, and, if so, the terms and conditions thereof.

                      (h) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and this Charter.

                 6.3.2 Ranking. For the purposes hereof and of any articles supplementary to this Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                  (a) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                  (b) on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                  (c) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

         Section 6.4 Charter and Bylaws. All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of this Charter and the Bylaws of the Corporation.

                                   ARTICLE VII

Section 7.1  Restrictions on Transfer.

                 7.2.1 Definitions. For purposes of this Article VII, the following terms shall have the following meanings:

                  (a) "Beneficial Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

                  (b) "Beneficiary" shall mean, with respect to any Trust, one or more organizations described in each of Section 170(b)(1)(A) (other than clauses (vii) or (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 7.2.1. No Beneficiary shall be the beneficiary of more than one Trust at any time.

                  (c) "Board of Directors" shall mean the Board of Directors of the Corporation.

                  (d) "Closing Price" on any date shall mean the last sale price for such shares of Equity Stock, regular way, or, in case no such sale takes place on such a day, the average of the closing bid and asked prices, regular way, for such shares of Equity Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares are listed or admitted to trading or, if such shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if transaction prices are not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System, or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares selected by the Corporation's Board of Directors or, in the event that no trading price is available for such shares, the fair market value of the shares, as determined in good faith by the Corporation's Board of Directors.

                  (e) "Constructive Ownership" shall mean ownership of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

                  (f) "Disqualified Person" means (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any tax exempt organization (other than a farmers' cooperative described in Section 521 of the Code) that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code, and (iii) any rural electrical or telephone cooperative.

                  (g) "Equity Stock" shall mean the Common Stock and the Preferred Stock of the Corporation, including the Common Stock and the Preferred Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of Section 7.2.

                  (h) "FBR" shall mean Friedman, Billings, Ramsey Group, Inc., and its Affiliates.

                  (i) "FBR Limit" shall mean (a) 20% of the number of outstanding shares of Common Stock and (b) 20% of the number of outstanding shares of any class or series of Preferred Stock.

                  (j) "Initial Offering" means the sale of shares of Common Stock pursuant to the Corporation's first effective registration statement for such shares of Common Stock filed under the Securities Act of 1933, as amended.

                  (k) "Look-Through Entity" shall mean either (i) a pension trust that qualifies for look-through treatment under Section 856(h)(3) of the Code or (ii) an entity that qualifies as a regulated investment company under Section 851 of the Code, as long as each beneficial owner of such entity would satisfy the Ownership Limit if such beneficial owner owned directly its proportionate share of the shares of Equity Stock that are held by the Look-Through Entity.

                  (l) "Look-Through Entity Limit" shall mean (a) 15% of the number of outstanding shares of Common Stock and (b) 15% of the number of outstanding shares of any class or series of Preferred Stock.

                  (m) "Market Price" on any date shall mean the average of the Closing Price for the five consecutive Trading Days ending on such date.

                  (n) "Non-Transfer Event" shall mean an event other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the FBR Limit or the Look-Through Entity Limit, as applicable, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

                  (o) "Ownership Limit" shall mean the restriction on ownership (or deemed ownership by virtue of the attribution provisions of the Code) of more than 9.9% of the outstanding shares of Common Stock or any series of Preferred Stock by any stockholder.

                  (p) "Permitted Transferee" shall mean any Person designated as a Permitted Transferee in accordance with the provisions of Section 7.2.5.

                  (q) "Person" shall mean an individual, corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a "group" as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  (r) "Prohibited Owner" shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 7.1.3, would own record title to shares of Equity Stock.

                  (s) "Restriction Termination Date" shall mean the first day after the date of the Initial Offering on which (i) the Corporation's election to be taxed as a REIT is revoked pursuant to Section 5.9 hereof Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or (ii) the restrictions contained in Sections 7.1.2(a) through
         (e) hereof are removed pursuant to 7.1.8 hereof.

                  (t) "Shares-in-Trust" shall mean any shares of Equity Stock designated Shares-in-Trust pursuant to Section 7.1.3.

                  (u) "Trading Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                  (v) "Transfer" (as a noun) shall mean any sale, transfer, gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. "Transfer" (as a verb) shall not have the correlative meaning.

                  (w) "Trust" shall mean any separate trust created pursuant to
         Section 7.1.3 and administered in accordance with the terms of Section
         7.2 hereof, for the exclusive benefit of any Beneficiary. A separate trust shall be created for each transfer to Section 7.1.3 hereof.

                  (x) "Trustee" shall mean any Person or entity unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.

                  7.1.2  Restriction on Transfers.

                  (a) Except as provided in Section 7.1.7, from the date of the Initial Offering and prior to the Restriction Termination Date, (i) no Person may Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit, other than (A) FBR, which may not Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the FBR Limit, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Look-Through Entity Limit, and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, the FBR Limit, or the Look-Through Entity Limit, as applicable, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  (b) Except as provided in Section 7.1.7, from the date of the Initial Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (c) Except as provided in Section 7.1.7, from the date of the Initial Offering and prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                  (d) Except as provided in Section 7.1.7., from the date of the Initial Offering and prior to the

Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                  (e) Except as provided in Section 7.1.7, from the date of the Initial Offering and prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by a Disqualified Person shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned by the transferee, and the intended transferee shall acquire no rights in such shares of Equity Stock.

                 7.1.3  Transfer to Trust.

                  (a) If, notwithstanding the other provisions contained in this Section 7.1, at any time after the Initial Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the FBR Limit or the Look-Through Entity Limit, as applicable, then, (i) except as otherwise provided in Section 7.1.7 or 7.1.8, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, the FBR Limit or the Look-Through Entity Limit, as applicable, (ii) such number of shares of Equity Stock in excess of the Ownership Limit, the FBR Limit or the Look-Through Entity Limit, as applicable, (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7.2 hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 7.2, and (iii) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  (b) If, notwithstanding the other provisions contained in this
Section 7.1, at any time after the Initial Offering and prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (iii) result in shares of Equity Stock being Beneficially Owned by a Disqualified Person, or (iv) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the Person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, (C) result in the shares of Equity Stock being beneficially owned by a Disqualified Person, or (D) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 7.2, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 7.2, and (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                  7.1.4 Remedies For Breach. If the Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 7.1.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 7.1.2, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

                  7.1.5 Notice of Restricted Transfer. Any Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 7.1.2, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 7.1.3, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                  7.1.6 Owners Required To Provide Information. From the date of the Initial Offering and prior to the Restriction Termination Date:

                  (a) Every Beneficial Owner or Constructive Owner of more than 5%, or such lower percentages as required pursuant to regulations under the Code, of the outstanding shares of all classes of capital stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held. Each such Beneficial Owner or Constructive Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, the FBR Limit, the Look-Through Entity Limit, and the restrictions in Section 7.1.2 hereof.

                  (b) Each Person who is a Beneficial Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit, the FBR Limit, the Look-Through Entity Limit, and the restrictions in Section
         7.1.2 hereof.

                 7.1.7 Exception. The Ownership Limit, the FBR Limit, and the Look-Through Entity Limit shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section 7.1.2 will not be violated following the distribution by such underwriter or placement agent of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section 7.1.2(b) through (d) hereof will not be violated, may exempt a Person from the Ownership Limit provided that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will cause the Corporation to lose its REIT status as a result of the exemption and (ii) such Person agrees in writing that any violation or attempted violation will result in such transfer to the Trust of shares of Equity Stock pursuant to Section 7.1.3.

                  The Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that a tax will not be imposed on the Corporation as a result of the exemption, may exempt a Disqualified Organization from the restriction contained in Section 7.1.2(e) if either (i) the Disqualified Organization agrees to reimburse the Corporation for any tax it incurs as a result of having such Disqualified Organization as a shareholder or (ii) each of the following requirements is met:
(A) the record holder of the shares of Equity Stock Beneficially Owned by the Disqualified Organization is a nominee of such Disqualified Organization, (B) the nominee is not itself a Disqualified Organization, (C) the nominee agrees not to transfer record ownership of such shares of Equity Stock to a Disqualified Organization, and (D) the Board of Directors obtains such representations and undertakings from such Disqualified Organization and nominee as are reasonably necessary to ascertain the foregoing.

                  7.1.8 Removal of Ownership Limit. The restrictions contained in Sections 7.1.2(a) through (e) will not be removed until (i) (a) such restrictions are no longer required in order to qualify as a REIT and (b) the Board of Directors determines that it is no longer in the best interests of the Company to retain such restrictions, or (ii)(a) the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to qualify, or to continue to qualify, as a REIT and (b) the Corporation's election to be taxed as a REIT is revoked pursuant to Section 5.9.

         Section 7.2  Shares-in-Trust.

                 7.2.1 Trust. Any shares of Equity Stock transferred to a Trust and designated Shares-in-Trust pursuant to Section 7.1.3 hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to Section 7.1.3 shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 7.2.5, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

                 7.2.2 Dividend Rights. The Trust, as record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it that (i) are attributable to any shares of Equity Stock designated Shares-in-Trust and
(ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of
Section 7.1.3, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                 7.2.3 Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 7.2.3 in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                 7.2.4 Voting Rights. The Trustee shall be entitled to vote all Shares-in-Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust and the Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under
Section 7.1.3, an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                 7.2.5 Designation of Permitted Transferee. The Trustee shall have the exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale) the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting in a transfer to a Trust and the redesignation of such shares of Equity Stock so acquired as Shares-in-Trust under Section 7.1.3. Upon the designation by the Trustee of a Permitted Transferee in accordance with the provisions of this
Section 7.2.5, the Trustee shall (i) cause to be transferred to the Permitted Transferee that number of Shares-in-Trust acquired by the Permitted Transferee,
(ii) cause to be recorded on the books of the Corporation that the Permitted Transferee is the holder of record of such number of shares of Equity Stock,
(iii) cause the Shares-in-Trust to be canceled, and (iv) distribute to the Beneficiary any and all amounts held with respect to the Shares-in-Trust after making that payment to the Prohibited Owner pursuant to Section 7.2.6.

                 7.2.6 Compensation to Record Holder of Shares of Equity Stock that Become Shares-in-Trust. Any Prohibited Owner shall be entitled (following discovery of the Shares-in-Trust and subsequent designation of the Permitted Transferee in accordance with Section 7.2.5 or following the acceptance of the offer to purchase such shares in accordance with Section 7.2.7) to receive from the Trustee following the sale or other disposition of such Shares-in-Trust the lesser of (i) in the case of (a) a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock, or (b) a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer, and (ii) the price per share received by the Trustee from the sale or other disposition of such Shares-in-Trust in accordance with Section 7.2.5. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 7.2.6 shall be distributed to the Beneficiary in accordance with the provisions of Section 7.2.5. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 7.2, by such Trustee or the Corporation.

                 7.2.7 Purchase Right in Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer that resulted in such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-In-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to
Section 7.1.5.

         Section 7.3 Remedies Not Limited. Nothing contained in this Article VII shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status a s REIT and to ensure compliance with the Ownership Limit.

         Section 7.4 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article VII, including any definition contained in Section 7.1.1, the Board of Directors shall have the power to determine the application of the provisions of this Article VII with respect to any situation based on the facts known to it.

         Section 7.5 Legend. From the date of the Initial Offering and prior to the Restriction Termination Date, each certificate for shares of Equity Stock shall bear the following legend:

                  "The shares of Common or Preferred Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock other than (A) FBR, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 20% of the number of outstanding shares of Common Stock, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 15% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any class or series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such class or series of Preferred Stock, other than (A) FBR, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 20% of the number of outstanding shares of Common Stock, and (B) a Look-Through Entity, which may not Beneficially Own or Constructively Own shares of Common Stock in excess of 15% of the number of outstanding shares of Common Stock (iii) Beneficially Own hares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own shares of Equity Stock that would result in the shares of Equity Stock being Beneficially Owned by a Disqualified Organization, (v) Beneficially Own shares of Common or Preferred Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code, or (vi) Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the Corporation's real property, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Common or Preferred Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Charter, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each stockholder who so requests."

         Section 7.6 Severability. If any provision of this Article VII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         Section 7.7 Exchange Transactions. Nothing in this Article VII or this Charter shall prohibit the settlement of any transaction entered into through the facilities of any national securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or of the national market system of a national securities association registered under the Exchange Act. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article VII and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VII.

         Section 7.8 Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VII.

         Section 7.9 Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

         Section 7.10 Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of the provision hereof.

         Section 7.11 Amendment. Notwithstanding any other provision of this Charter or the Bylaws of the Corporation, the provisions of this Article VII shall not be amended, altered, changed or repealed without the affirmative vote of not less than two-thirds of all of the votes ordinarily entitled to be cast in the election of directors, voting together as a single class.

                                  ARTICLE VIII
                                   AMENDMENTS

         The Corporation reserves the right from time to time to make any amendments of this Charter which may not or hereafter be authorized by law, including any amendments changing the terms of contract rights, as expressly set forth in this Charter, or any of its outstanding stock by classification, reclassification or otherwise but, no such amendment which changes such terms or contract rights of any of its outstanding stock shall be valid unless such amendment shall have been authorized by not less than a majority of the aggregate number of votes entitled to be cast thereon.

                                   ARTICLE IX
                             LIMITATION OF LIABILITY

         To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of this Charter or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

Appendix B                 Stock Incentive Plan

                              STOCK INCENTIVE PLAN

SECTION 1.  Purpose; Definitions

         The purpose of the Plan is to give the Company a competitive advantage in attracting, retaining and motivating officers, employees, non-employee directors and other service providers and to provide the Company and its Subsidiaries and Affiliated Companies with an incentive compensation plan providing incentives directly linked to the profitability of the Company's businesses and/or increases in shareholder value.

         For purposes of the Plan, the following terms are defined as set forth below:

                  a. "Affiliated Company" means any corporation (or partnership, joint venture, or other enterprise), of which the Company owns or controls, directly or indirectly, 10% or more, but less than 50% of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

                  b. "Award" means a Stock Appreciation Right, Stock Option, Restricted Stock, unrestricted share of Common Stock, dividend equivalent, interest equivalent, Performance Unit or other award granted under this Plan.

                  c. "Board" means the Board of Directors of the Company.

                  d.  [Intentionally left blank]

                  e. "Cause" means (except as otherwise provided by the Committee in the agreement relating to any Award) (1) conviction of a participant for committing a felony under federal law or the law of the state in which such action occurred, (2) dishonesty in the course of fulfilling a participant's employment duties or (3) willful and deliberate failure on the part of a participant to perform his employment duties in any material respect. Notwithstanding the foregoing, if a participant is a party to an employment agreement with the Corporation or any Subsidiary or Affiliated Company that contains a definition of "Cause," such definition shall apply to such participant for purposes of the Plan except to the extent otherwise provided by the Committee in the agreement relating to any Award.

                  f. "Change in Control" and "Change in Control Price" have the meanings set forth in Sections 10(b) and (c), respectively.

                  g. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

                  h. "Committee" means the Board or, if the Board appoints it, a committee of two or more non-employee directors selected by the Board.

                  i. "Common Stock" means the common stock, par value $0.01 per share, of the Company.

                  j. "Company" means FBR Asset Investment Corporation, a Virginia corporation.

                  k. "Disability" means permanent and total disability as determined by the Committee for purposes of the Plan.

                  l. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

                  m. "Fair Market Value" means, as of any given date, the average of the highest and lowest sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape for such date, or if the Common Stock was not traded on the New York Stock Exchange on such date, then on the last preceding date on which the Common Stock was traded (or, if not listed on such exchange, the average of the highest and lowest sales prices on any other national securities exchange on which the Common Stock is listed or on NASDAQ). If there is no regular public trading market for the Common Stock, Fair Market Value shall be determined by such other source as the Committee may select.

                  n. "Incentive Stock Option" means any Stock Option designated as, and qualified as, an "incentive stock option" within the meaning of
         Section 422 of the Code.

                  o. "NonQualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

                  p. "Performance Goals" means the performance goals established by the Committee in connection with the grant of Restricted Stock or Performance Units.

                  q. "Performance Units" means an Award granted under Section 8.

                  r. "Plan" means the FBR Asset Investment Corporation 1998 Stock Incentive Plan, as set forth herein and as hereinafter amended from time to time.

                  s. "Restricted Stock" means an Award granted under Section 7.

                  t. "Retirement" means retirement from employment with the Company, a Subsidiary or an Affiliated Company as determined by the Committee for purposes of an Award under the Plan.

                  u. "Stock Appreciation Right" means an Award granted under
         Section 6.

                  v. "Stock Option" means an Award granted under Section 5.

                  w. "Subsidiary" means: (i) for the purpose of an Incentive Stock Option, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Incentive Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (ii) for the purposes of any other Award, any corporation (or partnership, joint venture, or other enterprise) of which the Company owns or controls, directly or indirectly, 50% or more of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).

                  x. "Termination of Employment" means the termination of the participant's employment with, or service as an officer, non-employee director or other service provider of, the Company and any Subsidiary or Affiliated Company notwithstanding that service as a non-employee director or other service provider may not constitute "employment" for other purposes. A participant employed by or serving as a non-employee director or other service provider of a Subsidiary or an Affiliated Company shall also be deemed to incur a Termination of Employment if the Subsidiary or Affiliated Company ceases to be such a Subsidiary or Affiliated Company, as the case may be, and the participant does not immediately thereafter become an employee, director or service provider of the Company or another Subsidiary or Affiliated Company. Temporary absences from employment or other service because of illness, vacation or leave of absence and transfers among the Company and its Subsidiaries, or, if the Committee so determines, among the group consisting of the Company, its Subsidiaries and Affiliated Companies, shall not be considered Terminations of Employment.

         In addition, certain other terms used in the Plan have definitions provided to them in the first place in which they are used herein.

SECTION 2.  Administration

         The Plan shall be administered by the Committee; provided, that any authority granted to the Committee under the Plan may also be exercised by the full Board; and provided, further, that the full Board shall have the sole authority to grant Awards to non-employee directors, and any reference to the Committee shall be a reference to the Board with respect to all such Awards.

         The Committee shall have plenary authority to grant Awards pursuant to the terms of the Plan or, in the Committee's discretion, in connection with awards under other bonus plans or programs of the Company, to officers, employees, non-employee directors or other service providers of the Company and its Subsidiaries and Affiliated Companies.

         Among other things, the Committee shall have the authority, subject to the terms of the Plan:

                  (a) To select the officers, employees, non-employee directors and service providers to whom Awards may from time to time be granted;

                  (b) To determine whether and to what extent Awards are to be granted hereunder;

                  (c) To determine the number of shares of Common Stock to be covered by each Stock Option granted hereunder;

                  (d) To determine the terms and conditions of any Award granted hereunder (including, but not limited to, the option price (subject to Section 5(a)), any vesting condition, restriction or limitation (which may be related to the performance of the participant, the Company or any Subsidiary or Affiliated Company) and any vesting acceleration or forfeiture or waiver regarding any Award and the shares of Common Stock relating thereto, based on such factors as the Committee shall determine; and

                  (e) To determine under what circumstances an Award may be settled in cash or Common Stock under Section 5(g) or Section 6(d)(ii).

         The Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any award certificate relating thereto) and to otherwise supervise the administration of the Plan.

         The Committee may act only by a majority of its members then in office, except that the members thereof may delegate all or a portion of the administration of the Plan to one or more senior managers of the Company.

         Any determination made by the Committee or pursuant to delegated authority pursuant to the provisions of the Plan with respect to any Award shall be made in the sole discretion of the Committee or such delegate at the time of the grant of the Award or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee or any appropriate delegate pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3.  Common Stock Subject to Plan

         Subject to adjustment as described below, the total number of shares of Common Stock reserved and available for grant pursuant to Awards under the Plan shall not exceed 500,000 shares. Shares subject to Awards under the Plan may be authorized and unissued shares or may be treasury shares, or both.

         If any shares of Restricted Stock are forfeited, or if any Stock Option or Stock Appreciation Right terminates without being exercised, or if any Stock Appreciation Right (whether granted alone or in conjunction with a Stock Option) is exercised for cash, shares subject to such Awards shall again be available for distribution in connection with Awards under the Plan.

         In the event of any change in corporate capitalization, such as a stock split or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property (without regard to the payment of any cash dividends by the Company in the ordinary course) of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee or Board may make such substitution or adjustments in the aggregate number and kind of shares reserved for issuance under the Plan, in the number, kind and option price, as applicable, of shares subject to outstanding Stock Options, and in the number and kind of shares subject to other outstanding Awards granted under the Plan, and/or such other equitable substitution or adjustments as it may determine to be appropriate in its sole discretion; provided, however, that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option.

SECTION 4.  Eligibility

         Officers, employees, and non-employee directors of and other persons who provide services to the Company, a Subsidiary or an Affiliated Company who are responsible for or contribute to the growth and profitability of the business of the Company, a Subsidiary or an Affiliated Company are eligible to be granted Awards under the Plan.

SECTION 5.  Stock Options

         Stock Options may be granted alone or in addition to other Awards granted under the Plan and may be of two types: Incentive Stock Options and NonQualified Stock Options. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         The Committee shall have the authority to grant any optionee Incentive Stock Options, NonQualified Stock Options or both types of Stock Options (in each case with or without Stock Appreciation Rights). Incentive Stock Options may be granted only to employees of the Company and its Subsidiaries. To the extent that any Stock Option is not designated as an Incentive Stock Option or, even if so designated, does not qualify as an Incentive Stock Option, it shall constitute a NonQualified Stock Option.

         Stock Options shall be evidenced by option award certificates, the terms and provisions of which may differ. An option award certificate shall indicate on its face whether it is intended to be an award certificate for an Incentive Stock Option or a NonQualified Stock Option. The grant of a Stock Option shall occur on the date the Committee by resolution selects an individual to be a participant in any grant of a Stock Option, determines the number of shares of Common Stock to be subject to such Stock Option to be granted to such individual and specifies the terms and provisions of the Stock Option, or on such later date as is specified by the Committee.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions as the Committee shall deem desirable:

                  (a) Option Price. The option price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee and, unless otherwise determined by the Committee, shall not be less than the Fair Market Value of the Common Stock subject to the Stock Option on the date of grant. The option price per share shall not be decreased thereafter except pursuant to Section 3 of this Plan.

                  (b) Option Term. The term of each Stock Option shall be fixed by the Committee. Unless otherwise determined by the Committee, the term of each Stock Option shall be 10 years. No Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted.

                  (c) Exercisability. Except as otherwise provided herein, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee.

         Unless otherwise determined by the Committee, Stock Options shall become exercisable ratably on each of the first five anniversaries of the date of grant. In addition, the Committee may at any time accelerate the exercisability of any Stock Option.

                  (d) Method of Exercise. Subject to the provisions of this
         Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise, or notice in accordance with such other procedures as may be established from time to time, to the Company or its designated agent specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

                  Such notice shall be accompanied by payment in full of the purchase price in cash or by certified or cashier's check or such other instrument as the Company may accept. If approved by the Committee, payment, in full or in part, may also be made in the form of unrestricted Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option (based on the Fair Market Value of the Common Stock on the date the Stock Option is exercised); provided, however, that such already owned shares have been held by the optionee for at least six months at the time of exercise unless otherwise determined by the Committee; provided, further, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares of Common Stock of the same class as the Common Stock subject to the Stock Option may be authorized only at the time the Stock Option is granted.

                  In the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by delivering a properly executed exercise notice to the Company, together with a copy of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and, if requested, by the amount of any federal, state, local or foreign withholding taxes. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

                  In addition, in the discretion of the Committee, payment for any shares subject to a Stock Option may also be made by instructing the Company or its designated agent to withhold a number of such shares having a Fair Market Value on the date of exercise equal to the aggregate exercise price of such Stock Option.

                  No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a shareholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, if requested, has given the representation described in Section 3(a).

                  (e) Transferability of Stock Options. No Stock Option shall be transferable by the optionee other than (i) by will or by the laws of descent and distribution, or, in the Committee's discretion, pursuant to a written beneficiary designation, (ii) pursuant to a qualified domestic relations order, as defined in the Code or (iii) in the Committee's discretion, pursuant to a gift to such optionee's "immediate family" members directly, or indirectly or by means of a trust, partnership or limited liability company. All Stock Options shall be exercisable, subject to the terms of this Plan, only by the optionee, guardian, legal representative or beneficiary of the optionee or permitted transferee, it being understood that the terms "holder" and "optionee" include any such guardian, legal representative or beneficiary or transferee. For purposes of this Section 5(e), "immediate family" shall mean, except as otherwise defined by the Committee, the optionee's spouse, children, siblings, stepchildren, grandchildren, parents, stepparents, grandparents, in-laws and persons related by legal adoption. Such transferees may transfer a Stock Option only by will or by the laws of descent and distribution.

                  (f) Termination by Death or Disability. Unless otherwise determined by the Committee, if an optionee's Termination of Employment is by reason of death or Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent exercisable at the time of such termination, for a period of twelve (12) months (or such other period as the Committee may specify in the option agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (g) Termination by Reason of Retirement. Unless otherwise determined by the Committee, if an optionee's Termination of Employment is by reason of Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement, or on such accelerated basis as the Committee may determine, for a period of five (5) years (or such other period as the Committee may specify in the option agreement) from the date of such Termination of Employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that if the optionee dies within such period any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (h) Other Termination. Unless otherwise determined by the Committee, if an optionee's Termination of Employment is for any reason other than death, Disability or Retirement, any Stock Option held by such optionee, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three (3) months from the date of such Termination of Employment or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three (3) month period, any unexercised Stock Option held by such optionee shall, notwithstanding the expiration of such three (3) month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of twelve
         (12) months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

                  (i) Cashing Out of Stock Option. On receipt of written notice of exercise, the Committee may elect to cash out all or part of the portion of the shares of Common Stock for which a Stock Option is being exercised by paying the optionee an amount, in cash or Common Stock, equal to the excess of the Fair Market Value of the Common Stock over the option price times the number of shares of Common Stock for which the Option is being exercised on the effective date of such cash-out.

                  (j) Change in Control Cash-out. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, an optionee shall have the right, whether or not the Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this Section 5(j) shall have been exercised. Notwithstanding the foregoing, if any right granted pursuant to this
         Section 5(j) would make a Change in Control transaction ineligible for pooling-of-interests accounting under APB No. 16 that but for the nature of such grant would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for the cash payable pursuant to such right Common Stock with a Fair Market Value equal to the cash that would otherwise be payable hereunder.

                  (k) Deferral of Option Shares. The Committee may from time to time establish procedures pursuant to which an optionee may elect to defer, until a time or times later than the exercise of an Option, receipt of all or a portion of the shares subject to such Option and/or to receive cash at such later time or times in lieu of such deferred shares, all on such terms and conditions as the Committee shall determine. If any such deferrals are permitted, then notwithstanding
         Section 5(d) above, an optionee who elects such deferral shall not have any rights as a stockholder with respect to such deferred shares unless and until certificates representing such shares are actually delivered to the optionee with respect thereto, except to the extent otherwise determined by the Committee.

SECTION 6.  Stock Appreciation Rights

         (a) Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a NonQualified Stock Option, such rights may be granted either at or after the time of grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Stock Option. In addition, Stock Appreciation Rights may be granted without relationship to a Stock Option to employees residing in foreign jurisdictions, where the grant of a Stock Option is impossible or impracticable because of securities or tax laws or other governmental regulations.

         (b) Freestanding Stock Appreciation Rights. A Stock Appreciation Right granted without relationship to a Stock Option, pursuant to Section 6(a), shall be exercisable as determined by the Committee, but in no event after ten years from the date of grant. The base price of a Stock Appreciation Right granted without relationship to a Stock Option shall be the Fair Market Value of a share of Common Stock on the date of grant. A Stock Appreciation Right granted without relationship to a Stock Option shall entitle the holder, upon receipt of such right, to a cash payment determined by multiplying (i) the difference between the base price of the Stock Appreciation Right and the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by (ii) the number of shares of Common Stock as to which such Stock Appreciation Right shall have been exercised. A freestanding Stock Appreciation Right may be exercised by giving written notice of exercise to the Company or its designated agent specifying the number of shares of Common Stock as to which such Stock Appreciation Right is being exercised.

         (c) Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in conjunction with a Stock Option may be exercised by an optionee in accordance with Section 6(d) by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Committee. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 6(d). Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised. A Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

         (d) Tandem Stock Appreciation Right Terms and Conditions. Stock Appreciation Rights granted in conjunction with a Stock Option shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

                  (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable in accordance with the provisions of
         Section 5 and this Section 6.

                  (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash, equal to the excess of the Fair Market Value of one share of Common Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised.

                  (iii) Stock Appreciation Rights shall be transferable only to permitted transferees of the underlying Stock Option in accordance with
         Section 5(e).

                  (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares covered by the Stock Appreciation Right at the time of exercise based on the value of the Stock Appreciation Right at such time.

SECTION 7.  Bonus Shares and Restricted Stock

         (a) Administration. Awards of shares of Common Stock or Restricted Stock may be made either alone or in addition to other Awards granted under the Plan. In addition, a participant may receive unrestricted shares of Common Stock or Restricted Stock in lieu of certain cash payments awarded under other plans or programs of the Company. The Committee shall determine the officers, employees, non-employee directors and other service providers to whom and the time or times at which grants of unrestricted shares of Common Stock and Restricted

Stock will be awarded, the number of shares to be awarded to any participant, the conditions for vesting, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in Section 7(c).

         (b) Awards and Certificates. Awards of unrestricted shares of Common Stock and Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or delivery of one or more stock certificates to the participant, or, in the case of Restricted Stock, a custodian or escrow agent. Any stock certificate issued in respect of unrestricted shares or shares of Restricted Stock shall be registered in the name of such participant. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody or escrow by the Company or its designated agent until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

         (c) Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

                  (i) The Committee may, prior to or at the time of grant, condition the grant or vesting, as applicable, of an award of Restricted Stock upon the attainment of Performance Goals. The Committee may also condition the grant or vesting of Restricted Stock upon the continued service of the participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. The Committee may at any time, in its sole discretion, accelerate or waive, in whole or in part, any of the foregoing restrictions.

                  (ii) Subject to the provisions of the Plan and the terms of the Restricted Stock Award, during the period, if any, set by the Committee, commencing with the date of such Award for which such participant's continued service is required (the "Restriction Period"), and until the later of (A) the expiration of the Restriction Period and
         (B) the date the applicable Performance Goals (if any) are satisfied, the participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock; provided that the foregoing shall not prevent a participant from pledging Restricted Stock as security for a loan, the sole purpose of which is to provide funds to pay the option price for Stock Options.

                  (iii) Except as provided in this paragraph (iii) and Sections 7(c)(i) and 7(c)(ii) or the terms of the Restricted Stock Award, the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company holding the class or series of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends. If so determined by the Committee under the applicable terms of the Restricted Stock Award and subject to Section 15(e) of the Plan, (A) cash dividends on the class or series of Common Stock that is the subject of the Restricted Stock Award shall be automatically deferred and reinvested in additional Restricted Stock, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends, (B) dividends payable in Common Stock shall be paid in the form of Restricted Stock of the same class as the Common Stock with which such dividend was paid, held subject to the vesting of the underlying Restricted Stock, or held subject to meeting Performance Goals applicable only to dividends and (C) dividends paid in other property shall be held subject to the vesting of the underlying Restricted Stock.

                  (iv) Except to the extent otherwise provided under the applicable terms of the Restricted Stock Award and Sections 7(c)(i), 7(c)(ii), 7(c)(v) and 11(a)(ii), upon a participant's Termination of Employment for any reason during the Restriction Period or before the applicable Performance Goals are satisfied, all shares still subject to restriction shall be forfeited by the participant.

                  (v) Except to the extent otherwise provided in Section 11(a)(ii), in the event of a participant's Termination of Employment by reason of Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining restrictions (other than, in the case of Restricted Stock with respect to which a participant is a Covered Employee, satisfaction of the applicable Performance Goals unless the participant's employment is terminated by reason of death or Disability) with respect to any or all of such participant's shares of Restricted Stock.

                  (vi) If and when any applicable Performance Goals are satisfied and the Restriction Period expires without a prior forfeiture of the Restricted Stock, unlegended certificates for such shares shall be delivered to the participant upon surrender of the legended certificates, or the restrictions on such shares shall be removed from the book-entry registration.

SECTION 8.  Performance Units

         (a) Administration. Performance Units may be awarded either alone or in addition to other Awards granted under the Plan. The Committee shall determine the officers, employees, non-employee directors and other service providers to whom, and the time or times at which, Performance Units shall be awarded, the number of Performance Units to be awarded to any participant, the duration of the Award cycle and any other terms and conditions of the Award, in addition to those contained in Section 8(b).

         (b) Terms and Conditions. Performance Units Awards shall be subject to the following terms and conditions.

                  (i) The Committee may, prior to or at the time of the grant, designate Performance Units, in which event it shall condition the settlement thereof upon the attainment of Performance Goals. The Committee may also condition the settlement thereof upon the continued service of the participant. The provisions of such Awards (including without limitation any applicable Performance Goals) need not be the same with respect to each recipient. Subject to the provisions of the Plan and the Performance Units Agreement referred to in Section 8(b)(vi), Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the Award cycle.

                  (ii) Except to the extent otherwise provided in the applicable Performance Unit Agreement and Sections 8(b)(ii) and 11(a)(iii), upon a participant's Termination of Employment for any reason during the Award cycle or before any applicable Performance Goals are satisfied, all rights to receive cash or stock in settlement of the Performance Units shall be forfeited by the participant.

                  (iii) Except to the extent otherwise provided in Section 11(a)(iii), in the event that a participant's employment is terminated (other than for Cause), or in the event of a participant's Retirement, the Committee shall have the discretion to waive, in whole or in part, any or all remaining payment limitations with respect to any or all of such participant's Performance Units.

                  (iv) A participant may elect to further defer receipt of cash or shares in settlement of Performance Units for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee (the "Elective Deferral Period"). Subject to any exceptions adopted by the Committee, such election must generally be made prior to commencement of the Award cycle for the Performance Units in question.

                  (v) At the expiration of the Award cycle, the Committee shall evaluate the Company's performance in light of any Performance Goals for such Award, and shall determine the number of Performance Units granted to the participant which have been earned, and the Committee shall then cause to be delivered (A) a number of shares of Common Stock equal to the number of Performance Units determined by the Committee to have been earned, or (B) cash equal to the Fair Market Value of such number of shares of Common Stock to the participant as determined by the Committee in its discretion (subject to any deferral pursuant to Section 8(b)(iv)).

                  (vi) Each Award shall be confirmed by, and be subject to, the terms of a Performance Unit Agreement.

SECTION 9.  Dividend Equivalents and Interest Equivalents

         (a) The Committee may provide that a participant to whom a Stock Option has been awarded, which is exercisable in whole or in part at a future time for shares of Common Stock (such shares, the "Option Shares") shall be entitled to receive an amount per Option Share, equal in value to the cash dividends, if any, paid per share of Common Stock on issued and outstanding shares, as of the dividend record dates occurring during the period between the date of the Award and the time each such Option Share is delivered pursuant to the exercise of such Stock Option. Such amounts (herein called "dividend equivalents") may, in the discretion of the Committee, be:

                  (i) paid in cash or shares of Common Stock from time to time prior to or at the time of the delivery of such shares of Common Stock or upon expiration of the Stock Option if it shall not have been fully exercised (except that payment of the dividend equivalents on an Incentive Stock Option may not be made prior to exercise); or

                  (ii) converted into contingently credited shares of Common Stock (with respect to which dividend equivalents shall accrue) in such manner, at such value, and deliverable at such time or times, as may be determined by the Committee.

                  Such shares of Common Stock (whether delivered or contingently credited) shall be charged against the limitations set forth in Section 3.

         (b) The Committee, in its discretion, may authorize payment of interest equivalents on any portion of any Award payable at a future time in cash, and interest equivalents on dividend equivalents which are payable in cash at a future time.

SECTION 10. Change in Control Provisions

         (a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

                  (i) Any Stock Options outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

                  (ii) The restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

                  (iii) All Performance Units shall be considered to be earned and payable in full, and any other deferred or other restrictions shall lapse and such Performance Units shall be settled in cash or Common Stock (as determined by the Committee) as promptly as is practicable.

         (b) For purposes of the Plan, a "Change in Control" shall mean the happening of any of the following events:

                  (i) acquisition by any individual, entity or group (with the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that, for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 11(b) or (5) any acquisition of beneficial ownership by Emanual Friedman, Eric Billings, or W. Russell Ramsey (the "Founders"), or any entity that is controlled by one or more of the Founders (the "Founder Affiliates"); or

                  (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                  (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a "Business Combination"), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination or the Founders or Founder Affiliates) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (c) Change in Control Price. For purposes of the Plan, "Change in Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (ii) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such right under Section 5(j) is exercised. To the extent that the consideration paid in any such transaction described above consists all or in part of securities or other non-cash consideration, the value of such securities or other non-cash consideration shall be determined in the sole discretion of the Board.

SECTION 11. Tax Offset Bonuses

         At the time an Award is made hereunder or at any time thereafter, the Committee may grant to the participant receiving such Award the right to receive a cash payment in an amount specified by the Committee, to be paid at such time or times (if ever) as the Award results in compensation income to the participant, for the purpose of assisting the participant to pay the resulting taxes, all as determined by the Committee and on such other terms and conditions as the Committee shall determine.

SECTION 12. Amendment and Termination

         The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of participants under any Award theretofore granted without the participants' consent. In addition, no such amendment shall be made without the approval of the Company's shareholders to the extent such approval is required by law or agreement.

         The Committee may amend the terms of any Stock Option or other Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of any holder without the holder's consent.

         Subject to the above provisions, the Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules as well as other developments, and to grant Awards which qualify for beneficial treatment under such rules without stockholder approval.

SECTION 13. Unfunded Status of Plan

         It is presently intended that the Plan constitute an "unfunded" plan for incentive and deferred compensation. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments; provided, however, that unless the Committee otherwise determines, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

         No Award may be granted under this plan after November 12, 1998. Awards granted before that date shall remain valid in accordance with their terms.

SECTION 14. General Provisions

         (a) The Committee may require each person purchasing or receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to the distribution thereof. The certificates for such shares may include any legend, or, in the case of book-entry registration any notation, which the Committee deems appropriate to reflect any restrictions on transfer.

         Notwithstanding any other provision of the Plan or certificates made pursuant thereto, the Company shall not be required to issue or deliver any stock certificate or certificates for shares of Common Stock, or account for such shares by book-entry registration, under the Plan prior to fulfillment of all of the following conditions:

                  (1) Listing or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Common Stock;

                  (2) Any registration or other qualification of such shares of the Company under any state, federal or foreign law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

                  (3) Obtaining any other consent, approval, or permit from any state or federal governmental agency or foreign governmental body which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

         (b) Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliated Company from adopting other or additional compensation arrangements for its employees.

         (c) Adoption of the Plan shall not confer upon any employee any right to continued employment, nor shall it interfere in any way with the right of the Company or a Subsidiary or an Affiliated Company to terminate the employment of any employee at any time.

         (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Company, withholding obligations may be settled with Common Stock, including Common Stock that is part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and its Subsidiaries or Affiliated Companies shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant. The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with Common Stock.

         (e) Reinvestment of dividends in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Common Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Awards).

         (f) The Committee, in its sole discretion, may establish such procedures as it deems appropriate for a participant to designate a beneficiary to whom any amounts payable in the event of the participant's death are to be paid or by whom any rights of the participant, after the participant's death, may be exercised.

         (g) In the case of a grant of an Award to any employee of a Subsidiary or Affiliated Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to the Subsidiary or Affiliated Company, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary or Affiliated Company will transfer the shares of Common Stock to the employee in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan.

         (h) The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Virginia, without reference to principles of conflict of laws.

SECTION 15. Effective Date of Plan

         The Plan shall be effective November 13, 1998.

Appendix C-1      Summary of Dissenters' Rights

                   Shareholders' Rights of Dissent & Appraisal

         Each holder of FBR Asset Virginia common stock entitled to vote on approval of the Plan of Merger will be entitled to have the fair value of his shares immediately before consummation of the merger paid to him in cash, together with interest, if any, by complying with the provisions of Article 15 of the Virginia Statute ("Article 15"). Under Article 15, the determination of the fair value of a dissenter's shares excludes any appreciation or depreciation in the value of such shares in anticipation of the merger, unless such exclusion is inequitable.

         If you wish to exercise your dissenters' rights, you must send written notice of intent to demand payment for your common stock to FBR Asset Virginia (attention: Secretary) before the taking of the vote on the Plan of Merger. Voting against, abstaining from voting, or failing to vote on approval of the Plan of Merger will not constitute written notice of an intent to demand payment within the meaning of Article 15.

         If you elect to exercise your dissenters' rights, you must not vote for the Plan of Merger with respect to your shares. Voting for the Plan of Merger or delivering a proxy in connection with the special meeting (unless the proxy specifies a vote against, or an abstention from, voting on the Plan of Merger), will constitute a waiver of your dissenters' rights with respect to your shares and will nullify any written notice of an intent to demand payment submitted by you with respect to your shares.

         A holder of record of shares of common stock that are beneficially owned by others may assert dissenters' rights as to less than all of such shares only if the holder dissents with respect to all shares of common stock beneficially owned by any one person and notifies FBR Asset Virginia in writing of the name and address of each person on whose behalf the holder is asserting dissenters' rights. The rights of a partial dissenter under Article 15 are determined as if the shares as to which the holder dissents and the holder's other shares were registered in the names of different stockholders.

         A beneficial holder of common stock may assert dissenters' rights as to shares of common stock held on his behalf only if he: (i) submits to FBR Asset Virginia the record holder's written consent to the dissent not later than the time the beneficial holder asserts dissenters' rights and (ii) does so with respect to all shares of common stock of which he is the beneficial holder or over which he has the power to direct the vote.

         If the merger is consummated, FBR Asset Virginia will, within ten days after the merger's effective date, deliver a dissenters' notice to all holders who satisfied the requirements of Article 15. The dissenters' notice will state where payment demand is to be sent and where and when certificates for shares of dissenting stockholders are to be deposited; (ii) supply a form for demanding payment that includes the date of the first announcement to news media of the merger and requires that the person asserting dissenters' rights certify whether or not such person acquired beneficial ownership of such persons' dissenting shares before or after such date; (iii) set a date by which FBR Asset Virginia must receive the payment demand, which date may not be less than 30 nor more than 60 days after the date of delivery of the dissenters' notice; and (iv) be accompanied by a copy of Article 15.

         A stockholder who is sent a dissenters' notice shall demand payment in accordance with the procedures set forth in the notice and certify that he acquired beneficial ownership of his dissenting shares before, on or after _________. A stockholder who does not demand payment by the date set forth in the dissenters' notice is not entitled to payment for such holder's shares under
Article 15.

         Except as provided below with respect to after-acquired shares, within 30 days after receipt of a payment demand, FBR Asset Virginia shall pay the dissenter the amount that FBR Asset Virginia estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of FBR Asset Virginia to make such payment may be enforced: (i) by the Circuit Court for the City of Richmond, Virginia; or (ii) at the election of any dissenter residing or having its principal office in Virginia, by the circuit court in the city or county where the dissenter resides or has such office. The payment by FBR Asset Virginia will be accompanied by: (i) FBR Asset Virginia's balance


                                     C-1-1
sheet as of the end of a fiscal year ended not more than 16 months before the merger's effective date, an income statement for that year, a statement of changes in stockholders' equity for that year and the latest available interim financial statements, if any; (ii) an explanation of how FBR Asset Virginia estimated the fair value of the dissenting shares and of how the interest was calculated; (iii) a statement of the dissenter's right to demand payment as described below; and (iv) a copy of Article 15.

         FBR Asset Virginia may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the dissenting shares on ___________, in which case FBR Asset Virginia will estimate the fair value of such after-acquired shares, plus accrued interest, and will offer to pay such amount to each dissenter who agrees to accept it in full satisfaction of such dissenter's demand. FBR Asset Virginia will send with such offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment as described below.

         Within 30 days after FBR Asset Virginia makes or offers payment as described above, a dissenter may notify FBR Asset Virginia in writing of the dissenter's own estimate of the fair value of the dissenting shares and the amount of interest due, and demand payment of such estimate (less any payment by FBR Asset Virginia) or reject FBR Asset Virginia's offer and demand payment of such estimate. Failure to do so is deemed a waiver of the dissenter's right to demand payment under Article 15.

         If any such demand for payment remains unsettled, within 60 days after receiving the payment demand, FBR Asset Virginia will petition the Circuit Court for the City of Richmond, Virginia, to determine the fair value of the shares and the accrued interest and make all dissenters whose demands remain unsettled parties to such proceeding, or pay each dissenter whose demand remains unsettled the amount demanded. Each dissenter made a party to such proceeding is entitled to a judgment for: (i) the amount, if any, by which the court finds that the fair value of the dissenting shares, plus interest, exceeds the amount paid by FBR Asset Virginia, or (ii) the fair value, plus accrued interest, of the dissenter's after-acquired shares for which FBR Asset Virginia elected to withhold payment. The court will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and assess the costs against FBR Asset Virginia, or against all or some of the dissenters to the extent the court finds the dissenters did not act in good faith in demanding payment.

================================================================================
The foregoing is only a summary of the rights of a dissenting holder of common stock and is qualified in its entirety by reference to the statutory provisions attached as Appendix C. Any holder of common stock who intends to dissent from the merger should carefully review the text of the statutory provisions and should also consult with such holder's attorney. The failure of a holder of common stock to follow precisely the procedures summarized above, and set forth in Appendix C, may result in the loss of such holder's dissenters' rights. No further notice of the events giving rise to dissenters' rights or any steps associated therewith will be furnished to holders of common stock, except as indicated above or otherwise required by law.
================================================================================

         In general, any dissenting stockholder who perfects his right to be paid the fair value of his common stock in cash will recognize taxable gain or loss for federal income tax purposes upon receipt of such cash. See "Federal Income Tax Laws Applicable to REITs and REIT Shareholders."


                                     C-1-2

Appendix C-2      Statutory Provisions for Dissenters


                Article 15 of the Virginia Stock Corporation Act

                               Dissenters' Rights


ss. 13.1-729.  Definitions.

In this article:

         "Corporation" means the issuer of the shares held by a dissenter before the corporate action, except that (i) with respect to a merger, "corporation" means the surviving domestic or foreign corporation or limited liability company by merger of that issuer, and (ii) with respect to a share exchange, "corporation" means the acquiring corporation by share exchange, rather than the issuer, if the plan of share exchange places the responsibility for dissenters' rights on the acquiring corporation.

         "Dissenter" means a shareholder who is entitled to dissent from corporate action under ss. 13.1-730 and who exercises that right when and in the manner required by ss.ss. 13.1-732 through 13.1-739.

         "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

         "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

         "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

         "Beneficial shareholder" means the person who is a beneficial owner of shares held by a nominee as the record shareholder.

         "Shareholder" means the record shareholder or the beneficial shareholder.

ss. 13.1-730.  Right to dissent.

         A. A shareholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

            1. Consummation of a Plan of Merger to which the corporation is a party (i) if shareholder approval is required for the merger by ss. 13.1-718 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under ss. 13.1-719;

            2. Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;



                                     C-2-1

            3. Consummation of a sale or exchange of all, or substantially all, of the property of the corporation if the shareholder was entitled to vote on the sale or exchange or if the sale or exchange was in furtherance of a dissolution on which the shareholder was entitled to vote, provided that such dissenter's rights shall not apply in the case of (i) a sale or exchange pursuant to court order, or (ii) a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

            4. Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

         B. A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

         C. Notwithstanding any other provision of this article, with respect to a Plan of Merger or share exchange or a sale or exchange of property there shall be no right of dissent in favor of holders of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the Plan of Merger or share exchange or the sale or exchange of property is to be acted on, were (i) listed on a national securities exchange or on the National Association of Securities Dealers Automated Quotation System (NASDAQ) or (ii) held by at least 2,000 record shareholders, unless in either case:

            1. The articles of incorporation of the corporation issuing such shares provide otherwise;

            2. In the case of a Plan of Merger or share exchange, the holders of the class or series are required under the Plan of Merger or share exchange to accept for such shares anything except:

               a. Cash;

               b. Shares or membership interests, or shares or membership interests and cash in lieu of fractional shares (i) of the surviving or acquiring corporation or limited liability company or (ii) of any other corporation or limited liability company which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting at which the Plan of Merger or share exchange is to be acted on, were either listed subject to notice of issuance on a national securities exchange or held of record by at least 2,000 record shareholders or members; or

               c. A combination of cash and shares or membership interests as set forth in subdivisions 2 a and 2 b of this subsection; or

            3. The transaction to be voted on is an "affiliated transaction" and is not approved by a majority of "disinterested directors" as such terms are defined in ss. 13.1-725.

         D. The right of a dissenting shareholder to obtain payment of the fair value of his shares shall terminate upon the occurrence of any one of the following events:

            1. The proposed corporate action is abandoned or rescinded;

            2. A court having jurisdiction permanently enjoins or sets aside the corporate action; or

            3. His demand for payment is withdrawn with the written consent of the corporation.



                                     C-2-2
ss. 13.1-731.  Dissent by nominees and beneficial owners.

         A. A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

         B. A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

            1. He submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

            2. He does so with respect to all shares of which he is the beneficial shareholder or over which he has power to direct the vote.

ss. 13.1-732.  Notice of dissenters' rights.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, the meeting notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         B. If corporate action creating dissenters' rights under ss. 13.1-730 is taken without a vote of shareholders, the corporation, during the ten-day period after the effectuation of such corporate action, shall notify in writing all record shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in ss. 13.1-734.

ss. 13.1-733.  Notice of intent to demand payment.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights (i) shall deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated and (ii) shall not vote such shares in favor of the proposed action.

         B. A shareholder who does not satisfy the requirements of subsection A of this section is not entitled to payment for his shares under this article.

ss. 13.1-734.  Dissenters' notice.

         A. If proposed corporate action creating dissenters' rights under ss. 13.1-730 is authorized at a shareholders' meeting, the corporation, during the ten-day period after the effectuation of such corporate action, shall deliver a dissenters' notice in writing to all shareholders who satisfied the requirements of ss. 13.1-733.

         B. The dissenters' notice shall:

               1. State where the payment demand shall be sent and where and when certificates for certificated shares shall be deposited;

               2. Inform holders of uncertificated shares to what extent
            transfer of the shares will be restricted after the payment demand is received;

               3. Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person


                                     C-2-3
            asserting dissenters' rights certify whether or not he acquired beneficial ownership of the shares before or after that date;

               4. Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date of delivery of the dissenters' notice; and

               5. Be accompanied by a copy of this article.

ss. 13.1-735.  Duty to demand payment.

         A. A shareholder sent a dissenters' notice described in ss. 13.1-734 shall demand payment, certify that he acquired beneficial ownership of the shares before or after the date required to be set forth in the dissenters' notice pursuant to subdivision 3 of subsection B of ss. 13.1-734, and, in the case of certificated shares, deposit his certificates in accordance with the terms of the notice.

         B. The shareholder who deposits his shares pursuant to subsection A of this section retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

         C. A shareholder who does not demand payment and deposits his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

ss. 13.1-736.  Share restrictions.

         A. The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received.

         B. The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder except to the extent that these rights are canceled or modified by the taking of the proposed corporate action.

ss. 13.1-737.  Payment.

         A. Except as provided in ss. 13.1-738, within thirty days after receipt of a payment demand made pursuant to ss. 13.1-735, the corporation shall pay the dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the corporation under this paragraph may be enforced (i) by the circuit court in the city or county where the corporation's principal office is located, or, if none in this Commonwealth, where its registered office is located or (ii) at the election of any dissenter residing or having its principal office in the Commonwealth, by the circuit court in the city or county where the dissenter resides or has its principal office. The court shall dispose of the complaint on an expedited basis.

         B. The payment shall be accompanied by:

            1. The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the effective date of the corporate action creating dissenters' rights, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

            2. An explanation of how the corporation estimated the fair value of the shares and of how the interest was calculated;

            3. A statement of the dissenters' right to demand payment under ss. 13.1-739; and

            4. A copy of this article.



                                     C-2-4
ss. 13.1-738.  After-acquired shares.

         A. A corporation may elect to withhold payment required by ss. 13.1-737 from a dissenter unless he was the beneficial owner of the shares on the date of the first publication by news media or the first announcement to shareholders generally, whichever is earlier, of the terms of the proposed corporate action, as set forth in the dissenters' notice.

         B. To the extent the corporation elects to withhold payment under subsection A of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares and of how the interest was calculated, and a statement of the dissenter's right to demand payment under ss. 13.1-739.

ss. 13.1-739.  Procedure if shareholder dissatisfied with payment or offer.

         A. A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate (less any payment under ss. 13.1-737), or reject the corporation's offer under ss. 13.1-738 and demand payment of the fair value of his shares and interest due, if the dissenter believes that the amount paid under ss. 13.1-737 or offered under ss. 13.1-738 is less than the fair value of his shares or that the interest due is incorrectly calculated.

         B. A dissenter waives his right to demand payment under this section unless he notifies the corporation of his demand in writing under subsection A of this section within thirty days after the corporation made or offered payment for his shares.

ss. 13.1-740.  Court action.

         A. If a demand for payment under ss. 13.1-739 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the circuit court in the city or county described in subsection B of this section to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         B. The corporation shall commence the proceeding in the city or county where its principal office is located, or, if none in this Commonwealth, where its registered office is located. If the corporation is a foreign corporation without a registered office in this Commonwealth, it shall commence the proceeding in the city or county in this Commonwealth where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         C. The corporation shall make all dissenters, whether or not residents of this Commonwealth, whose demands remain unsettled parties to the proceeding as in an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

         D. The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this article. If the court determines that such shareholder has not complied with the provisions of this article, he shall be dismissed as a party.

         E. The jurisdiction of the court in which the proceeding is commenced under subsection B of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

                                     C-2-5

         F. Each dissenter made a party to the proceeding is entitled to judgment (i) for the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the corporation or (ii) for the fair value, plus accrued interest, of his after-acquired shares for which the corporation elected to withhold payment under ss. 13.1-738.

ss. 13.1-741.  Court costs and counsel fees.

         A. The court in an appraisal proceeding commenced under ss. 13.1-740 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters did not act in good faith in demanding payment under ss. 13.1-739.

         B. The court may also assess the reasonable fees and expenses of experts, excluding those of counsel, for the respective parties, in amounts the court finds equitable:

            1. Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of ss.ss. 13.1-732 through 13.1-739; or

            2. Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed did not act in good faith with respect to the rights provided by this article.

         C. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

         D. In a proceeding commenced under subsection A of ss. 13.1-737 the court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.



                                     C-2-6

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.  Indemnification of Officers and Directors

         The Maryland General Corporation Law permits a Maryland corporation to include in its Charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Charter of the Registrant contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

         The Charter of the Registrant authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer or (b) any individual who, while a director of the Registrant and at the request of the Registrant, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason or his status as a present or former director or officer of the Registrant. The Bylaws of the Registrant obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former director or officer who is a made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director of the Registrant and at the request of the Registrant serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise who is made a party to the proceeding by reason of his service in that capacity. The Charter and Bylaws also permit the Registrant to indemnify and advance expenses to any person who served a predecessor of the Registrant in any of the capacities described above and to any employee or agent of the Registrant or a predecessor of the Registrant.

         The Maryland General Corporation Law requires a corporation (unless its Charter provides otherwise, which the Registrant's Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. That Maryland General Corporation Law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

Item 21.  Exhibits and Financial Statement Schedules

         (a)      Exhibits

                  2 Plan of Merger, dated as of _______ ___, 1998, among Registrant and FBR Asset Investment Corporation (attached to the Proxy Statement/Prospectus as Appendix A)

                  3.1     Charter of Registrant

                  3.2     Bylaws of Registrant

                  5       Opinion of Hunton & Williams with respect to legality*

                  8 Opinion of Hunton & Williams with respect to tax consequences of the merger*

                  10.1 Management Agreement, dated December 17, 1997, by and between FBR Asset Investment Corporation and Friedman, Billings, Ramsey Investment Management, Inc.

                  10.2 License Agreement, dated December 17, 1997 by and between FBR Asset Investment Corporation and Friedman, Billings, Ramsey Group, Inc.

                  10.3 Stock Option Agreement, dated December 17, 1997, by and between FBR Asset Investment Corporation and Friedman, Billings, Ramsey Investment Management, Inc.

                  10.4 Sub-management Agreement, dated as of December 17, 1997, by and between Friedman, Billings, Ramsey Investment Management, Inc., and BlackRock Financial Management, Inc.

                  10.5 Assignment Agreement, dated as of December 17, 1998, by and between Friedman, Billings, Ramsey Investment Management, Inc., and BlackRock Financial Management, Inc.

                  10.6 Stock Incentive Plan of FBR Asset Investment Corporation (attached to the Proxy
                          Statement/Prospectus as Appendix B)

                  23.1    Consent of Arthur Andersen LLP

                  23.2 Consent of Hunton & Williams (included in Exhibit 5 and Exhibit 8)*

                  25 Power of Attorney of Officers and Directors of Registrant (included on signature pages of the Registration Statement)

                  27.1    Financial Data Schedule

                  99      Form of Proxy*

         * To be filed by amendment.

Item 22.  Undertakings

         (a) The undersigned Registrant hereby undertakes as follows:

                  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

                      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

                      (iii) To include any material information with respect to
                            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                               Provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
                  4. That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

                  5. That every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

                  6. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (c) The undersigned registrant hereby undertakes to supply by means of the post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Commonwealth of Virginia, on November 13, 1998.

                                   FBR ASSET INVESTMENT CORPORATION
                                   (MARYLAND) (Registrant)


                                   By         /s/ Eric F. Billings
                                     ---------------------------------------
                                   Eric F. Billings
                                   Vice Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 13, 1998. Each of the directors and/or officers of FBR Asset Investment Corporation (Maryland) whose signature appears below hereby appoints Eric F. Billings and Elaine M. Clancy, and both of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below and to file with the Commission, any and all amendments, including post-effective amendments to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable FBR Asset Investment Corporation (Maryland) to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.

                   Signature                                                 Title
                   ---------                                                 -----

/s/ Emanuel J. Friedman                                    Chairman of the Board of Directors
-------------------------------------
Emanuel J. Friedman

/s/ Eric F. Billings                                       Vice Chairman, Chief Executive Officer
-------------------------------------                      and Director (Principal Executive Officer)
Eric F. Billings

/s/ W. Russell Ramsey                                      President, Secretary and Director
-------------------------------------
W. Russell Ramsey

/s/ Elaine M. Clancy                                       Chief Financial Officer
-------------------------------------                      (Principal Financial Officer)
Elaine M. Clancy

/s/ Stephen D. Harlan                                      Director
-------------------------------------
Stephen D. Harlan

/s/ Webb Hayes                                             Director
-------------------------------------
Webb Hayes

                            EXHIBIT INDEX

      Exhibit Number                         Exhibit                                 Page
      --------------                         -------                                 ----

            2             Plan of Merger, dated as of _______ ___, 1998, among
                          Registrant and FBR Asset Investment Corporation
                          (attached to the Proxy Statement/Prospectus as Appendix A)

            3.1           Charter of Registrant

            3.2           Bylaws of Registrant

            5             Opinion of Hunton & Williams with respect to legality*

            8 Opinion of Hunton & Williams with respect to tax consequences of the merger*

           10.1 Management Agreement, dated December 17, 1997, by and between FBR Asset Investment Corporation and Friedman,
                          Billings, Ramsey Investment Management, Inc.

           10.2 License Agreement, dated December 17, 1997 by and between FBR Asset Investment Corporation and Friedman,
                          Billings, Ramsey Group, Inc.

           10.3 Stock Option Agreement, dated December 17, 1997, by and between FBR Asset Investment Corporation and
                          Friedman, Billings, Ramsey Investment Management, Inc.

           10.4           Sub-management Agreement, dated as of December 17,
                          1997, by and between Friedman, Billings, Ramsey
                          Investment Management, Inc., and BlackRock Financial
                          Management, Inc.

           10.5 Assignment Agreement, dated as of December 17, 1998, by and between Friedman, Billings, Ramsey Investment
                          Management, Inc., and BlackRock Financial Management,
                          Inc.

           10.6           Stock Incentive Plan of FBR Asset Investment
                          Corporation (attached to the Proxy
                          Statement/Prospectus as Appendix B)

           23.1           Consent of Arthur Andersen LLP

           27.1           Financial Data Schedule


           23.2           Consent of Hunton & Williams (included in Exhibit 5
                          and Exhibit 8)

           25             Power of Attorney of Officers and Directors of
                          Registrant (included on signature pages of the Registration Statement)

           99             Form of Proxy*



*  To be filed by amendment.